As filed with the Securities and Exchange Commission on April 3, 2015

Registration No. 333-202831

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

to

Form S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

LMI AEROSPACE, INC.

(Exact Name of Registrant as Specified in its Charter)

Missouri	3728	43-1309065
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number of each Registrant)	(I.R.S. Employer Identification Number.)

411 Fountain Lakes Boulevard

St. Charles, Missouri 63301

(636) 946-6525

(Address, Including Zip Code, and Telephone Number, Including Area Code, of each Registrant’s Principal Executive Offices)

See Table of Additional Registrants Below

Clifford C. Stebe, Jr.

Chief Financial Officer

LMI Aerospace, Inc.

411 Fountain Lakes Boulevard

St. Charles, Missouri 63301

(636) 946-6525

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Ruben K. Chuquimia, Esq.

Polsinelli PC

100 South Fourth Street, Suite 1000

St. Louis, Missouri 63102

(314) 889-8000

Approximate date of commencement of proposed sale to public:

As soon as practicable after the effective date of this registration statement.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Company Tender Offer)  ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer  ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

Table of Additional Registrants

Exact Name of Additional Registrants	I.R.S. Employer Identification Number	Jurisdiction of Incorporation
D3 Technologies, Inc.	33-0001835	California

Integrated Technologies, Inc.	91-1455690	Washington

Leonard’s Metal, Inc.	43-1817256	Missouri

LMI Kitting, LLC	20-8780947	Delaware

LMI Finishing, Inc. (LMI Tulsa)	73-1451277	Missouri

Ozark Mountain Technologies, LLC	80-0792514	Delaware

Precise Machine Co.	43-1824886	Missouri

TASS, Inc.	91-1832000	Washington

TASS Asia Pacific PTY LTD	27-0314153	Australia

TASS-EU Limited	26-4561084	United Kingdom

Tempco Engineering, Inc.	43-1920593	Missouri

Valent Aerostructures, LLC	27-0928049	Delaware

Valent Aerostructures — Lenexa, LLC	43-1867083	Kansas

Valent Aerostructures — St. Louis, Inc.	43-1182131	Missouri

Valent Aerostructures — Tulsa, LLC	26-2087623	Delaware

Valent Aerostructures — Wichita, LLC	56-2654415	Delaware

Valent Aerostructures — Washington, LLC	26-3003853	Delaware

Versaform Corp.	95-3320873	California

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED                 , 2015

PROSPECTUS

LMI AEROSPACE, INC.

Offer to Exchange up to

$245,000,000

Aggregate Principal Amount of

Newly Issued

7.375% Second-Priority Senior Secured Notes due 2019 and related guarantees

Registered under the Securities Act of 1933, as Amended

For

a Like Principal Amount of

Outstanding

Restricted 7.375% Second-Priority Senior Secured Notes due 2019 and related guarantees

Issued on June 19, 2014

On June 19, 2014, LMI Aerospace, Inc. issued $250,000,000 aggregate principal amount of restricted 7.375% Second-Priority Senior Secured Notes due 2019 and related guarantees. During the quarter ended September 30, 2014, we repurchased and retired $5,000,000 aggregate principal amount of such notes and related guarantees at a premium of 1.125%, plus accrued interest. We refer to the remaining outstanding $245,000,000 aggregate principal amount of restricted 7.375% Second-Priority Senior Secured Notes due 2019 and related guarantees as the “Original Notes.” We are offering to exchange up to $245,000,000 aggregate principal amount of new 7.375% Second-Priority Senior Secured Notes due 2019 and related guarantees, registered under the Securities Act of 1933, as amended, which we refer to as the “Exchange Notes,” for all of our outstanding Original Notes. We refer to this offer to exchange as the “Exchange Offer.”

We will exchange all Original Notes that are validly tendered and not validly withdrawn prior to the expiration of the Exchange Offer. You may withdraw tenders of Original Notes at any time before the Exchange Offer expires.

Terms of the Exchange Offer

•	Expires 5:00 p.m., New York City time, on , 2015, unless we extend it.

•	You may withdraw tendered outstanding Original Notes any time before the expiration or termination of the Exchange Offer.

•	We will exchange all outstanding Original Notes that are validly tendered and not validly withdrawn prior to the expiration of the Exchange Offer for an equal principal amount of Exchange Notes.

•	We will not receive any proceeds from the issuance of Exchange Notes in the Exchange Offer.

•	We believe the exchange of Original Notes for Exchange Notes pursuant to the Exchange Offer will not be a taxable event for United States federal income tax purposes. See “Certain Material United States Federal Income Tax Considerations” on page 102 for more information.

•	The terms of the Exchange Notes to be issued will be substantially identical to the Original Notes, except that the Exchange Notes will be registered under the Securities Act of 1933, as amended, or the “Securities Act,” and the transfer restrictions and registration rights and related additional interest provisions applicable to the Original Notes will not apply to the Exchange Notes.

•	Broker-dealers who receive Exchange Notes pursuant to the Exchange Offer must acknowledge that they will deliver a prospectus in connection with any resale of such Exchange Notes.

•	Broker-dealers who acquired the Original Notes as a result of market- making or other trading activities may use this prospectus for the Exchange Offer, as supplemented or amended, in connection with resales of the Exchange Notes.

The Exchange Notes will be fully and unconditionally guaranteed (the “Note Guarantees”), jointly and severally, on a second-priority senior secured basis by each of our existing and future wholly-owned restricted subsidiaries (other than any immaterial subsidiaries and certain restricted subsidiaries that are less than wholly-owned by us), which we refer to as the “Guarantors.” The Exchange Notes and the Note Guarantees will rank senior in right of payment to all of our subordinated indebtedness, as well as the subordinated indebtedness of the Guarantors, and equal in right of payment with all of our and the Guarantors’ existing and future senior indebtedness, including indebtedness under our senior secured revolving credit facility (the “Revolving Credit Facility”). As a consequence of the terms of lien subordination under an intercreditor agreement, the Exchange Notes and the Note Guarantees will be effectively subordinated to our Revolving Credit Facility to the extent of the value of the collateral that will secure such indebtedness.

See “Risk Factors” beginning on page 10 for a discussion of risks that should be considered by holders prior to tendering their Original Notes.

We do not intend to list the Exchange Notes on any securities exchange or to seek approval through any automated quotation system, and no active public market for the Exchange Notes is anticipated.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is             , 2015.

If you are a broker-dealer that receives Exchange Notes for your own account pursuant to the Exchange Offer, you must acknowledge that you will deliver a prospectus in connection with any resale of the Exchange Notes. The letter of transmittal accompanying this prospectus states that, by so acknowledging and by delivering a prospectus, you will not be deemed to admit that you are an “underwriter” within the meaning of the Securities Act. You may use this prospectus, as we may amend or supplement it in the future, for your resales of Exchange Notes. We will use commercially reasonable efforts to have the registration statement, of which this prospectus forms a part, remain effective for a period ending on the earlier of (i) 180 days from the date on which this registration statement is declared effective and (ii) the date on which all participating broker-dealers have sold all Exchange Notes held by them. We will also amend or supplement this prospectus during this 180-day period, if requested by one or more participating broker-dealers, in order to expedite or facilitate such resales.

This prospectus incorporates important business and financial information that is not included in or delivered with this document. This information is available without charge upon written or oral request. To obtain timely delivery, note holders must request the information no later than five business days before the expiration date. The expiration date is                     , 2015. See “Incorporation of Documents by Reference.” Materials can be requested by contacting the Company at:

LMI Aerospace, Inc.

Attention: Corporate Secretary

411 Fountain Lakes Boulevard

St. Charles, Missouri 63301

(636) 946-6525

You should rely only on the information contained in this document and any supplement, including the periodic reports and other information we file with the Securities and Exchange Commission or to which we have referred you. See “Where You Can Find Additional Information.” The Company has not authorized anyone to provide you with information that is different. If anyone provides you with different or inconsistent information, you should not rely on it. The Company is not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted, where the person making the offer is not qualified to do so, or to any person who cannot legally be offered the securities.

i

MARKET AND INDUSTRY DATA

Throughout this prospectus we rely on and refer to information and statistics regarding the aerospace industry. We obtained this information and these statistics from various third-party sources, discussions with our customers, management’s knowledge of the industry and our own internal good faith estimates. We believe that these sources and estimates are reliable, but we have not independently verified them and cannot guarantee their accuracy or completeness.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). They can be identified by the use of forward-looking words, such as “may,” “could,” “should,” “estimate,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “target,” “plan,” “providing guidance” or other comparable words, or by discussions of strategy that may involve risks and uncertainties. We caution you that these forward-looking statements based on estimates, projections, beliefs and assumptions, are only predictions, and are not guarantees of future events or results. Such statements are subject to known and unknown risks, uncertainties and assumptions that could cause actual results to differ materially from those in the forward-looking statements. Some factors that could cause actual results to differ include:

•	difficulties with the implementation of the Company’s growth strategy particularly related to unanticipated costs relating to the Company’s manufacture of new parts for its current customers and/or new customers;

•	demand decline for design engineering services and continued insourcing of such services by our customers;

•	the Company’s ability to comply with its debt covenants and the increased leverage of the Company;

•	competitive pressures, such as pricing, relating to low-cost foreign labor, capital investment to secure new work, and customers requiring discounts to achieve program extensions;

•	the Company’s ability to stay current with technological changes, such as the development of alternative aerospace materials, changes in manufacturing techniques and new engineering software;

•	a reduction in the number of suppliers and increases in competition resulting from consolidation within the aerospace industry;

•	supply chain performance and support;

•	the Company’s ability to accurately estimate its costs under long-term, fixed-price contracts including contracts for design-build programs;

•	performing effectively in the face of record high production rates, including integrating new people, equipment and processes;

•	asserted and unasserted claims, and in particular, the Company’s ability to successfully negotiate claims relating to cost over-runs of work performed under certain customer contracts;

•	inability to timely deliver new products and within quality specifications;

•	new senior management’s ability to integrate into their new roles, and access to and retention of qualified workers and management;

•	the Company’s ability to generate sufficient cash flow to fund interest payments and investment in working capital needs;

•	changes in the quality, costs and availability of the Company’s raw materials, principally aluminum;

ii

•	governmental funding for certain military programs that utilize the Company’s products;

•	environmental matters;

•	our ability to avoid or recover from cyber-based or other security attacks, information technology failures or other disruptions;

•	changes in accounting principles or new accounting standards;

•	compliance with laws and regulations;

•	the political environment in Mexico, where the Company has manufacturing operations; and

•	other factors discussed from time to time in our filings with the U.S. Securities and Exchange Commission (the “Commission”), including factors discussed under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2014, filed with the Commission on March 16, 2015.

These and other risks are discussed in the section titled “Risk Factors.” Actual results may differ materially from those contained in the forward-looking statements in this prospectus. Any forward-looking statements are based on information currently available to us. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the Commission, we are under no obligation to publicly update or revise any forward-looking statements included in this prospectus, whether as a result of any new information, future events or otherwise. You should not place undue reliance on our forward-looking statements. Although we believe that the expectations reflected in forward-looking statements are reasonable, we cannot guarantee future results or performance.

iii

SUMMARY

This summary highlights information contained elsewhere in or incorporated by reference into this prospectus. This summary does not contain all of the information that you should consider when deciding whether to participate in the Exchange Offer. You should read the following summary together with the entire prospectus and the accompanying letter of transmittal, including the more detailed information regarding our Company, the Exchange Notes and the consolidated financial statements and the related notes incorporated by reference into this prospectus. You should also carefully consider, among other things, the matters discussed in the section titled “Risk Factors” in this prospectus before making an investment decision. Some of the statements in this prospectus constitute forward-looking statements. See “Cautionary Note Regarding Forward-Looking Statements.”

Unless otherwise indicated, the terms “Company,” “Issuer,” “LMI,” “us,” “we” and “our” refer to LMI Aerospace, Inc. and its subsidiaries.

Our Company

We supply complex structural assemblies, structures, components and kits, and provide design engineering services to the aerospace and defense markets. Our broad array of manufacturing, supply chain management and value added engineering services are utilized by customers in the large commercial, corporate and regional, and military aircraft markets. We also provide prototyping, testing and design capabilities to customers in support of new product development and in-service aircraft. We are a preferred supplier to original equipment manufacturers (each, an “OEM”) and Tier 1 aerospace suppliers. In addition to aerospace products, we produce components and assemblies for the broader industrial sector.

Our customer base includes several major global OEMs and Tier 1 suppliers in the large commercial, corporate and regional, and military aircraft markets of the aerospace industry. We provide components, assemblies and services to the following platforms:

1.	Large Commercial Jets, such as Boeing 737, 747, 767, 777, 787, and Airbus A350

2.	Corporate and Regional Jets, such as the Gulfstream G280, G450, G550 and G650; Lear 85; Challenger 604 and 605; Bombardier Global Express, C-Series and CRJ; and Mitsubishi Regional Jet

3.	Military Aircraft, such as the Sikorsky UH-60 Black Hawk; Embraer KC-390; Lockheed Martin F-35 Joint Strike Fighter (“JSF”); Boeing KC-46 Pegasus, F-15 Eagle, F/A-18 Hornet, C-17 Globemaster, AH-64 Apache and V-22 Osprey

We have deep and long standing relationships with many leading OEMs and Tier 1 suppliers including, Spirit AeroSystems, Gulfstream Aerospace Corporation, The Boeing Company, Aviation Partners Boeing, Triumph Group and Bombardier. We have a diverse portfolio of products, many of which are supplied under long-term agreements with our customers whereby the customer generally commits to purchase all of its requirements of a particular component from us on a sole-source basis. For the fiscal year ended December 31, 2014, we generated net sales of $387.8 million.

The following charts depict our net sales by business segment, by end market, and by platform, each for the fiscal year ended December 31, 2014.

Note: Segments figures are not adjusted for intercompany eliminations. Dollars in millions.

Segments Overview

We offer our products and services through two operating and reporting segments: Aerostructures and Engineering Services. Our Aerostructures and Engineering Services segments have combined their expertise to form an integrated team that we believe provides customers with fully integrated, seamless, innovative and strategic full life-cycle solutions. Our consolidated team is committed to a high level of customer service with the goal of ensuring each project progresses smoothly through the design-to-production process.

Aerostructures

Our Aerostructures segment fabricates, machines, finishes, integrates, assembles and kits close tolerance aluminum, titanium, specialty alloy and composite components and higher level assemblies for use by the aerospace and defense industries. We also provide value-added services related to the design, production, assembly and distribution of aerospace components and deliver kits of products directly to customer points of use. We believe these value-added services strengthen our position as a preferred supplier by improving overall production efficiencies and providing value for our customers.

In December 2012, we acquired Valent Aerostructures, which is part of our Aerostructures segment and provides significant content for several major commercial, corporate jet and military platforms including the Boeing 737, 747, 777, 787, JSF, V-22, F-15, F-18 and Gulfstream G450, G550 and G650. With this acquisition, we broadened our capabilities within our Aerostructures segment in high speed machining, complex assemblies, processing and major program management.

Our Aerostructures segment manufactures a broad portfolio of products for integration into a variety of aircraft platforms served by leading OEMs and Tier 1 aerospace suppliers. We are a sole-source provider, under long-term agreements, of many of the products that we manufacture. Substantially all of our components and assemblies are based on designs and specifications prepared and furnished by our customers.

Engineering Services

Our Engineering Services segment provides a complete range of integrated design and manufacturing solutions directly to our customers as well as our Aerostructures segment, supporting aircraft product life-cycles from conceptual design, analysis and certification through production support, fleet support and service life extensions via a complete turnkey engineering solution to leading OEMs and Tier 1 aerospace suppliers. We utilize our skills to provide our customers with unique solutions to improve their cost to manufacture aircraft, reduce weight and improve fuel efficiency. As of December 31, 2014, we employed approximately 260 engineers and engineering-related personnel who have extensive experience across multiple disciplines, enabling us to creatively address the needs of our customers throughout the life-cycle of our customers’ programs. We have the ability to work with OEM customers to launch new programs by assisting with preliminary and conceptual design, certification planning support, risk mitigation and producibility trade studies, and the development of high level program schedules and resource planning. Working with our customers in early stages better positions us to provide tooling design support in the fabrication stage as well as modifications and upgrades throughout the platform’s life-cycle.

Our Engineering Services segment provides a complete range of engineering design, analysis, repair, certification and program management services for the aerospace industry. The following table describes key engineering services we provide and key customers we serve:

Key Services	Key Customers
Structural design and analysis	Boeing
Aircraft modification engineering	Triumph
Systems design and integration	Bombardier
Tool design and fabrication	Airbus
Manufacturing engineering	U.S. Department of Defense (U.S. Navy)
After-market engineering and support services	United Technologies
Aviation training system
Aviation maintenance engineering
Aviation system software engineering

Corporate Information

We are a Missouri corporation. Our principal executive offices are located at 411 Fountain Lakes Blvd., St. Charles, Missouri 63301. Our telephone number there is (636) 946-6525. The address of our website is www.lmiaerospace.com. The information set forth on, or connected to, our website is expressly not incorporated by reference into, and does not constitute a part of, this prospectus.

The Exchange Offer

The summary below describes the principal terms of the Exchange Offer and is not intended to be complete. Certain of the terms and conditions described below are subject to important limitations and exceptions. The section of this prospectus titled “The Exchange Offer” contains a more detailed description of the terms and conditions of the Exchange Offer.

On June 19, 2014, we issued and sold $250.0 million aggregate principal amount of Original Notes to RBC Capital Markets, LLC, Wells Fargo Securities, LLC and SunTrust Robinson Humphrey, Inc. We refer to these parties collectively in this prospectus as the “initial purchasers.” In connection with this sale, we and the Guarantors entered into a registration rights agreement with the initial purchasers of the Original Notes in which we agreed, among other things, to deliver this prospectus to you and to complete an Exchange Offer for the Original Notes. During the quarter ended September 30, 2014, we repurchased and retired $5,000,000 aggregate principal amount of Original Notes at a premium of 1.125%, plus accrued interest. We are offering to exchange up to $245,000,000 aggregate principal amount of Exchange Notes for all of our outstanding Original Notes.

Notes Offered	$245.0 million aggregate principal amount of 7.375% Second-Priority Senior Secured Notes due 2019 and related guarantees.

The exchange of the Original Notes for Exchange Notes will be registered under the Securities Act. The terms of the Exchange Notes and Original Notes are identical in all material respects, except for transfer restrictions, registration rights relating to the Original Notes and certain provisions relating to increased interest rates in connection with the Original Notes under circumstances related to the timing of the Exchange Offer. You are urged to read the discussions under the heading “The Exchange Notes” in this Summary for further information regarding the Exchange Notes.

The Exchange Offer	We are offering to exchange the Exchange Notes for up to $245.0 million aggregate principal amount of the Original Notes.

Original Notes may be exchanged only in denominations of $2,000 and any integral multiple of $1,000 in excess thereof. In this prospectus, the term “Exchange Offer” means this offer to exchange Exchange Notes for Original Notes in accordance with the terms set forth in this prospectus and the accompanying letter of transmittal. You are entitled to exchange your Original Notes for Exchange Notes.

Expiration Date; Withdrawal of Tender	The Exchange Offer will expire at 5:00 p.m., New York City time, on , 2015, or such later date and time to which it may be extended by us. The tender of Original Notes pursuant to the Exchange Offer may be withdrawn at any time prior to the expiration date of the Exchange Offer. Any Original Notes not accepted for exchange for any reason will be returned without expense to the tendering holder thereof promptly after the expiration or termination of the Exchange Offer.

Conditions to the Exchange Offer	Our obligation to accept for exchange, or to issue Exchange Notes in exchange for, any Original Notes is subject to customary conditions relating to compliance with any applicable law or any applicable interpretation by the staff of the Commission, the receipt of any applicable governmental approvals and the absence of any actions or proceedings of any governmental agency or court which could materially impair our ability to consummate the Exchange Offer. See “The Exchange Offer — Conditions to the Exchange Offer.”

Procedures for Tendering Original Notes	If you wish to accept the Exchange Offer and tender your Original Notes, you must either:

•	complete, sign and date the letter of transmittal, or a facsimile of the letter of transmittal, in accordance with its instructions and the instructions in this prospectus, and mail or otherwise deliver such letter of transmittal, or the facsimile, together with the Original Notes and any other required documentation, to the exchange agent at the address set forth herein; or

•	if Original Notes are tendered pursuant to book-entry procedures, the tendering holder must arrange with the Depository Trust Company (“DTC”), to cause an agent’s message to be transmitted through DTC’s Automated Tender Offer Program System with the required information (including a book-entry confirmation) to the exchange agent.

If you wish to tender your outstanding Original Notes and your outstanding Original Notes are not immediately available or you cannot deliver your outstanding Original Notes, the applicable letter of transmittal or any other documents required by the applicable letter of transmittal or comply with the applicable procedures under DTC’s Automated Tender Offer Program prior to the expiration date, you must tender your outstanding Original Notes according to the guaranteed delivery procedures set forth in this prospectus under “The Exchange Offer — Guaranteed Delivery Procedures.”

Consequences of Failure to Exchange	If you are eligible to participate in this Exchange Offer and you do not tender your Original Notes as described in this prospectus, your Original Notes may continue to be subject to transfer restrictions. As a result of the transfer restrictions and the availability of Exchange Notes, the market for the Original Notes is likely to be much less liquid than before this Exchange Offer. The Original Notes will, after this Exchange Offer, bear interest at the same rate as the Exchange Notes. The Original Notes will not retain any rights under the registration rights agreement.

Broker-Dealers	Each broker-dealer that receives Exchange Notes for its own account in exchange for Original Notes, where such Original Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. See “Plan of Distribution.”

Use of Proceeds	We will not receive any proceeds from the Exchange Offer. See “Use of Proceeds.”

Exchange Agent	U.S. Bank National Association is serving as the exchange agent in connection with the Exchange Offer.

Fees and Expenses	We will pay all expenses related to this Exchange Offer. See “Exchange Offer — Fees and Expenses.”

U.S. Federal Income Tax Consequences	The exchange of Original Notes for Exchange Notes pursuant to the Exchange Offer should not be a taxable event for U.S. Federal income tax purposes. See “Certain Material U.S. Federal Income Tax Considerations.”

The Exchange Notes

The summary below describes the principal terms of the Exchange Notes and is not intended to be complete. The terms of the Exchange Notes to be issued will be substantially identical to the Original Notes, except that the Exchange Notes will be registered under the Securities Act, and the transfer restrictions, registration rights and additional interest provisions applicable to the Original Notes will not apply to the Exchange Notes. Certain of the terms and conditions described below are subject to important limitations and exceptions. The “Description of the Exchange Notes” section of this prospectus contains a more detailed description of the terms and conditions of the Exchange Notes.

Company	LMI Aerospace, Inc., a Missouri corporation.

Notes Offered	$245.0 million in aggregate principal amount of 7.375% Second-Priority Senior Secured Notes due 2019 and related guarantees.

Maturity Date	July 15, 2019.

Interest Payment Dates	Interest on the Exchange Notes is payable on January 15 and July 15 of each year, beginning on July 15, 2015.

Guarantees	The Exchange Notes will be fully and unconditionally guaranteed, jointly and severally, on a senior secured basis by each of our existing and future wholly-owned restricted subsidiaries (other than any immaterial subsidiaries and certain restricted subsidiaries that are less than wholly-owned by us). See “Description of the Exchange Notes — Brief Description of the Exchange Notes and the Note Guarantees.”

As of and for the fiscal year ended December 31, 2014, our foreign subsidiaries contributed approximately 0.4% of our consolidated revenue and approximately 0.3% of our consolidated assets.

Ranking	The Exchange Notes and the Note Guarantees will rank senior in right of payment to all of our and the Guarantors’ subordinated indebtedness and equal in right of payment with all of our and the Guarantors’ existing and future senior indebtedness, including indebtedness under our Revolving Credit Facility. As a consequence of the terms of lien subordination under an intercreditor agreement, the Exchange Notes and the Note Guarantees will be effectively subordinated to our Revolving Credit Facility to the extent of the value of the collateral that will secure such indebtedness. In addition, the Exchange Notes and the Note Guarantees will be effectively subordinated to certain of our other existing indebtedness, including industrial revenue bonds, capital leases and other notes payable, to the extent of the value of the collateral that secures such existing indebtedness. See “Description of Other Indebtedness.”

Security

The Exchange Notes and the Note Guarantees will be secured by liens on substantially all of our and the Guarantors’ assets, subject to certain exceptions and permitted liens. The liens will be contractually subordinated to the liens on our and the Guarantors’ assets that secure indebtedness under our Revolving Credit Facility as a result of the lien subordination provisions of an intercreditor agreement. The liens securing the Exchange Notes and the Note Guarantees will also be subordinated to the liens that secure certain of our other existing indebtedness, including industrial revenue bonds, capital leases and other notes payable, the aggregate amount of which was approximately $24.0 million as of December 31, 2014. See “Description of Other Indebtedness.”

Optional Redemption	Prior to January 15, 2017 we may, at our option, redeem up to 35% of the Exchange Notes with the net proceeds of certain equity offerings at the premium set forth in this prospectus plus accrued and unpaid interest to the date of redemption. Prior to January 15, 2017, we may also, at our option, redeem the Exchange Notes in whole or in part upon payment of a “make-whole” premium plus accrued and unpaid interest to the date of redemption. On and after January 15, 2017, we may, at our option, redeem the Exchange Notes in whole or in part at the redemption prices specified in this prospectus plus accrued and unpaid interest to the date of redemption. See “Description of the Exchange Notes — Optional Redemption.” Prior to January 15, 2017 we may, at our option, redeem up to 10% of the Exchange Notes per annum at a redemption price of 103.000% of the principal amount thereof plus accrued and unpaid interest to the date of repurchase and additional amounts, if any. See “Description of the Exchange Notes — Optional Redemption.”

During the quarter ended September 30, 2014, we repurchased and retired $5,000,000 aggregate principal amount of the 7.375% Second-Priority Senior Secured Notes due 2019 at a premium of 1.125%, plus accrued interest.

Change of Control	If a change of control occurs, the holders of the Exchange Notes will have the right to require us to repurchase their Exchange Notes, in whole or in part, at a purchase price of 101% of the principal amount thereof plus accrued and unpaid interest to the date of repurchase. See “Description of the Exchange Notes — Repurchase at the Option of Holders — Change of Control.”

Asset Sale Offer	We may be required to use the net proceeds of certain asset sales to offer to purchase Exchange Notes at an offer price in cash equal to 100% of the principal amount of the Exchange Notes plus accrued and unpaid interest to the date of purchase.

Certain Indenture Provisions	The indenture governing the Original Notes and the Exchange Notes (the “Indenture”) limits our ability and the ability of our restricted subsidiaries to, among other things:

•	incur additional indebtedness or issue certain preferred stock;

•	pay dividends, redeem subordinated debt or make other restricted payments;

•	make certain investments or acquisitions;

•	grant or permit certain liens on our assets;

•	enter into certain transactions with affiliates;

•	merge, consolidate or transfer all or substantially all of our assets;

•	incur dividend or other payment restrictions affecting certain of our subsidiaries;

•	transfer, sell or acquire assets, including capital stock of our subsidiaries; and

•	change the general nature of the business we conduct.

These covenants are subject to a number of important exceptions. See “Description of the Exchange Notes — Certain Covenants.”

No Public Market	The Exchange Notes will be a new issue of securities for which there is currently no established market. We do not intend to apply for a listing of the Exchange Notes on any securities exchange or an automated dealer quotation system. We cannot assure you that a liquid market for the Exchange Notes will develop or be maintained.

Use of proceeds	We will not receive any proceeds from the issuance of the Exchange Notes pursuant to the Exchange Offer. See “Use of Proceeds.”

Risk factors	You should carefully consider all information in this prospectus. In particular, you should evaluate the specific risks described in the section titled “Risk Factors” in this prospectus and in the documents incorporated by reference herein for a discussion of risks relating to an exchange of Original Notes for Exchange Notes. Please read that section carefully before you decide whether to exchange Original Notes for Exchange Notes.

RISK FACTORS

You should carefully consider the risk factors described below and all of the information contained in or incorporated by reference into this prospectus before making a decision to participate in the Exchange Offer. If any of those risks actually occurs, our business, financial condition and results of operations could suffer and could cause the value of the Exchange Notes to decline, which in turn could cause you to lose all or part of your investment. The risks and uncertainties described in this prospectus and the documents incorporated herein by reference are not the only ones facing us. Additional risks and uncertainties that we do not presently know about or that we currently believe are not material may also adversely affect our business, financial condition, results of operations and prospects. The risks discussed below also include forward-looking statements, and our actual results may differ substantially from those discussed in these forward-looking statements. See “Cautionary Note Regarding Forward-Looking Statements” in this prospectus.

Risks Related to the Exchange Offer

If you fail to exchange your Original Notes for Exchange Notes, your Original Notes will continue to be subject to restrictions on transfer and may become less liquid.

We did not register the resale of the Original Notes under the Securities Act or any state securities laws, nor do we intend to after the Exchange Offer. In general, you may only offer or sell the Original Notes if the resale is registered under the Securities Act and applicable state securities laws, or offered and sold under an exemption from these requirements. If you do not exchange your Original Notes in the Exchange Offer, you will lose your right to have the Original Notes registered under the Securities Act, subject to certain exceptions. If you continue to hold Original Notes after the Exchange Offer, you may be unable to sell the Original Notes.

Because we anticipate that most holders of Original Notes will elect to exchange their Original Notes, we expect that the liquidity of the market for any Original Notes remaining after the completion of the Exchange Offer will be substantially limited. Any Original Notes tendered and exchanged in the Exchange Offer will reduce the aggregate principal amount of the Original Notes outstanding. Following the Exchange Offer, if you do not tender your Original Notes you generally will not have any further registration rights, and your Original Notes will continue to be subject to certain transfer restrictions. Accordingly, the liquidity of the market for the Original Notes could be adversely affected.

If an active trading market for the Exchange Notes does not develop, the liquidity and value of the Exchange Notes could be harmed.

There is no existing market for the Exchange Notes. An active public market for the Exchange Notes may not develop or, if developed, may not continue. If an active public market does not develop or is not maintained, you may not be able to sell your Exchange Notes at their fair market value or at all.

Even if a public market for the Exchange Notes develops, trading prices will depend on many factors, including prevailing interest rates, our operating results and the market for similar securities. Historically, the market for non-investment grade debt has been subject to disruptions that have caused substantial volatility in the prices of securities similar to the Exchange Notes. Declines in the market for debt securities generally may also materially and adversely affect the liquidity of the Exchange Notes, independent of our financial performance.

You must comply with the Exchange Offer procedures in order to receive Exchange Notes.

The Exchange Notes will be issued in exchange for the Original Notes only after timely receipt by the exchange agent of the Original Notes or a book-entry confirmation related thereto, a properly completed and executed letter of transmittal or an agent’s message and all other required documentation. If you want to tender your Original Notes in exchange for Exchange Notes, you should allow sufficient time to ensure timely delivery.

Neither we nor the exchange agent are under any duty to give you notification of defects or irregularities with respect to tenders of Original Notes for exchange. Original Notes that are not tendered or are tendered but not accepted will, following the Exchange Offer, continue to be subject to the existing transfer restrictions. In addition, if you tender the Original Notes in the Exchange Offer to participate in a distribution of the Exchange Notes, you will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. For additional information, please refer to the sections entitled “The Exchange Offer” and “Plan of Distribution” later in this prospectus.

Some persons who participate in the Exchange Offer must deliver a prospectus in connection with resales of the Exchange Notes.

Based on interpretations of the staff of the Commission contained in Exxon Capital Holdings Corp., Commission no-action letter (April 13, 1988), Morgan Stanley & Co. Inc., Commission no-action letter (June 5, 1991) and Shearman & Sterling, Commission no-action letter (July 2, 1983), we believe that you may offer for resale, resell or otherwise transfer the Exchange Notes without compliance with the registration and prospectus delivery requirements of the Securities Act. However, in some instances described in this prospectus under “Plan of Distribution,” you will remain obligated to comply with the registration and prospectus delivery requirements of the Securities Act to transfer your Exchange Notes. In these cases, if you transfer any new note without delivering a prospectus meeting the requirements of the Securities Act or without an exemption from registration of your exchange under the Securities Act, you may incur liability under the Securities Act. We do not and will not assume, or indemnify you against, this liability.

Risks Related to the Exchange Notes

Our substantial level of indebtedness may adversely affect our cash flow and our ability to operate our business, which could prevent us from fulfilling our obligations under the Exchange Notes.

As of December 31, 2014, we had approximately $269.0 million of total debt outstanding, including the Exchange Notes. As of December 31, 2014, we had no outstanding indebtedness under our Revolving Credit Facility.

Our substantial level of indebtedness could have important consequences to you and significant effects on our business, including the following:

•	we must use a substantial portion of our cash flow from operations to pay interest on the Exchange Notes and our other indebtedness, which will reduce the funds available to use for operations and other purposes including our other financial obligations;

•	our ability to obtain additional financing for working capital, capital expenditures, strategic acquisitions or general corporate purposes may be impaired;

•	we could be at a competitive disadvantage compared to our competitors that may have proportionately less debt;

•	our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate may be limited;

•	our ability to fund a change of control offer may be limited; and

•	we may be more vulnerable to economic downturns and adverse developments in our business.

We expect to obtain the funds to pay our expenses and to repay our indebtedness primarily from our operations and, in the case of our current indebtedness, from the refinancing thereof. Our ability to meet our expenses and make these payments therefore depends on our future performance, which will be affected by financial, business, economic and other factors, many of which we cannot control. Our business may not generate sufficient cash flow from operations in the future, and our currently anticipated growth in revenue and cash flow may not be realized, either or both of which could result in our being unable to repay indebtedness, including the Exchange Notes, or to fund other liquidity needs. If we do not have enough funds, we may be required to refinance all or part of our then existing debt, sell assets or borrow more funds, which we may not be able to accomplish on terms acceptable to us, or at all. In addition, the terms of existing or future debt agreements may restrict us from pursuing any of these alternatives.

The Indenture imposes significant operating and financial restrictions, which may prevent us from pursuing certain business opportunities and taking certain actions that may be potentially profitable or in our best interests.

The Indenture imposes, and future debt agreements may impose, operating and financial restrictions on us. These restrictions limit or prohibit, among other things, our ability to:

•	incur or guarantee additional indebtedness or issue certain preferred stock;

•	make certain investments or acquisitions;

•	issue stock of subsidiaries;

•	grant or permit certain liens on our assets;

•	enter into certain transactions with affiliates;

•	pay dividends, redeem subordinated debt or make other restricted payments;

•	merge, consolidate or transfer substantially all of our assets;

•	incur dividend or other payment restrictions affecting certain of our subsidiaries;

•	transfer, sell or acquire assets, including capital stock of our subsidiaries; and

•	change the business we conduct.

These covenants could adversely affect our ability to finance our future operations or capital needs, withstand a future downturn in our business or the economy in general, engage in business activities, including future opportunities that may be in our interest, and plan for or react to market conditions or otherwise execute our business strategies. A breach of any of these covenants could result in a default in respect of the related indebtedness. If a default occurs, the relevant lenders or holders of such indebtedness could elect to declare the indebtedness, together with accrued interest and other fees, to be immediately due and payable and proceed against any collateral securing that indebtedness. Acceleration of our other indebtedness could result in a default under the terms of the Indenture. There is no guarantee that we would be able to satisfy our obligations if any of our indebtedness is accelerated.

Our Revolving Credit Facility contains financial covenants and other restrictive covenants that limit our flexibility. We may not be able to comply with these covenants, which could result in the amounts outstanding under our Revolving Credit Facility becoming immediately due and payable.

Our Revolving Credit Facility requires us to comply with certain financial covenants based on outstanding amounts. Accordingly, if our performance significantly worsens, we could become non-compliant with such covenants. If we fail to meet any covenants in our Revolving Credit Facility and cannot secure a waiver of such failure, the lenders under our Revolving Credit Facility would be entitled to exercise various rights, including causing the amounts outstanding to become immediately due and payable.

In addition, our Revolving Credit Facility contains other restrictive covenants, including covenants that limit and in some circumstances prohibit, our ability to, among other things, incur additional debt, sell, lease or transfer our assets, pay dividends, make investments, loans, advances and acquisition, engage in sale-leaseback transactions, guarantee debt or obligations, create liens, enter into transactions with our affiliates and enter into certain merger, consolidation or other reorganization transactions. We would also be subject to requirements to make mandatory prepayments, with no reduction of the commitment amount, with the net proceeds of certain asset sales and debt issuances. These restrictions could limit our ability to obtain future financing, make acquisitions or needed capital expenditures, withstand the current or future downturns in our business or the economy in general, conduct operations or otherwise take advantage of business opportunities that may arise, any of which could place us at a competitive disadvantage relative to our competitors that have less debt and are not subject to such restrictions.

Due to many factors beyond our control, we may not be able to generate sufficient cash to service all of our indebtedness, including the Exchange Notes, and meet our other ongoing liquidity needs, and we may be forced to take other actions to satisfy our obligations under our debt agreements, which may not be successful.

Our ability to make scheduled payments on or to refinance our debt obligations and to fund any future capital expenditures and meet our other ongoing liquidity needs depends on our financial condition and operating performance, which are subject to prevailing economic and competitive conditions, fluctuations to such conditions, and to certain financial, business and other factors beyond our control. Our business may not generate sufficient cash flow from operations in the future and our currently anticipated levels of revenue and cash flow may not be realized, either or both of which could result in our being unable to repay the principal, premium, if any, and interest on our indebtedness, including borrowings under our Revolving Credit Facility and the Exchange Notes.

If our cash flows and capital resources are insufficient to fund our debt service obligations, we may be forced to reduce or delay investments and capital expenditures, sell assets, seek additional capital or restructure or refinance our indebtedness, including our indebtedness under our Revolving Credit Facility and the Exchange Notes. Our ability to restructure or refinance our debt will depend on the condition of the capital markets and our financial condition at such time and may require our lenders’ consent, which we may not be able to obtain. Any refinancing of our debt could be at higher interest rates and may require us to comply with more onerous borrowing covenants, which could further restrict our business operations. In addition, any failure to make payments of principal and interest on our outstanding indebtedness on a timely basis would likely result in a reduction of our credit rating, which could harm our ability to incur additional indebtedness. These alternative measures may not be successful and may not permit us to meet our scheduled debt service obligations.

Despite our substantial indebtedness level, we and any of our existing or future subsidiaries may still be able to incur substantially more debt, which could exacerbate the risks associated with our substantial leverage.

We and any of our existing and future subsidiaries may be able to incur substantial additional indebtedness in the future. Although the terms of the Indenture and our Revolving Credit Facility contain limitations on our ability to incur additional indebtedness, these restrictions are subject to a number of qualifications and exceptions. Liens on our and the Guarantors’ assets securing our Revolving Credit Facility have priority over the liens securing the Exchange Notes. If we incur any additional indebtedness that ranks equally with the Exchange Notes, the holders of that additional debt will be entitled to share ratably with the holders of the Exchange Notes in any proceeds distributed in connection with any insolvency, liquidation, reorganization, dissolution or other winding up of the Company. If new debt is added to our or any of our subsidiaries’ current debt levels, the related risks that we now face could be exacerbated. See “Description of Other Indebtedness.”

Our ability to make any required payment on the Exchange Notes is dependent on the operations of and the distribution of funds from our subsidiaries.

We depend on dividends and other distributions from our subsidiaries to generate the funds necessary to meet our obligations, including our required obligations under the Exchange Notes. Each of our subsidiaries is a legally distinct entity, and while certain of our subsidiaries guarantee the Exchange Notes, such guarantees are subject to risks. See “— Federal and state fraudulent transfer laws may permit a court to void the Exchange Notes and the Note Guarantees, subordinate claims in respect of the Exchange Notes and the Note Guarantees and require holders of Exchange Notes to return payments received and, if that occurs, you may not receive any payments on the Exchange Notes.” The ability of our subsidiaries to pay dividends and make distributions is subject to, among other things, the terms of any debt instruments of our subsidiaries then in effect and applicable law. If distributions from our subsidiaries to us were eliminated, delayed, reduced or otherwise impaired, our ability to make payments on the Exchange Notes would be substantially impaired.

The second-priority liens on the collateral securing the Exchange Notes are junior and subordinate to the liens on the collateral securing our obligations under the New Revolving Credit Facility and Industrial Revenue Bonds (“IRBs”) with the cities of Washington, Missouri and Fredonia, Kansas. If we default, the value of the collateral may not be sufficient to repay all of the lenders under the Revolving Credit Facility, the holders of the IRBs, and the holders of the Exchange Notes.

The rights of the holders of the Exchange Notes with respect to the collateral securing the Exchange Notes are limited pursuant to the terms of the collateral documents relating to the Exchange Notes and the intercreditor agreement. As a consequence of the terms of lien subordination under an intercreditor agreement, the Exchange Notes and the Note Guarantees are effectively subordinated to our Revolving Credit Facility to the extent of the value of the collateral that will secure such indebtedness. The Exchange Notes and the Note Guarantees are also subordinated to certain of our other existing indebtedness, including the IRBs and capital leases and other asset-backed promissory notes relating to our machinery and aircraft, the aggregate amount of which is approximate $24.0 million as of December 31, 2014. Accordingly, any proceeds received upon a realization of the collateral securing the Exchange Notes will be applied first to amounts due under the Revolving Credit Facility and IRBs before any amounts will be available to pay the holders of the Exchange Notes.

In addition to permitted liens under the Revolving Credit Facility and the IRBs, the imposition of certain permitted liens under the Indenture will cause the assets on which such liens are imposed to be excluded from the collateral securing the Exchange Notes and the Note Guarantees. There are also certain other categories of property that are also excluded from the collateral.

The Indenture permits liens in favor of third parties to secure certain indebtedness, such as purchase money indebtedness and capital lease obligations, and assets subject to such liens will in certain circumstances be excluded from the collateral securing the Exchange Notes and the Note Guarantees. Our ability to incur purchase money indebtedness and capital lease obligations is subject to limitations as described in “Description of the Exchange Notes.” In addition, certain categories of assets are excluded from the collateral securing the Exchange Notes and the Note Guarantees. See “Description of the Exchange Notes — Security.” If an event of default occurs and the Exchange Notes are accelerated, the Exchange Notes and the Note Guarantees will rank equally with the holders of other unsubordinated and unsecured indebtedness of the relevant entity with respect to such excluded property and effectively subordinated to holders of obligations secured by a lien on such excluded property.

The value of the collateral securing the Exchange Notes may not be sufficient to pay the amounts we owe under the Exchange Notes. As a result, holders of the Exchange Notes may not receive full payment on their notes following an event of default by us.

The proceeds of any sale of collateral securing the Exchange Notes following an event of default with respect thereto may not be sufficient to satisfy, and may be substantially less than, amounts due on the Exchange Notes. No appraisal has been made of the collateral.

The value of the collateral in the event of liquidation will depend upon prevailing and fluctuating market and economic conditions, the availability of buyers and similar factors. The collateral does not include contracts, agreements, licenses and other rights that by their express terms prohibit the assignment thereof or the grant of a security interest therein. Some of these may be material to us, and such exclusion could adversely affect the value of the collateral. Further, the value of the collateral could be impaired in the future as a result of our failure to successfully implement our business strategy, competition and other factors. By its nature, some or all of the collateral may not have a readily ascertainable market value or may not be saleable or, if saleable, there may be substantial delays in its liquidation.

To the extent that liens, security interests and other rights granted to other parties (including the lenders under our Revolving Credit Facility) encumber assets owned by us, those parties have or may exercise rights and remedies with respect to the property subject to their liens that could adversely affect the value of that collateral and the ability of the trustee under the Indenture, the collateral agent or the holders of the Exchange Notes to realize or foreclose on that collateral. Because the liens securing the Exchange Notes are contractually subordinated to the liens securing our Revolving Credit Facility, we cannot assure investors in the Exchange Notes that liquidating the collateral securing the Exchange Notes would produce proceeds in an amount sufficient to pay any amounts due under the Exchange Notes after also satisfying the obligations to pay any creditors with prior claims on the collateral. In addition, under the intercreditor agreement between the collateral agent and the lenders under our Revolving Credit Facility, the right of the lenders to exercise remedies with respect to the collateral could delay liquidation of the collateral.

Bankruptcy laws and other laws relating to foreclosure and sale also could substantially delay or prevent the ability of the trustee or any holder of the Exchange Notes to obtain the benefit of any collateral securing the Exchange Notes. Such delays could adversely affect the value of the collateral.

If the proceeds of any sale of collateral are not sufficient to repay all amounts due on the Exchange Notes, the holders of the Exchange Notes (to the extent not repaid from the proceeds of the sale of the collateral) would have only an unsecured claim against our remaining assets.

We or the holders of our first priority lien obligations, in most cases, have control over the collateral, and the sale of particular assets by us or such first priority lien holders could reduce the pool of assets securing the Exchange Notes and the Note Guarantees.

The collateral documents allow us, in most cases, to remain in possession of, retain exclusive control over, freely operate, and collect, invest and dispose of any income from, the collateral securing the Exchange Notes and the Note Guarantees. In addition, the holders of our first priority liens have the authority to cause the collateral agent to dispose of, release, foreclose on or take other actions with respect to the collateral, and there are circumstances other than repayment or discharge of the Exchange Notes under which the collateral securing the Exchange Notes and Note Guarantees will be released automatically.

We or our first priority lien holders could take actions with respect to the collateral securing the Exchange Notes that you will be unable to prevent, even if you disagree with such actions or they are contrary to your interests. Also, the collateral and the Note Guarantees will be released automatically if, for example, there is a sale, transfer or other disposal of such collateral in a transaction not prohibited under the Indenture; with respect to collateral held by a Guarantor, upon the release of such Guarantor from its Note Guarantee; and to the extent we have defeased or satisfied and discharged the Indenture. Under those circumstances, the Note Guarantee of a subsidiary Guarantor will be automatically released to the extent it is released in connection with a sale of such subsidiary Guarantor in a transaction not prohibited by the Indenture. Accordingly, the assets securing the Exchange Notes and Note Guarantees could be reduced without your consent or the consent of the trustee under the Indenture.

The Indenture permits us to designate one or more of our restricted subsidiaries that is a Guarantor of the Exchange Notes as an unrestricted subsidiary.

The Indenture permits us to designate one or more of our restricted subsidiaries that is a Guarantor of the Exchange Notes as an unrestricted subsidiary to ensure that we comply with certain of our covenants contained therein. If we designate such a subsidiary Guarantor as an unrestricted subsidiary for purposes of the Indenture, all of the liens on any collateral owned by such subsidiary or any of its subsidiaries and any Note Guarantees by such subsidiary or any of its subsidiaries will be released under the Indenture. Designation of an unrestricted subsidiary will reduce the aggregate value of the collateral securing the Exchange Notes to the extent that liens on the assets of the unrestricted subsidiary and its subsidiaries are released. In addition, the creditors of the unrestricted subsidiary and its subsidiaries will have a senior claim on the assets of such unrestricted subsidiary and its subsidiaries.

Any future pledge of collateral might be voidable in bankruptcy.

Any future pledge of collateral in favor of the collateral agent for the Exchange Notes, including pursuant to security documents delivered after the date of the Indenture, might be voidable by the pledgor (as debtor in possession) or by its trustee in bankruptcy if certain events or circumstances exist or occur, including, among others, if the pledgor is insolvent at the time of the pledge, the pledge permits the holders of the Exchange Notes to receive a greater recovery than if the pledge had not been given and a bankruptcy proceeding in respect of the pledgor is commenced within 90 days following the pledge, or, in certain circumstances, a longer period.

The rights of holders of notes to the collateral securing the Exchange Notes may be adversely affected by the failure to perfect security interests in the collateral and other issues generally associated with the realization of security interests in collateral.

Your rights in the collateral may be adversely affected by the failure to perfect security interests in certain collateral in the future. Applicable law requires that a security interest in certain tangible and intangible assets can only be properly perfected and its priority retained through certain actions undertaken by the secured party, and that certain property and rights acquired after the grant of a general security interest, such as equipment subject to a certificate and certain proceeds, can be perfected only at the time at which such property and rights are acquired and identified. The trustee under the Indenture or the collateral agent for the Exchange Notes may not monitor, or we may not inform the trustee under the Indenture or the collateral agent of, the future acquisition of property and rights that constitute collateral, and necessary action may not be taken to properly perfect the security interest in such after-acquired collateral. Neither the trustee nor the collateral agent for the Exchange Notes has any obligation to monitor the acquisition of additional property or rights that constitute collateral or the perfection of any security interest in favor of the Exchange Notes against third parties. A failure to do so may result in the loss of the security interest therein or the priority of the security interest in favor of the Exchange Notes against third parties.

In addition, the security interest of the collateral agent for the Exchange Notes will be subject to practical challenges generally associated with the realization of security interests in collateral. For example, we may need to obtain the consent of third parties and make additional filings. If we are unable to obtain these consents or make these filings, the security interests may be invalid and the holders of the Exchange Notes will not be entitled to the collateral or any recovery with respect to the collateral. The collateral agent may not be able to obtain any such consent. Further, the consents of any third parties may not be given when required to facilitate a foreclosure on such collateral. Accordingly, the collateral agent may not have the ability to foreclose upon those assets, and the value of the collateral may significantly decrease.

Rights of holders of notes in the collateral securing the Exchange Notes may be adversely affected by bankruptcy proceedings.

The right of the collateral agent for the Exchange Notes to repossess and dispose of the collateral securing the Exchange Notes upon acceleration is likely to be significantly impaired by federal bankruptcy law if bankruptcy proceedings are commenced by or against us prior to or possibly even after the collateral agent has repossessed and disposed of the collateral. Under the U.S. Bankruptcy Code, a secured creditor, such as the collateral agent for the Exchange Notes, is prohibited from repossessing its security from a debtor in a bankruptcy case, or from disposing of security repossessed from a debtor, without bankruptcy court approval, which may not be given. Moreover, bankruptcy law permits the debtor to continue to retain and to use collateral, and the proceeds, products, rents or profits of the collateral, even though the debtor is in default under the applicable debt instruments, provided that the secured creditor is given “adequate protection.” The meaning of the term “adequate protection” may vary according to circumstances, but it is intended in general to protect the value of the secured creditor’s interest in the collateral as of the commencement of the bankruptcy case and may include cash payments or the granting of additional security, if and at such time as the bankruptcy court in its discretion determines, for any diminution in the value of the collateral as a result of the stay of repossession or disposition or any use of the collateral by the debtor during the pendency of the bankruptcy case. A bankruptcy court may determine that a secured creditor may not require compensation for a diminution in the value of its collateral if the value of the collateral exceeds the debt it secures.

In view of the broad discretionary powers of a bankruptcy court, it is impossible to predict how long payments under the Exchange Notes could be delayed following commencement of a bankruptcy case, whether or when the collateral agent would repossess or dispose of the collateral, or whether or to what extent holders of the Exchange Notes would be compensated for any delay in payment or loss of value of the collateral through the requirements of “adequate protection.” Furthermore, in the event the bankruptcy court determines that the value of the collateral is not sufficient to repay all amounts due on the Exchange Notes, the holders of the Exchange Notes would have “under-secured claims” as to the difference. Federal bankruptcy laws do not permit the payment or accrual of interest, costs and attorneys’ fees for “under-secured claims” during the debtor’s bankruptcy case.

In the event of our bankruptcy, holders of the Exchange Notes may be deemed to have an unsecured claim to the extent that our obligations in respect of the Exchange Notes exceed the fair market value of the collateral securing the Exchange Notes.

In any bankruptcy proceeding with respect to us or any of the Guarantors, it is possible that the bankruptcy trustee, the debtor-in-possession or competing creditors will assert that the fair market value of the collateral with respect to the Exchange Notes on the date of the bankruptcy filing was less than the then current principal amount of the Exchange Notes. Upon a finding by the bankruptcy court that the Exchange Notes are under-collateralized, the claims in the bankruptcy proceeding with respect to the Exchange Notes would be bifurcated between a secured claim and an unsecured claim, and the unsecured claim would not be entitled to the benefits of security in the collateral. In such event, the secured claims of the holders of the Exchange Notes would be limited to the value of the collateral.

Other consequences of a finding of under-collateralization would be, among other things, a lack of entitlement on the part of the holders of the Exchange Notes to receive post-petition interest and a lack of entitlement on the part of the unsecured portion of the Exchange Notes to receive other ‘‘adequate protection’’ under federal bankruptcy laws. In addition, if any payments of post-petition interest had been made at the time of such a finding of under-collateralization, those payments could be recharacterized by the bankruptcy court as a reduction of the principal amount of the secured claim with respect to the Exchange Notes.

Federal and state fraudulent transfer laws may permit a court to void the Exchange Notes and the Note Guarantees, subordinate claims in respect of the Exchange Notes and the Note Guarantees and require holders of Exchange Notes to return payments received and, if that occurs, you may not receive any payments on the Exchange Notes.

Federal and state fraudulent transfer and conveyance statutes may apply to the issuance of the Exchange Notes and the incurrence of any Note Guarantees. Under federal bankruptcy law and comparable provisions of state fraudulent transfer or conveyance laws, which may vary from state to state, the Exchange Notes or any Note Guarantee could be voided as a fraudulent transfer or conveyance if (1) we or any Guarantor, as applicable, issued the Exchange Notes or incurred the Note Guarantees with the intent of hindering, delaying or defrauding creditors or (2) we or any Guarantor, as applicable, received less than reasonably equivalent value or fair consideration in return for either issuing the Exchange Notes or incurring the Note Guarantees and, in the case of (2) only, one of the following is also true at the time thereof: we or any Guarantor, as applicable, were insolvent or rendered insolvent by reason of the issuance of the Exchange Notes or the incurrence of the Note Guarantees; the issuance of the Exchange Notes or the incurrence of the Note Guarantees left us or any Guarantor, as applicable, with an unreasonably small amount of capital to carry on its business; or we or any Guarantor intended to, or believed that we or such Guarantor would, incur debts beyond our or such Guarantor’s ability to pay such debts as they mature.

A court would likely find that we or a Guarantor did not receive reasonably equivalent value or fair consideration for the Exchange Notes or such Note Guarantee if we or such Guarantor did not substantially benefit directly or indirectly from the issuance of the Exchange Notes or the applicable Note Guarantee. As a general matter, value is given for a transfer or an obligation if, in exchange for the transfer or obligation, property is transferred or an antecedent debt is secured or satisfied. A debtor will generally not be considered to have received value in connection with a debt offering if the debtor uses the proceeds of that offering to make a dividend payment or otherwise retire or redeem equity securities issued by the debtor.

We cannot be certain as to the standards a court would use to determine whether or not we or such Guarantor were solvent at the relevant time or, regardless of the standard that a court uses, that the issuance of the Note Guarantee would not be further subordinated to our or any Guarantor’s other debt. Generally, however, an entity would be considered insolvent if, at the time it incurred indebtedness: the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all its assets; or the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or it could not pay its debts as they become due.

If a court were to find that the issuance of the Exchange Notes or the incurrence of the Note Guarantees was a fraudulent transfer or conveyance, the court could void the payment obligations under the Exchange Notes or such Note Guarantees or further subordinate the Exchange Notes or such Note Guarantees to presently existing and future indebtedness of ours or of the related Guarantor, or require the holders of the Exchange Notes to repay any amounts received with respect to such Note Guarantees. In the event of a finding that a fraudulent transfer or conveyance occurred, you may not receive any repayment on the Exchange Notes. Further, the voidance of the Exchange Notes could result in an event of default with respect to our and our subsidiaries’ other debt that could result in acceleration of such debt.

The collateral is subject to casualty risks.

We intend to maintain insurance or otherwise insure against hazards in a manner appropriate and customary for our business. There are, however, certain losses that may be either uninsurable or not economically insurable, in whole or in part. Insurance proceeds may not compensate us fully for our losses. If there is a complete or partial loss of any of the collateral, the insurance proceeds may not be sufficient to satisfy all of the secured obligations, including the Exchange Notes and the Note Guarantees.

Certain assets are excluded from the collateral.

Certain assets are excluded from the collateral securing the Exchange Notes, as described under “Description of the Exchange Notes — Security,” including, among other things, the following:

•	voting equity of any of our first-tier foreign subsidiaries in excess of 65% of the voting equity of such foreign subsidiary, equity of any of our indirect foreign subsidiaries and property and assets of our foreign subsidiaries;

•	items as to which a security interest cannot be granted without violating contract rights or applicable law; and

•	assets securing purchase money debt or capitalized lease obligations permitted to be incurred under the Indenture to the extent the documentation relating to such purchase money debt or capitalized lease obligations prohibits such assets from being collateral.

If an event of default occurs and the Exchange Notes are accelerated, the Exchange Notes will rank equally with the holders of all of our other unsubordinated and unsecured indebtedness and other liabilities with respect to such excluded assets. As a result, if the value of the collateral that secures the Exchange Notes and the Note Guarantees is less than the amount of the claims of the holders of the Exchange Notes, no assurance can be provided that the holders of the Exchange Notes would receive any substantial recovery from such excluded assets.

The credit ratings assigned to the Exchange Notes may not reflect all risks of an investment in the Exchange Notes.

The credit ratings assigned to the Exchange Notes reflect the rating agencies’ assessments of our ability to make payments on the Exchange Notes when due. Consequently, actual or anticipated changes in these credit ratings will generally affect the market value of the Exchange Notes. These credit ratings, however, may not reflect the potential impact of risks related to structure, market or other factors related to the value of the Exchange Notes.

Our ability to repurchase the Exchange Notes upon a change of control may be limited by lack of funds or restrictions in our other financing agreements.

Upon the occurrence of specific change of control events, we will be required to offer to repurchase all outstanding notes at 101% of the principal amount thereof plus accrued and unpaid interest to the date of repurchase. In addition, lenders under our Revolving Credit Facility may have the right to accelerate the indebtedness thereunder upon a change of control. Any of our future debt agreements may contain a similar provision regarding the lender’s right to accelerate the indebtedness upon a change of control. However, we may not have sufficient funds at the time of the change of control to make the required repurchase of Exchange Notes or repayment of our other indebtedness. The terms of our Revolving Credit Facility also will limit our ability to purchase your notes under certain conditions. Any of our future debt agreements may contain similar restrictions.

If we fail to repurchase any notes submitted in a change of control offer, it would constitute an event of default under the Indenture which, in turn, would constitute an event of default under our Revolving Credit Facility and could constitute an event of default under our other indebtedness, which may cause the related debt to be accelerated, even if the change of control itself would not cause a default. Important corporate events, such as takeovers, recapitalizations or similar transactions, may not constitute a change of control under the Indenture and thus not permit the holders of the Exchange Notes to require us to repurchase or redeem the Exchange Notes. See “Description of the Exchange Notes — Repurchase at the Option of Holders — Change of Control.”

You may not be able to determine when a change of control giving rise to mandatory repurchase rights has occurred following a sale of “substantially all” of our assets and our restricted subsidiaries’ assets.

The definition of change of control in the Indenture includes a phrase relating to the direct or indirect sale, conveyance, transfer, lease or other disposition of “all or substantially all” of our assets and our restricted subsidiaries’ assets. There is no precise established definition of the phrase “substantially all” under applicable law. Accordingly, your ability to require us to repurchase notes as a result of a sale, conveyance, transfer, lease or other disposition of less than all of our assets and our restricted subsidiaries’ assets to another individual, group or entity may be uncertain.

None of our existing or future unrestricted subsidiaries or immaterial subsidiaries will be Guarantors with respect to the Exchange Notes, and therefore, any claims you may have in respect of the Exchange Notes will be structurally subordinated to the liabilities of those subsidiaries.

As of December 31, 2014, approximately 0.3% of our consolidated assets, based on book value, and 0.4% of our total revenues for the fiscal year ended December 31, 2014, respectively, were held by our foreign subsidiaries. The Note Guarantee of any of our foreign subsidiaries may be released at our discretion to the extent that such Note Guarantee would result in material adverse tax consequences to us. See “Description of the Exchange Notes — Security.” Our ability to meet our debt service obligations (including those relating to the Exchange Notes) with cash from foreign subsidiaries will depend upon the results of operations of these subsidiaries and may be subject to legal, contractual or other restrictions and other business considerations. In addition, dividend and interest payments to us from the foreign subsidiaries may be subject to foreign withholding taxes, which would reduce the amount of funds we receive from such foreign subsidiaries. Dividends and other distributions from our foreign subsidiaries may also be subject to fluctuations in currency exchange rates and legal and other restrictions on repatriation, which could further reduce the amount of funds we receive from such foreign subsidiaries.

In general, when an entity in a foreign jurisdiction repatriates cash to the U.S., the amount of such cash is treated as a dividend taxable at current U.S. tax rates. Accordingly, upon the distribution of cash to us from our foreign subsidiaries, we will be subject to U.S. income taxes. Although foreign tax credits may be available to reduce the amount of the additional tax liability, these credits may be limited and only offset the tax paid in the foreign jurisdiction, not the excess of the U.S. tax rate over the foreign tax rate. Therefore, to the extent that we must use cash generated in foreign jurisdictions to make principal or interest payments on the Exchange Notes, there may be a cost associated with repatriating the cash to the U.S.

None of our existing or future unrestricted subsidiaries or immaterial subsidiaries will guarantee the Exchange Notes. If any of our unrestricted subsidiaries or immaterial subsidiaries becomes insolvent, liquidates, reorganizes, dissolves or otherwise winds up, holders of its indebtedness and other liabilities (including its trade creditors) generally will be entitled to payment on their claims from the assets of such subsidiary before any of those assets would be made available to us. Consequently, your claims in respect of the Exchange Notes will be structurally subordinated to all of the existing and future liabilities of our unrestricted subsidiaries and immaterial subsidiaries. See “Description of the Exchange Notes.”

USE OF PROCEEDS

The Exchange Offer is intended to satisfy our obligations under the registration rights agreement. We will not receive any cash proceeds from the issuance of the Exchange Notes pursuant to the Exchange Offer. In consideration for issuing the Exchange Notes as contemplated in this prospectus, we will receive a like principal amount of the Original Notes, the terms of which are identical in all material respects to the Exchange Notes, except as otherwise noted in this prospectus. We will retire and cancel all of the Original Notes tendered in the Exchange Offer. Accordingly, the issuance of the Exchange Notes will not result in any change in our outstanding indebtedness or capitalization.

RATIO OF EARNINGS TO FIXED CHARGES

The following summary is qualified by the more detailed information appearing in the computation table found in Exhibit 12.1 to the registration statement of which this prospectus is a part and the historical financial statements, including the notes to those financial statements, incorporated by reference in this prospectus.

The following table sets forth our earnings to fixed charges and the dollar amount of the coverage deficiency for the fiscal years ending December 31, 2010, December 31, 2011, December 31, 2012, December 31, 2013 and December 31, 2014.

	(In millions, except ratio)
	Fiscal Year Ended December 31,
	2010	2011	2012	2013	2014
Ratio of Earnings to Fixed Charges	7.3	9.3	7.1	*	*

*	No amount is presented because earnings were negative in these periods.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

The following table sets forth selected historical consolidated condensed financial data for the Company. The summary of operations data, balance sheet data and other financial data for each of the years in the five-year period ended December 31, 2014 have been derived from audited consolidated financial statements and the notes thereto. You should read the following financial information in conjunction with, and it is qualified by reference to, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our audited consolidated financial statements, the related notes and the other financial information included in our Annual Report on Form 10-K for the year ended December 31, 2014, which is incorporated by reference into this prospectus.

	As of and for the Fiscal Years Ended December 31,
	2010	2011	2012 (1)	2013	2014
	(dollars in thousands)
Statement of Operations Data:
Net sales	$223,356	$254,040	$278,629	$412,557	$387,817
Cost of sales	171,856	194,390	210,321	332,695	312,447

Gross profit	51,500	59,650	68,308	79,862	75,370
Selling, general & administrative expenses	32,435	33,563	36,891	55,862	55,204
Impairment expense (2)	—	1,163	—	77,750	26,439
Contingent consideration write-off (3)	—	—	—	(7,950)	—
Acquisition expense (4)	—	—	5,362	247	—
Restructuring expense (5)	—	—	—	3,073	2,585

(Loss) income from operations	19,065	24,924	26,055	(49,120)	(8,858)
Other income (expense)
Interest expense (6)	(696)	(669)	(1,771)	(16,962)	(29,280)
Other income (expense), net	58	(730)	356	618	223

Total other expense	(638)	(1,399)	(1,415)	(16,344)	(29,057)

(Loss) income before income taxes	18,427	23,525	24,640	(65,464)	(37,915)
(Benefit) provision for income taxes (7)	5,496	7,136	8,153	(6,979)	(8,953)

Net (loss) income	$12,931	$16,389	$16,487	$(58,485)	$(28,962)

Selected Business Segment Data:
Large commercial aircraft	$59,495	$65,952	$72,617	$159,091	$162,469
Corporate and regional aircraft	45,232	53,380	57,570	89,318	87,542
Military	34,700	36,290	35,891	57,063	49,142
Other	9,832	12,523	8,905	26,225	26,872

Total Aerostructures segment net sales	$149,259	$168,145	$174,983	$331,697	$326,025

Large commercial aircraft	$29,222	$31,063	$29,738	$37,256	$31,550
Corporate and regional aircraft	21,053	24,967	31,532	17,877	13,841
Military	18,733	20,368	36,967	19,862	10,113
Other	5,566	11,129	7,369	8,722	7,900

Total Engineering Services segment net sales	$74,574	$87,527	$105,606	$83,717	$63,404
Elimination	(477)	(1,632)	(1,960)	(2,857)	(1,613)

Total net sales	$223,356	$254,040	$278,629	$412,557	$387,816

	As of and for the Fiscal Years Ended December 31,
	2010	2011	2012 (1)	2013	2014
	(dollars in thousands)
Balance Sheet Data:
Cash and cash equivalents	$1,947	$7,868	$4,347	$1,572	$7,927
Trade accounts receivable, net	34,006	42,720	69,159	72,853	58,234
Inventories	45,148	51,081	90,039	113,178	114,279
Property, plant, and equipment, net	21,346	27,340	96,218	103,375	99,482
Total assets	179,849	204,606	527,964	480,051	442,436
Total long term debt	209	29	260,699	290,611	268,978
Shareholders’ equity	149,763	167,785	200,954	144,144	118,135

Selected Statement of Cash Flows Data:
Cash provided (used) by operating activities	$26,845	$16,175	$8,799	$(8,349)	$49,117
Cash used by investing activities	(7,145)	(9,997)	(235,000)	(22,253)	(13,111)
Cash (used) provided by financing activities	(17,784)	(257)	222,680	27,827	(29,651)
Capital expenditures (8)	(7,151)	(10,267)	(18,783)	(23,738)	(16,690)

Other Financial Data:
Backlog (end of period) (in millions)	$221.5	$220.8	$371.4	$470.6	$418.0
Net debt	$(1,738)	$(7,839)	$256,352	$289,039	$261,051

(1)	Includes the operating results of TASS subsequent to the acquisition date, August 7, 2012, and the results of Valent subsequent to the acquisition date, December 28, 2012.
(2)	During the fourth quarter of fiscal 2014, in accordance with the Company’s accounting policy as described in Note 1 to the Consolidated Financial Statements, the Company performed the annual impairment analysis and determined that carrying value for goodwill for the Engineering Services segment was above its fair value. As a result, a non-cash goodwill impairment charge of $26,439 was recorded in the fourth quarter of 2014. During the fourth quarter of fiscal 2013, in accordance with the Company’s accounting policy as described in Note 1 to the Consolidated Financial Statements, the Company performed the annual impairment analysis and determined that carrying value for goodwill for Valent was above its fair value. As a result, a non-cash goodwill impairment charge of $73,528 was recorded in the fourth quarter of 2013. (See ITEM 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations, Critical Accounting Policies, “Goodwill and Intangible Assets” and Note 1, “Goodwill and Intangible Assets”). In the second quarter of 2013, a triggering event occurred when the Company started an initiative to rebrand its core engineering business. As result of this initiative, the D3 Technologies name is no longer being used; thus, the $4,222 indefinite lived intangible asset related to that trade name was deemed to be fully impaired. During the first quarter of 2011, a triggering event occurred with regard to a certain proprietary technology intangible asset as a result of a failure to conclude a possible sale of a product line resulting in a non-cash charge of $1,163 related to Intec.
(3)	In the second quarter of 2013, the Company realized a $7,950 non-cash benefit related to the write-off of the contingent consideration associated with the December 2012 purchase of Valent. The earnings levels required to be achieved by Valent in order for former Valent interest holders to be paid contingent consideration were deemed not likely to be achieved by the required date of December 31, 2013.
(4)	Includes investment banking, accounting, legal, tax and valuation expenses primarily as a direct result of the TASS and Valent acquisitions.
(5)	The year ended December 31, 2014 includes $287 related to the closure of the Precise Machine facility in Forth Worth, TX, $47 related to the relocation of the Savannah machining operations, $228 related to the closure of the St. Charles machine parts operations and $2,023 related to other employment separation activities. The year ended December 31, 2013 includes $453 related to the closure of the Precise Machine facility in Fort Worth, TX and $2,620 related to the separation agreement reached with key members of Valent Aerostructures, LLC.

(6)	The years ended December 31, 2014 and December 31, 2012 include $8,466 and $580, respectively, for the write-off of debt financing costs related to the modification and termination of certain debt instruments.
(7)	Includes $8,931 of income tax benefits generated from income tax losses for 2013 and 2014 that the Company decided in 2014 to carry back to prior years. Includes a $17,718 valuation charge against deferred tax assets at December 31, 2013 related to the goodwill impairment at Valent noted in (2) above.
(8)	Includes $0, $411 and $746 related to equipment capital leases in 2014, 2013 and 2012 respectively.

DESCRIPTION OF OTHER INDEBTEDNESS

The following is a summary of certain provisions of the instruments evidencing our material indebtedness. This summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the corresponding agreements, including the definitions of certain terms therein that are not otherwise defined in this prospectus.

Revolving Credit Facility

Overview

We, together with our wholly-owned subsidiaries, have entered into a credit agreement and related security and other agreements for an asset-based revolving credit facility for which RBC Capital Markets, LLC and Wells Fargo Bank, National Association are acting as joint lead arrangers, Royal Bank of Canada is acting as the sole administrative agent and co-collateral agent, and Wells Fargo Bank, National Association is acting as co-collateral agent.

Our Revolving Credit Facility provides a senior secured margined revolving credit facility in an aggregate principal amount of up to $90 million subject to borrowing base and certain other restrictions, the proceeds of which may be used to finance ongoing working capital requirements and other general corporate purposes and to pay fees and expenses in connection with the Revolving Credit Facility. The borrowing base is calculated using a formula based on certain eligible receivables, eligible inventory, eligible machinery and equipment. Up to an aggregate amount of $25 million of the Revolving Credit Facility will be available to us in the form of letters of credit issued by the administrative agent or one or more of the revolving lenders. The administrative agent, or another revolving lender, will also make available to us a swingline facility under which we may make short-term borrowings in an aggregate principal amount of up to $7.5 million. Available borrowings under our Revolving Credit Facility at any time are equal to the lesser of (1) the aggregate commitments under the facility and (2) the borrowing base, in either case, minus the amount of credit extensions to, and letter of credit usage, by, the borrower, subject to certain sublimits for swingline borrowings and letters of credit, excess availability restrictions, and certain reserves established by the co-collateral agents.

Interest Rate and Fees

Borrowings under our Revolving Credit Facility will bear interest at a rate equal to, at our option, but subject to customary conditions, either (a) the highest of (1) the prime rate announced or established by the administrative agent for the facility from time to time, (2) the federal funds rate plus 0.50% and (3) the one-month LIBOR rate plus 1.0%, plus, with respect to each of the foregoing, an applicable rate of 2.00%, 2.25% or 2.50% for ABR loans or (b) LIBOR plus 3.00%, 3.25% or 3.50% for adjusted LIBOR loans, in each case based on the average excess availability. Adjusted LIBOR borrowings may be made for interest periods of 1, 2, 3 or 6 (or, if agreed to by all applicable lenders, 9 or 12) months or a shorter period as may be agreed, at our option.

In addition to paying interest on outstanding principal under our Revolving Credit Facility, we will be required to pay an unused line fee in an amount equal to (a) 0.50% per annum if the excess availability is greater than 50% of the aggregate revolver commitments, or (b) 0.375% per annum if the excess availability is less than 50% of the aggregate revolver commitments, each times the unused portion of the revolver that would be due and payable monthly in arrears.

We must also pay a letter of credit fee at the then applicable Eurodollar rate plus other customary fronting fees and administrative charges on any letters of credit issued and outstanding under our Revolving Credit Facility. We must also pay customary agency fees to the agent in connection with our Revolving Credit Facility.

Mandatory Prepayments

If at any time the amount of the applicable credit extensions under our Revolving Credit Facility exceeds the maximum amount permitted as described above under the caption “— Overview,” we will be required to repay outstanding loans in an aggregate amount equal to such excess, with no reduction of the commitment amount.

We must also make mandatory prepayments with the net proceeds of certain asset sales, with no reduction of the commitment amounts and also make mandatory prepayments in connection with certain debt issuances with corresponding reductions in commitment amounts.

Voluntary Prepayments

We will be permitted to voluntarily reduce the unutilized portion of the commitment amount upon at least three business days’ prior written notice to the administrative agent for our Revolving Credit Facility and repay outstanding loans at any time without premium or penalty, other than customary “breakage” costs with respect to Eurodollar rate loans.

Amortization and Final Maturity

There will be no scheduled amortization under our Revolving Credit Facility. The principal amount outstanding of the loans under our Revolving Credit Facility, plus interest accrued and unpaid thereon, will be due and payable in full on the earlier of (a) five years after the closing date and (b) the date that is ninety-one days prior to the maturity of the Exchange Notes, unless the Exchange Notes are repaid, refinanced or otherwise satisfied.

Guarantees and Security

Our obligations under the Revolving Credit Facility is unconditionally guaranteed by certain of our existing and future wholly-owned subsidiaries. All of our obligations under the Revolving Credit Facility, and the guarantees of those obligations, are secured, subject to certain exceptions, by substantially all of our assets and the assets of the Guarantors.

Certain Covenants and Events of Default

Our Revolving Credit Facility contains certain customary affirmative covenants and events of default, as well as certain negative covenants that, among other things and subject to certain exceptions, restrict our ability and the ability of our subsidiaries to:

•	incur additional indebtedness;

•	create liens;

•	engage in sale-leaseback transactions;

•	make investments, loans, advances and acquisitions;

•	consolidate or merge or engage in certain other fundamental changes;

•	sell assets, including assets of our subsidiaries;

•	pay dividends and make certain other distributions to our shareholders;

•	prepay, redeem or retire our indebtedness (other than indebtedness under our Revolving Credit Facility);

•	enter into restrictive agreements restricting the ability of persons to make payments on obligations owed to us and our subsidiaries;

•	make changes in our accounting policies and reporting policies (except as required by GAAP) or to our fiscal year;

•	fail to maintain certain first lien leverage ratios or maintain the requisite excess availability;

•	engage in certain transactions with our affiliates; and

•	change the business conducted by us and our subsidiaries or our organizational documents.

Cash Dominion

Our Revolving Credit Facility permits the administrative agent to exercise cash dominion over certain controlled accounts when (a) our excess availability is less than $25 million for three consecutive business days or (b) an event of default exists until either (a) availability for forty-five consecutive days has been at least $25 million or (b) no event of default exists, as applicable. A cash dominion period cannot cease to exist more than three times during the term of the revolving facility.

Industrial Revenue Bonds and other debt

As part of the acquisition of Valent, we assumed debt and capital leases for buildings and equipment that were underwritten to service underlying IRBs with the City of Washington, Missouri and Fredonia, Kansas. Monthly payments are scheduled in an amount sufficient to service the total principal and interest of the underlying bonds. Interest on the IRBs ranges from 2.80% to 7.73% and the IRBs mature between September 2020 and April 2032.

We entered into various notes payable and a capital lease agreement for the purchase of certain equipment in 2012. The notes are secured by certain equipment and payable in monthly installments including interest ranging from 2.45% to 2.56% through March 2020.

THE EXCHANGE OFFER

Purpose and Effect of the Exchange Offer

On June 19, 2014, we issued and sold $250,000,000 aggregate principal amount of restricted 7.375% Second-Priority Senior Secured Notes due 2019 to the initial purchasers without registration under the Securities Act pursuant to the exception set forth in Section 4(a)(2) of the Securities Act. The initial purchasers subsequently sold such notes to qualified institutional buyers in reliance on Rule 144A and Regulation S under the Securities Act. During the quarter ended September 30, 2014, we repurchased and retired $5,000,000 aggregate principal amount of such notes at a premium of 1.125%, plus accrued interest. The remaining outstanding $245,000,000 aggregate principal amount of restricted 7.375% Second-Priority Senior Secured Notes due 2019 are referred to as the “Original Notes.” Because the Original Notes are subject to transfer restrictions, we entered into a registration rights agreement under which we agreed to:

•	prepare and file with the Commission the registration statement of which this prospectus is a part;

•	use our commercially reasonable efforts to cause the Exchange Offer to be completed within 365 days after June 19, 2014; and

•	file a shelf registration statement for the resale of the Original Notes in certain other circumstances.

The registration statement is intended to satisfy our Exchange Offer obligations under the registration rights agreements.

Under existing interpretations of the Commission contained in several no-action letters to third parties, the Exchange Notes (and the related Note Guarantees) will generally be freely transferable by holders (other than our affiliates) after the Exchange Offer without further registration under the Securities Act; provided, however, that each holder that wishes to exchange its Original Notes for Exchange Notes will be required to represent:

•	that any Exchange Notes to be received by it will be acquired in the ordinary course of its business;

•	that at the time of the commencement of the Exchange Offer it has no arrangement or understanding with any person to participate in the distribution (within the meaning of Securities Act) of the Exchange Notes in violation of the Securities Act;

•	that it is not our “affiliate” (as defined in Rule 405 promulgated under the Securities Act);

•	if such holder is not a broker-dealer, that it is not engaged in, and does not intend to engage in, the distribution of Exchange Notes; and

•	if such holder is a broker-dealer (a “Participating Broker-Dealer”) that will receive Exchange Notes for its own account in exchange for notes that were acquired as a result of market-making or other trading activities, that it will deliver a prospectus in connection with any resale of such Exchange Notes.

The Commission has taken the position that Participating Broker-Dealers may fulfill their prospectus delivery requirements with respect to the Exchange Notes (other than a resale of an unsold allotment from the original sale of the Original Notes) with this prospectus. Under the registration rights agreement, we are required to allow Participating Broker-Dealers to use this prospectus in connection with the resale of the Exchange Notes. See “Plan of Distribution.”

The form and terms of the Exchange Notes are substantially the same as the form and terms of the Original Notes, except that the Exchange Notes will be registered under the Securities Act; will not bear restrictive legends restricting their transfer under the Securities Act; will not be entitled to the registration rights that apply to the Original Notes; and will not contain provisions relating to increased interest rates in connection with the Original Notes under circumstances related to the timing of the Exchange Offer.

The Exchange Notes will evidence the same debt as the Original Notes. The Exchange Notes will be issued under and entitled to the benefits of the same indenture that authorized the issuance of the Original Notes. For a description of the Indenture, see “Description of the Exchange Notes.”

If we and the guarantors fail to meet certain specified deadlines under the registration rights agreement, we will be obligated to pay an increased interest rate on the Original Notes.

A copy of the registration rights agreement has been filed as Exhibit 4.5 to the Company’s Current Report on Form 8-K filed on June 20, 2014 and is incorporated by reference as an exhibit to the registration statement of which this prospectus is a part.

Terms of the Exchange Offer

We are offering to exchange an aggregate principal amount of up to $245.0 million of our Exchange Notes for a like amount of our Original Notes. The Original Notes must be tendered properly in accordance with the conditions set forth in this prospectus and the accompanying letter of transmittal on or prior to the expiration date and not withdrawn as permitted below. The Exchange Offer is not conditioned upon holders tendering a minimum principal amount of Original Notes. As of the date of this prospectus, all of the Original Notes are outstanding.

Original Notes tendered in the Exchange Offer must be in denominations of the principal amount of $2,000 and any integral multiple of $1,000 in excess thereof.

Holders of the Original Notes do not have any appraisal or dissenters’ rights in connection with the Exchange Offer. If you do not tender your Original Notes or if you tender Original Notes that we do not accept, your Original Notes will remain outstanding and continue to accrue interest and you will be entitled to the rights and benefits holders have under the Indenture relating to the Original Notes and the Exchange Notes. Existing transfer restrictions would continue to apply to such Original Notes. See “Risk Factors — If you fail to exchange your Original Notes for Exchange Notes your Original Notes will continue to be subject to restrictions on transfer and may become less liquid” for more information regarding Original Notes outstanding after the Exchange Offer.

None of us or the Guarantors, or our respective boards of directors or management, recommends that you tender or not tender Original Notes in the Exchange Offer or has authorized anyone to make any recommendation. You must decide whether to tender in the Exchange Offer and, if you decide to tender, the aggregate amount of Original Notes to tender.

The expiration date is 5:00 p.m., New York City time, on             , 2015, or such later date and time to which the Exchange Offer is extended.

We have the right, in accordance with applicable law, at any time:

•	to delay the acceptance of the Original Notes;

•	to terminate the Exchange Offer and not accept any Original Notes for exchange if we determine that any of the conditions to the Exchange Offer have not occurred or have not been satisfied;

•	to extend the expiration date of the Exchange Offer and retain all Original Notes tendered in the Exchange Offer other than those notes properly withdrawn; and;

•	to waive any condition or amend the terms of the Exchange Offer in any manner.

If we materially amend the Exchange Offer, we will as promptly as practicable distribute a prospectus supplement to the holders of the Original Notes disclosing the change and extend the Exchange Offer for a period of five to ten business days, depending upon the significance of the amendment and the manner of disclosure to the registered holders, if the Exchange Offer would otherwise expire during the five to ten business day period.

If we exercise any of the rights listed above, we will as promptly as practicable give oral or written notice of the action to the exchange agent and will make a public announcement of such action. In the case of an extension, an announcement will be made no later than 9:00 a.m., New York City time on the next business day after the previously scheduled expiration date. Without limiting the manner in which we may choose to make public announcements of any delay in acceptance, extension, termination or amendment of the Exchange Offer, we will have no obligation to publish, advertise, or otherwise communicate any public announcement, other than by making a timely release to a financial news service.

During an extension, all Original Notes previously tendered will remain subject to the Exchange Offer and may be accepted for exchange by us. Any Original Notes not accepted for exchange for any reason will be returned without cost to the holder that tendered them promptly after the expiration or termination of the Exchange Offer.

We will accept all Original Notes validly tendered and not withdrawn. Promptly after the expiration date, we will issue Exchange Notes registered under the Securities Act to the exchange agent.

The exchange agent might not deliver the Exchange Notes to all tendering holders at the same time. The timing of delivery depends upon when the exchange agent receives and processes the required documents.

We will be deemed to have exchanged Original Notes validly tendered and not withdrawn when we give oral or written notice to the exchange agent of our acceptance of the tendered Original Notes, with written confirmation of any oral notice to be given promptly thereafter. The exchange agent is our agent for receiving tenders of Original Notes, letters of transmittal and related documents.

In tendering Original Notes, you must warrant in the letter of transmittal or in an agent’s message (described below) that:

•	you have full power and authority to tender, exchange, sell, assign and transfer Original Notes;

•	we will acquire good, marketable and unencumbered title to the tendered Original Notes, free and clear of all liens, restrictions, charges and other encumbrances; and

•	the Original Notes tendered for exchange are not subject to any adverse claims or proxies.

You also must warrant and agree that you will, upon request, execute and deliver any additional documents requested by us or the exchange agent to complete the exchange, sale, assignment and transfer of the Original Notes.

Additionally, each broker-dealer that receives Exchange Notes for its own account in exchange for Original Notes, where such Original Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. See “Plan of Distribution.”

Procedures for Tendering Original Notes

Valid Tender

We have forwarded to you, along with this prospectus, a letter of transmittal relating to this Exchange Offer. The letter of transmittal is to be completed by a holder of Original Notes either if (1) a tender of Original Notes is to be made by delivering physical certificates for such Original Notes to the exchange agent or (2) a tender of Original Notes is to be made by book-entry transfer to the account of the exchange agent at DTC.

Only a holder of record of Original Notes may tender Original Notes in the Exchange Offer. To tender in the Exchange Offer, a holder must:

•	complete, sign and date the letter of transmittal, or a facsimile of the letter of transmittal; have the signature on the letter of transmittal guaranteed if the letter of transmittal so requires; and deliver the letter of transmittal or facsimile to the exchange agent prior to the expiration date; or

•	in lieu of delivering a letter of transmittal, instruct DTC to transmit on behalf of the holder a computer-generated message to the exchange agent in which the holder of the Original Notes acknowledges and agrees to be bound by the terms of, and to make all of the representations contained in, the letter of transmittal, which computer-generated message shall be received by the exchange agent prior to 5:00 p.m., New York City time, on the expiration date or such other internal deadline set by DTC as the case may be.

In addition, either:

•	the exchange agent must receive Original Notes along with the letter of transmittal; or

•	the exchange agent must receive, before expiration of the Exchange Offer, timely confirmation of book-entry transfer of such Original Notes into the exchange agent’s account at DTC, according to the procedure for book-entry transfer described below, or you must comply with the guaranteed delivery procedures described below.

To be tendered effectively, the exchange agent must receive the letter of transmittal and other required documents at the address set forth below under the caption “— Exchange Agent” before expiration of the Exchange Offer, or the tendering holder must comply with the guaranteed delivery procedures set forth in “— Guaranteed Delivery Procedures” below. To receive confirmation of valid tender of Original Notes, a holder should contact the exchange agent at the telephone number listed under the caption “— Exchange Agent.”

A tender by a holder that is accepted by us and not withdrawn before expiration of the Exchange Offer will constitute a binding agreement between that holder and us in accordance with the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal. Only a registered holder of Original Notes may tender the Original Notes in the Exchange Offer. If you tender fewer than all of your Original Notes, you should fill in the amount of Original Notes tendered in the appropriate box on the letter of transmittal. The amount of Original Notes delivered to the exchange agent will be deemed to have been tendered unless otherwise indicated.

The method of delivery of the certificates for the Original Notes, the letter of transmittal and all other required documents is at the election and sole risk of the holders. If delivery is by mail, we recommend registered mail with return receipt requested, properly insured, or overnight delivery service. In all cases, you should allow sufficient time to assure timely delivery. No letters of transmittal or Original Notes should be sent directly to us. Delivery is complete when the exchange agent actually receives the items to be delivered. Delivery of documents to DTC in accordance with its procedures does not constitute delivery to the exchange agent.

If you beneficially own Original Notes and those notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee or custodian and you wish to tender your Original Notes in the Exchange Offer, you should contact the registered holder as soon as possible and instruct it to tender the Original Notes on your behalf and comply with the instructions set forth in this prospectus and the letter of transmittal.

If the applicable letter of transmittal is signed by the record holder(s) of the Original Notes tendered, the signature must correspond with the name(s) written on the face of the old note without alteration, enlargement or any change whatsoever. If the applicable letter of transmittal is signed by a participant in DTC, the signature must correspond with the name as it appears on the security position listing as the holder of the Original Notes.

If any letter of transmittal, endorsement, bond power, power of attorney, or any other document required by the letter of transmittal is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, that person must indicate such capacity when signing. In addition, unless waived by us, the person must submit proper evidence satisfactory to us, in our sole discretion, of his or her authority to so act.

Holders should receive copies of the letter of transmittal with the prospectus. A holder may obtain additional copies of the letter of transmittal for the Original Notes from the exchange agent at its offices listed under the caption “— Exchange Agent.”

Signature Guarantees

Signatures on a letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed by an eligible institution unless the Original Notes surrendered for exchange are tendered:

•	by a registered holder of Original Notes who has not completed the box entitled “Special Issuance Instructions” or “Special Delivery Instructions” on the letter of transmittal; or

•	for the account of an eligible institution.

An “eligible institution” is a firm or other entity which is identified as an “Eligible Guarantor Institution” in Rule 17Ad-15 under the Exchange Act, including:

•	a bank;

•	a broker, dealer, municipal securities broker or dealer or government securities broker or dealer;

•	a credit union;

•	a national securities exchange, registered securities association or clearing agency; or

•	a savings association.

If Original Notes are registered in the name of a person other than the signer of the letter of transmittal, the Original Notes surrendered for exchange must be endorsed or accompanied by a written instrument or instruments of transfer or exchange, in satisfactory form as determined by us in our sole discretion, duly executed by the registered holder with the holder’s signature guaranteed by an eligible institution.

DTC Book-Entry Transfers

For tenders by book-entry transfer of Original Notes cleared through DTC, the exchange agent will make a request to establish an account at DTC for purposes of the Exchange Offer. Any financial institution that is a DTC participant may make book-entry delivery of Original Notes by causing DTC to transfer the Original Notes into the exchange agent’s account at DTC in accordance with DTC’s procedures for transfer. The exchange agent and DTC have confirmed that any financial institution that is a participant in DTC may use the Automated Tender Offer Program, or ATOP, procedures to tender Original Notes. Accordingly, any participant in DTC may make book-entry delivery of Original Notes by causing DTC to transfer those Original Notes into the exchange agent’s account in accordance with its ATOP procedures for transfer.

Notwithstanding the ability of holders of Original Notes to effect delivery of Original Notes through book-entry transfer at DTC, the letter of transmittal or a facsimile thereof, or an agent’s message in lieu of the letter of transmittal, with any required signature guarantees and any other required documents must be transmitted to and received by the exchange agent prior to the expiration date at the address given below under “— Exchange Agent.” In this context, the term “agent’s message” means a message, transmitted by DTC and received by the exchange agent and forming part of a book-entry confirmation, which states that DTC has received an express acknowledgment from a participant tendering Original Notes that are the subject of the book-entry confirmation that the participant has received and agrees to be bound by the terms of the letter of transmittal, and that we may enforce that agreement against the participant.

Guaranteed Delivery Procedures

If a registered holder of the outstanding notes desires to tender outstanding notes and the outstanding notes are not immediately available, or time will not permit that holder’s outstanding notes or other required documents to reach the exchange agent prior to 5:00 p.m., New York City time, on the expiration date, or the procedure for book-entry transfer cannot be completed on a timely basis, a tender may be effected if:

•	such tender is made through an eligible institution,

•	prior to 5:00 p.m., New York City time, on the expiration date, the exchange agent has received from such eligible institution a validly completed and duly executed notice of guaranteed delivery, substantially in the form provided by us (by facsimile transmission, mail or hand delivery) or an agent’s message with respect to guaranteed delivery, setting forth the name and address of the holder of Original Notes and the amount of Original Notes tendered, stating that the tender is being made thereby and guaranteeing that within three New York Stock Exchange (“NYSE”) trading days after the date of execution of the notice of guaranteed delivery, the certificates for all physically tendered Original Notes, in proper form for transfer, together with a properly completed and duly executed letter of transmittal (or facsimile of such letter) or a book-entry confirmation for Original Notes held in book-entry form together with an agent’s message instead of the letter of transmittal, as the case may be, with any required signature guarantees and any other documents required by the letter of transmittal will be deposited by the eligible institution with the exchange agent, and

•	the certificates for all physically tendered Original Notes, in proper form for transfer, together with a properly completed and duly executed letter of transmittal (or facsimile of such letter) or a book-entry confirmation for Original Notes held in book-entry form together with an agent’s message instead of the letter of transmittal, as the case may be, with any required signature guarantees and all other documents required by the letter of transmittal, are received by the exchange agent within three NYSE trading days after the date of execution of the notice of guaranteed delivery.

Determination of Validity

We will resolve all questions regarding the form of documents, validity, eligibility, including time of receipt, and acceptance for exchange and withdrawal of any tendered Original Notes. Our determination of these questions as well as our interpretation of the terms and conditions of the Exchange Offer, including the letter of transmittal, will be final and binding on all parties. A tender of Original Notes is invalid until all defects and irregularities have been cured or waived. Holders must cure any defects and irregularities in connection with tenders of Original Notes for exchange within such reasonable period of time as we will determine, unless we waive the defects or irregularities. Neither us, any of our affiliates or assigns, the exchange agent nor any other person is under any obligation to give notice of any defects or irregularities in tenders nor will we or they be liable for failing to give any such notice.

We reserve the absolute right, in our sole and absolute discretion:

•	to reject any tenders determined to be in improper form or unlawful;

•	to waive any of the conditions of the Exchange Offer; and

•	to waive any condition or irregularity in the tender of Original Notes by any holder.

Any waiver to the Exchange Offer will apply to all Original Notes tendered.

Resales of Exchange Notes

Based on existing Commission interpretations issued to third parties in unrelated transactions, we believe that the Exchange Notes will be freely transferable by holders other than affiliates of us after the registered Exchange Offer without further registration under the Securities Act if the holder of the Exchange Notes is acquiring the Exchange Notes in the ordinary course of its business, has no arrangement or understanding with any person to participate in the distribution of the Exchange Notes and is not an affiliate of us, as such terms are interpreted by the Commission; provided that broker-dealers receiving Exchange Notes in the Exchange Offer will have a prospectus delivery requirement with respect to resales of such Exchange Notes. While the Commission has not taken a position with respect to this particular transaction, under existing Commission interpretations relating to transactions structured substantially like the Exchange Offer, participating broker-dealers may fulfill their prospectus delivery requirements with respect to Exchange Notes (other than a resale of an unsold allotment of the Original Notes) with the prospectus contained in the Exchange Offer registration statement. We will not seek our own interpretive letter. As a result, we cannot assure you that the staff will take the same position on this Exchange Offer as it did in interpretive letters to other parties in similar transactions.

By tendering Original Notes, the holder, other than participating broker-dealers, as defined below, of those Original Notes will represent to us that, among other things:

•	the Exchange Notes acquired in the Exchange Offer are being obtained in the ordinary course of business of the person receiving the Exchange Notes, whether or not that person is the holder;

•	neither the holder nor any other person receiving the Exchange Notes is engaged in, intends to engage in or has an arrangement or understanding with any person to participate in a “distribution” (as defined under the Securities Act) of the Exchange Notes; and

•	neither the holder nor any other person receiving the Exchange Notes is an “affiliate” (as defined under the Securities Act) of us.

If any holder or any such other person is an “affiliate” of us or is engaged in, intends to engage in or has an arrangement or understanding with any person to participate in a “distribution” of the Exchange Notes, such holder or other person:

•	may not rely on the applicable interpretations of the staff of the Commission referred to above; and

•	must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

Each broker-dealer that receives Exchange Notes for its own account in exchange for Original Notes must represent that the Original Notes to be exchanged for the Exchange Notes were acquired by it as a result of market-making activities or other trading activities and acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any offer to resell, resale or other retransfer of the Exchange Notes. Any such broker-dealer is referred to as a “participating broker-dealer.” However, by so acknowledging and by delivering a prospectus, the participating broker-dealer will not be deemed to admit that it is an “underwriter” (as defined under the Securities Act). If a broker-dealer acquired Original Notes as a result of market-making or other trading activities, it may use this prospectus, as amended or supplemented, in connection with offers to resell, resales or retransfers of Exchange Notes received in exchange for the Original Notes pursuant to the Exchange Offer. We have agreed that, starting on the expiration date of the Exchange Offer and ending on the close of business one year after the expiration date, we will make this prospectus available to any broker-dealer for use in connection with any such resale. See “Plan of Distribution” for a discussion of the exchange and resale obligations of broker-dealers in connection with the Exchange Offer.

Withdrawal Rights

You can withdraw tenders of Original Notes at any time prior to 5:00 p.m., New York City time, on the expiration date.

For a withdrawal to be effective, you must deliver a written notice of withdrawal to the exchange agent. The notice of withdrawal must:

•	specify the name of the person tendering the Original Notes to be withdrawn;

•	identify the Original Notes to be withdrawn, including the total principal amount of Original Notes to be withdrawn; and

•	where certificates for Original Notes are transmitted, the name of the registered holder of the Original Notes if different from the person withdrawing the Original Notes.

If you delivered or otherwise identified Original Notes to the exchange agent, you must submit the serial numbers of the Original Notes to be withdrawn and the signature on the notice of withdrawal must be guaranteed by an eligible institution, except in the case of Original Notes tendered for the account of an eligible institution. If you tendered Original Notes as a book-entry transfer, the notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn Original Notes and you must deliver the notice of withdrawal to the exchange agent and otherwise comply with the procedures of the facility. You may not rescind withdrawals of tender; however, properly withdrawn Original Notes may again be tendered by following one of the procedures described under “— Procedures for Tendering Original Notes” above at any time prior to 5:00 p.m., New York City time, on the expiration date.

We will determine all questions regarding the form of withdrawal, validity, eligibility, including time of receipt, and acceptance of withdrawal notices. Our determination of these questions as well as our interpretation of the terms and conditions of the Exchange Offer (including the letter of transmittal) will be final and binding on all parties. Neither us, any of our affiliates or assigns, the exchange agent nor any other person is under any obligation to give notice of any irregularities in any notice of withdrawal, nor will we be liable for failing to give any such notice.

Withdrawn Original Notes will be returned to the holder after withdrawal. In the case of Original Notes tendered by book-entry transfer through DTC, the Original Notes withdrawn or not exchanged will be credited to an account maintained with DTC. Any Original Notes which have been tendered for exchange but which are not exchanged for any reason will be returned to the holder thereof without cost to the holder.

Conditions to the Exchange Offer

Notwithstanding any other provision of the Exchange Offer, we are not required to accept for exchange, or to issue Exchange Notes in exchange for, any Original Notes, and we may terminate or amend the Exchange Offer, if at any time prior to 5:00 p.m., New York City time, on the expiration date, we determine that:

•	the Exchange Notes to be received will not be tradable by the holder without restriction under the Securities Act and the Exchange Act;

•	the Exchange Offer, or the making of any exchange by a holder of Original Notes, would violate applicable law or any applicable interpretation or policy of the staff of the Commission; or

•	any action or proceeding has been instituted or threatened in any court or by or before any governmental agency with respect to the Exchange Offer that would reasonably be expected to impair our ability to proceed with the Exchange Offer.

The foregoing conditions are for our sole benefit, and we may assert them regardless of the circumstances giving rise to any such condition, or we may waive the conditions, completely or partially, whenever or as many times as we choose, in our reasonable discretion. The foregoing rights are not deemed waived because we fail to exercise them, but continue in effect, and we may still assert them whenever or as many times as we choose. However, any such condition, other than any involving government approval, must be satisfied or waived before the expiration of the offer. If we determine that a waiver of conditions materially changes the Exchange Offer, the prospectus will be amended or supplemented, and the Exchange Offer extended, if appropriate, as described under “— Terms of the Exchange Offer.”

In addition, at a time when any stop order is threatened or in effect with respect to the registration statement of which this prospectus constitutes a part or with respect to the qualification of the Indenture under the Trust Indenture Act of 1939, as amended, we will not accept for exchange any Original Notes tendered, and no Exchange Notes will be issued in exchange for any such Original Notes.

If we terminate or suspend the Exchange Offer based on a determination that the Exchange Offer violates applicable law or Commission policy, the registration rights agreements require that we, as soon as practicable after such determination, use all commercially reasonable efforts to cause a shelf registration statement covering the resale of the Original Notes to be filed and declared effective by the Commission. See “— Registration Rights and Additional Interest on the Original Notes.”

Exchange Agent

We appointed U.S. Bank National Association as exchange agent for the Exchange Offer. You should direct questions and requests for assistance and for additional copies of this prospectus or of the letter of transmittal to the exchange agent at the following address:

By Mail, Overnight Courier or Hand:

U.S. Bank National Association

111 Fillmore Avenue East

St. Paul, MN 55107

Attn: Specialized Finance Unit

LMI Aerospace, Inc.

7.375% Second-Priority Senior Secured Notes due 2019

If you deliver letters of transmittal and any other required documents to an address or facsimile number other than those listed above, your tender is invalid.

Fees and Expenses

The registration rights agreement provides that we will bear all expenses in connection with the performance of our obligations relating to the registration of the Exchange Notes and the conduct of the Exchange Offer. These expenses include registration and filing fees, accounting and legal fees and printing costs, among others. We will pay the exchange agent reasonable and customary fees for its services and reasonable out-of-pocket expenses. We will also reimburse brokerage houses and other custodians, nominees and fiduciaries for customary mailing and handling expenses incurred by them in forwarding this prospectus and related documents to their clients that are holders of Original Notes and for handling or tendering for such clients.

We have not retained any dealer-manager in connection with the Exchange Offer and will not pay any fee or commission to any broker, dealer, nominee or other person, other than the exchange agent, for soliciting tenders of Original Notes pursuant to the Exchange Offer.

Transfer Taxes

Holders who tender their Original Notes for exchange will not be obligated to pay any transfer taxes in connection with the exchange. If, however, Exchange Notes issued in the Exchange Offer are to be delivered to, or are to be issued in the name of, any person other than the holder of the Original Notes tendered, or if a transfer tax is imposed for any reason other than the exchange of Original Notes in connection with the Exchange Offer, then the holder must pay any such transfer taxes, whether imposed on the registered holder or on any other person.

Accounting Treatment

The Exchange Notes will be recorded at the same carrying value as the Original Notes. Accordingly, we will not recognize any gain or loss for accounting purposes for the exchange transaction. We intend to amortize the debt issuance costs of the Exchange Offer and issuance of the Original Notes over the term of the Exchange Notes.

Registration Rights and Additional Interest on the Original Notes

If:

•	because of applicable prevailing interpretations of the Staff of the Commission, we are not permitted to effect the Exchange Offer; or

•	in the case of (A) any holder not permitted by applicable law or Commission policy to participate in the Exchange Offer, (B) any holder that participates in the Exchange Offer that receives Exchange Notes that may be sold without restriction under state and federal securities laws (other than due solely to the status of such holder as our affiliate or within the meaning of the Securities Act) or (C) any broker-dealer that holds Original Notes acquired directly from us or any of our affiliates and, in each such case, such holder notifies us within a certain period after the consummation of the Exchange Offer, then in each case, we will (x) promptly deliver to the holders and the trustee written notice thereof and (y) at our sole expense, (a) as promptly as practicable, file a shelf registration statement covering resales of the Original Notes (the “Shelf Registration Statement”), and (b) use our commercially reasonable efforts to keep effective the Shelf Registration Statement until the earlier of one year after the Issue Date or such time as all of the applicable notes have been sold thereunder.

We will, in the event that a Shelf Registration Statement is filed, provide to each holder copies of the prospectus that is a part of the Shelf Registration Statement, notify each such holder when the Shelf Registration Statement for the Original Notes has become effective and take certain other actions as are required to permit resales of the Original Notes. A holder that sells Original Notes pursuant to the Shelf Registration Statement will be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the registration rights agreement that are applicable to such a holder (including certain indemnification rights and obligations). Holders of Original Notes will also be required to suspend their use of the prospectus included in the Shelf Registration Statement under specified circumstances upon receipt of notice from us.

If we fail to consummate the Exchange Offer on or prior to June 19, 2015 or, if applicable, a Shelf Registration Statement is declared effective but thereafter ceases to be effective or usable in connection with resales of the Original Notes during the periods specified in the registration rights agreement (each such event, a “Registration Default”), then we and the Guarantors will pay additional interest (“Additional Interest”) to each holder of Original Notes, with respect to the first 90-day period immediately following the occurrence of the first Registration Default in an amount equal to 0.25 percent (0.25%) per annum on the principal amount of Original Notes held by such holder. The amount of the Additional Interest will increase by an additional 0.25 percent (0.25%) per annum on the principal amount of Original Notes with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of Additional Interest for all Registration Defaults of 1.00% per annum. The payment of such Additional Interest will be the holders’ sole remedy under the registration rights agreement with respect to any Registration Defaults hereunder.

Any amounts of Additional Interest that have accrued pursuant to the paragraph above will be payable in cash on the same original interest payment dates as the Original Notes. We and not the trustee will be responsible for making all calculations with respect to Additional Interest.

DESCRIPTION OF THE EXCHANGE NOTES

The Company will issue the Exchange Notes under the Indenture dated as of June 19, 2014 among the Company, the Guarantors, and U.S. Bank National Association, as trustee (in such capacity, the “Trustee”) and as collateral agent (in such capacity, the “Collateral Agent”). The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the “TIA”). The Notes are subject to all such terms, and holders of Notes are referred to the Indenture and the TIA for a statement thereof. In this description, references to the “Notes” refer collectively to the Exchange Notes, the Original Notes and any additional Notes actually issued, unless the context requires otherwise.

The terms of the Exchange Notes are the same as the terms of the Original Notes, except that:

•	the Exchange Notes will be registered under the Securities Act;

•	the Exchange Notes will not bear restrictive legends restricting their transfer under the Securities Act;

•	holders of the Exchange Notes are not entitled to certain rights under the registration rights agreements; and

•	the Exchange Notes will not contain provisions relating to increased interest rates in connection with the Original Notes under circumstances related to timing of the Exchange Offer.

The following is a summary of certain material provisions of the Indenture. This summary is not necessarily complete and is qualified in its entirety by reference to the Indenture, including the definitions therein of certain terms used below. You should read the Indenture because it, and not this summary, will define your rights as a holder of the Exchange Notes. A copy of the Indenture dated June 19, 2014 has been filed with the Commission as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on June 20, 2014 and is incorporated by reference as an exhibit to the registration statement of which this prospectus is a part.

Certain defined terms used in this description but not defined below under the caption “— Certain Definitions” have the meanings assigned to them in the Indenture and the registration rights agreement. In this description, the term “the Company” refers only to LMI Aerospace, Inc., and any successor obligor on the Notes, and not to any of its subsidiaries.

The registered holder of a note will be treated as the owner of it for all purposes. Only registered holders will have rights under the Indenture.

Brief Description of the Exchange Notes and the Note Guarantees

The Exchange Notes:

•	will be general obligations of the Issuer;

•	will be secured on a second priority basis by a Lien on all of the Issuer’s existing and future property and assets (other than Excluded Assets), subject to Permitted Liens; provided that, such Lien will be contractually subordinated pursuant to the Intercreditor Agreement to the Lien on such property and assets that secure the Credit Agreement;

•	will be pari passu in right of payment with all existing and future senior Indebtedness of the Issuer; provided that, the Notes will be effectively subordinated to the Obligations of the Issuer under the Credit Agreement and other existing and future senior secured Indebtedness of the Issuer to the extent of the value of the property and assets secured thereby;

•	will be effectively subordinated to any existing and future Indebtedness of the Issuer that is secured by Liens on property and assets that do not constitute Collateral, to the extent of the value of such property and assets;

•	will be senior in right of payment to any future subordinated Indebtedness of the Issuer; and

•	will be fully and unconditionally guaranteed on a senior secured basis by the Guarantors.

Although the Indenture will limit the incurrence of Indebtedness by the Issuer and the Guarantors and the issuance of Disqualified Stock by the Issuer and the issuance of preferred stock by the Issuer’s Restricted Subsidiaries, such limitation is subject to a number of significant qualifications. Under certain circumstances, the Issuer and its Subsidiaries may be able to incur substantial amounts of Indebtedness, which Indebtedness may be secured Indebtedness constituting First Priority Obligations. See “— Certain Covenants — Incurrence of Indebtedness and Issuance of Preferred Stock” and “— Certain Covenants — Liens.”

As of the date of the Indenture, all of the Issuer’s Subsidiaries were “Restricted Subsidiaries.” However, under the circumstances described below under the caption “— Certain Covenants — Designation of Restricted and Unrestricted Subsidiaries,” the Issuer will be permitted to designate certain of the Issuer’s Subsidiaries as “Unrestricted Subsidiaries.” The Issuer’s Unrestricted Subsidiaries will not be subject to many of the restrictive covenants in the Indenture and will not guarantee the Notes.

The full and prompt payment of the Issuer’s payment obligations under the Notes and the other Indenture Documents will be jointly and severally, fully and unconditionally guaranteed by each of the Issuer’s current and future Restricted Subsidiaries, other than (i) any Immaterial Subsidiaries and (ii) any Restricted Subsidiary that is not Wholly-Owned. As of the date of the Indenture, all of the Issuer’s Subsidiaries will be Guarantors. The obligations of each Guarantor under its Note Guarantee will be limited as necessary to prevent that Note Guarantee from constituting a fraudulent conveyance under applicable law. See “Risk Factors — Risks Related to the Exchange Notes and Transactions — Federal and state fraudulent transfer laws may permit a court to void the Exchange Notes and the Note Guarantees, subordinate claims in respect of the Exchange Notes and the Note Guarantees and require the holders of Exchange Notes to return payments received and, if that occurs, you may not receive any payments on the Exchange Notes.”

Each Note Guarantee:

•	will be a general obligation of that Guarantor;

•	will be secured on a second priority basis by a Lien on that Guarantor’s existing and future property and assets (other than Excluded Assets), subject to Permitted Liens; provided that, such Lien will be contractually subordinated pursuant to the Intercreditor Agreement to the Lien on such property and assets that secure the Credit Agreement;

•	will be pari passu in right of payment with all existing and future senior Indebtedness of that Guarantor; provided that, such Note Guarantee will be effectively subordinated to that Guarantor’s Obligations under the Credit Agreement and other existing and future senior secured Indebtedness of such Guarantor to the extent of the value of the property and assets secured thereby;

•	will be effectively subordinated to any existing and future Indebtedness of that Guarantor that is secured by Liens on assets that do not constitute Collateral, to the extent of the value of such property and assets; and

•	will be senior in right of payment to any future subordinated Indebtedness of that Guarantor.

The Note Guarantee of a Guarantor will be released:

(1)	in connection with any sale or other disposition of all or substantially all of the assets of that Guarantor (including by way of merger, consolidation or otherwise) to a Person that is not (either before or after giving effect to such transaction) the Issuer or a Restricted Subsidiary of the Issuer, if the sale or other disposition does not violate the provisions set forth under the caption “— Repurchase at the Option of Holders — Asset Sales;”

(2)	in connection with any sale or other disposition of all of the Capital Stock of that Guarantor to a Person that is not (either before or after giving effect to such transaction) the Issuer or a Restricted Subsidiary of the Issuer, if the sale or other disposition does not violate the provisions set forth under the caption “— Repurchase at the Option of Holders — Asset Sales;”

(3)	if the Issuer designates any Guarantor to be an Unrestricted Subsidiary in accordance with the applicable provisions of the Indenture;

(4)	upon the liquidation or dissolution of such Guarantor; provided that no Default or Event of Default shall occur as a result thereof or has occurred and is continuing;

(5)	to the extent required by the Intercreditor Agreement in connection with the sale of all of the Capital Stock of a Guarantor; or

(6)	upon a covenant defeasance, legal defeasance or satisfaction and discharge of the Indenture as provided below under the captions “— Legal Defeasance and Covenant Defeasance” and “— Satisfaction and Discharge.”

A Guarantor may not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person, other than the Issuer or another Guarantor, unless:

(1)	immediately after giving effect to that transaction, no Default or Event of Default exists; and

(2)	either:

(a)	the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger (if other than the Guarantor) unconditionally assumes all the obligations of that Guarantor under the Indenture, its Note Guarantee and appropriate Collateral Documents; or

(b)	the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of the Indenture.

Principal, Maturity and Interest

The Issuer will issue up to $245.0 million in aggregate principal amount of Notes in this Exchange Offer. The Issuer may issue additional Notes under the Indenture from time to time after this Exchange Offer. Any issuance of additional Notes is subject to all of the covenants in the Indenture, including the covenant described below under the caption “— Certain Covenants — Incurrence of Indebtedness and Issuance of Preferred Stock.” The Notes and any additional Notes subsequently issued under the Indenture will be treated as a single class for all purposes under the Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase. However, because any additional Notes may not be fungible with the Notes for federal income tax purposes, they may have a different CUSIP number or numbers and may be represented by one or more different Global Notes (as defined under “— Book Entry, Delivery and Form”). Any additional Notes issued after this Exchange Offer will be secured by the Collateral, equally and ratably, with the Notes. As a result, the issuance of additional Notes will have the effect of diluting the security interest of the Collateral for the then outstanding Notes.

The Issuer will issue Notes in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The Notes will mature on July 15, 2019.

Interest on the Notes will accrue at the rate of 7.375% per annum and will be payable in cash semi-annually in arrears on January 15 and July 15, commencing on January 15, 2015. Interest on overdue principal and interest will accrue at a rate that is 1% higher than the then applicable interest rate on the Notes. The Issuer will make each interest payment to the holders of record on the immediately preceding January 1 and July 1.

Interest on the Notes will accrue from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Methods of Receiving Payments on the Notes

Subject to the payment of DTC as described under the caption “— Same Day Settlement and Payment”, if a holder of Notes has given wire transfer instructions to the Issuer or the paying agent, the Issuer through the paying agent will pay all principal, interest and premium, if any, on that holder’s Notes in accordance with those instructions. All other payments on the Notes will be made at the office or agency of the paying agent and registrar unless the Issuer elects to make interest payments through the paying agent by check mailed to the holders of the Notes at their address set forth in the register of holders.

Paying Agent and Registrar for the Notes

The Trustee will initially act as paying agent and registrar. The Issuer may change the paying agent or registrar without prior notice to the holders of the Notes, and the Issuer or any Domestic Restricted Subsidiary of the Issuer may act as paying agent or registrar.

Transfer and Exchange

A holder may transfer or exchange Notes in accordance with the provisions of the Indenture. The registrar and the Trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents in connection with a transfer of Notes. Holders will be required to pay all taxes due on transfer. The Issuer and the registrar will not be required to transfer or exchange any Note selected for redemption. Also, the Issuer and the registrar will not be required to transfer or exchange any Note for a period of 15 days before a selection of Notes to be redeemed.

Security

General

Pursuant to one or more Collateral Documents to be made by the Issuer and the Guarantors in favor of the Collateral Agent for the benefit of the Notes Secured Parties, the Notes, the Note Guarantees and all other Obligations under the other Indenture Documents will be secured by a Lien on substantially all of the assets of the Issuer and the Guarantors, including a pledge of the Capital Stock of each Subsidiary owned directly by the Issuer or a Guarantor.

Notwithstanding the foregoing, the Collateral will not include (collectively, the “Excluded Assets”):

(1)	the Voting Stock of any direct Foreign Subsidiary of the Issuer or a Guarantor in excess of 65% of all of the outstanding Voting Stock of such Foreign Subsidiary;

(2)	Equity Interests of any domestic subsidiary whose only asset is the Equity Interests of Foreign Subsidiaries;

(3)	Equity Interests of any Subsidiary that is directly or indirectly owned by a “controlled foreign corporation” (“CFC”) described in Section 881(c)(3)(C) of the Internal Revenue Code of 1986, as amended from time to time;

(4)

any lease, license or other agreement or any property subject to a purchase money security interest or Capital Lease Obligation or similar arrangement constituting Permitted Indebtedness, to which the Issuer or any Guarantor is a party or any of its rights or interests thereunder if and only for so long as the grant of a Lien under the Collateral Documents will constitute or result in a breach, termination or default under any such lease, license, contract, property right or agreement (other than to the extent that any such term would be rendered ineffective pursuant to Section 9-406, 9-407, 9-408 or 9-409 of the Uniform Commercial Code (“UCC”) of any relevant jurisdiction or any other applicable law or principles of equity);

(5)	any assets (including interests in any partnership, joint venture or non wholly-owned subsidiary) to the extent a pledge thereof or security interest therein is prohibited by applicable law, regulation, agreements or organizational documents in effect on the date of the Indenture or the date of acquisition of such asset from a third party and containing enforceable anti-assignment clauses not overridden by the UCC or other applicable law;

(6)	real property owned by the Issuer or any Guarantor that has a Fair Market Value less than $1,000,000 and any real property leased by the Issuer or any Guarantor;

(7)	all motor vehicles and other assets subject to certificates of title;

(8)	intercompany Indebtedness owed by any Subsidiary that is a CFC or is directly or indirectly owned by a CFC solely to the extent a pledge thereof could reasonably be expected to result in adverse tax consequences;

(9)	“intent-to-use” trademark or service mark applications;

(10)	any asset with respect to which the Issuer and the First Priority Administrative Agent reasonably determine that the costs of obtaining a security interest or perfection thereof are excessive in relation to the value of the security to be afforded thereby;

(11)	the Equity Interests of any Restricted Subsidiary to the extent that Rule 3-16 of Regulation S-X under the Securities Act requires or would require the filing with the Commission of separate financial statements of such Restricted Subsidiary, which financial statements are not then otherwise required to be filed with the Commission but only to the extent such separate financial statements of such Restricted Subsidiary have not been so filed with the Commission; and

(12)	proceeds and products from any and all of the foregoing excluded collateral described in clauses (1) through (11), unless such proceeds or products would otherwise constitute Collateral securing the Notes;

provided, that notwithstanding anything to the contrary, to the extent that the Issuer or a Guarantor grants a Lien on any asset or right described in clauses (1) through (10) above to secure any Obligations under the Credit Agreement or any other First Priority Obligations, such asset or right shall not constitute an “Excluded Asset.”

So long as no Event of Default has occurred and is continuing, subject to certain terms and conditions, the Issuer and the Guarantors will be entitled to receive all dividends, interest, principal and other payments made upon or with respect to the Collateral and to exercise any voting and other consensual rights pertaining to the Collateral, subject in each case to the provisions of the Credit Agreement and the Intercreditor Agreement.

Upon the occurrence and during the continuance of an Event of Default, subject to terms of the Intercreditor Agreement (as defined below):

(1)	all voting or other consensual rights pertaining to the Collateral will become vested solely in the Collateral Agent and the right of the Issuer and the Guarantors to exercise any such voting and consensual rights will cease; and

(2)	the Collateral Agent may, subject to the terms of the Intercreditor Agreement, take possession of and sell the Collateral or any part of the Collateral in accordance with the terms of the Collateral Documents.

Subject to terms of the Intercreditor Agreement, the Collateral Agent acting at the direction of the Trustee will determine the circumstances and manner in which the Collateral will be disposed of, including, but not limited to, the determination of whether to release all or any portion of the Collateral from the Liens created by the Collateral Documents and whether to foreclose on the Collateral following an Event of Default.

The Liens created by the Indenture and the Collateral Documents to secure the Obligations of the Issuer and the Guarantors under the Notes and the Note Guarantees will be released upon:

(1)	the full and final payment and performance of the Obligations of the Issuer and the Guarantors under the Indenture, the Notes, the Note Guarantees and the other Indenture Documents;

(2)	legal or covenant defeasance pursuant to the provisions set forth under the caption “— Legal and Covenant Defeasance” or discharge of the Indenture in accordance with the provisions set forth under the caption “— Satisfaction and Discharge;” or

(3)	the consent of holders of at least 66 2/3% in aggregate principal amount of the Notes then outstanding.

In addition, the Collateral Agent will release from the Lien created by the Collateral Documents:

(1)	Collateral that is sold, transferred, disbursed or otherwise disposed of to a Person other than the Issuer or a Guarantor to the extent such sale, transfer, disbursement or disposition is not prohibited by the provisions of the Indenture; provided that any products or proceeds received by the Issuer or a Guarantor in respect of any such Collateral shall continue to constitute Collateral to the extent required by the Indenture and the Collateral Documents;

(2)	the property and assets of a Guarantor upon the release of such Guarantor from its Note Guarantee in accordance with the terms of the Indenture;

(3)	any property or asset of the Issuer or a Guarantor that is or becomes an Excluded Asset;

(4)	any Collateral upon consent of holders of a majority in aggregate principal amount of Notes then outstanding;

(5)	all or any portion of the Collateral which has been taken by eminent domain, condemnation or other similar circumstances; and

(6)	to the extent required by the Intercreditor Agreement;

provided that, notwithstanding any other provision of the Indenture or the Collateral Documents, Liens securing all or substantially all of the Collateral may be released only pursuant to the terms of the previous paragraph.

Notwithstanding anything to the contrary contained herein, if at any time after the date of the Indenture the Issuer reasonably determines in its sole discretion that the provision of a Note Guarantee by a Foreign Subsidiary would result in a material adverse tax consequence, the Note Guarantee of such Foreign Subsidiary will be automatically released upon written notice of such determination by the Issuer to the Collateral Agent and the Trustee, and such Foreign Subsidiary will cease to be a Guarantor for so long as a material adverse tax consequence would result from its Note Guarantee.

The Collateral Agent’s ability to foreclose on the Collateral may be subject to lack of perfection, the consent of third parties, prior liens and practical problems associated with the realization of the Collateral Agent’s Lien on the Collateral.

Certain security interests in the Collateral may not be in place on the date of the Indenture or may not be perfected on the date of the Indenture. For example, some of the instruments and other documents, such as Mortgages and account control agreements, required to perfect a security interest may not be delivered and/or, if applicable, recorded on or prior to such date. To the extent any such security interest is not perfected by such date, the Issuer and the Guarantors will use their commercially reasonable efforts to perform all acts and things that may be required, including obtaining any required consents from third parties, to have all security interests in the Collateral duly created and enforceable and perfected, to the extent required by the Collateral Agreements, promptly following the date of the Indenture. See “Risk Factors — Risks Related to the Notes and Transactions — The rights of holders of Notes to the collateral securing the Notes may be adversely affected by the failure to perfect security interests in the collateral and other issues generally associated with the realization of security interests in collateral.” In addition, the Issuer and the Guarantors will not be required to: (i) cause the Collateral Agent to have “control” with respect to (a) any deposit account that is exclusively used for payroll, payroll taxes and other employee wage and benefit payments, (b) any deposit account established solely for the purpose of funding petty cash or otherwise for which a control agreement has not been obtained (other than those specified in preceding clause (a)) so long as the aggregate amount or deposit in all deposit accounts referred to in this clause (b) does not exceed $250,000 at any time; or (ii) perfect a security interest in commercial tort claims that do not exceed $250,000. Notwithstanding the foregoing, the Issuer and the Guarantors will be required, in the case of clause (i) of the preceding sentence, to cause the Collateral Agent to have “control” with respect to such accounts to the extent that (and at such time as) the First Priority Agent has “control” with respect to such accounts and, in the case of clause (ii) of the preceding sentence, to perfect security interests in any commercial tort claims, letter of credit rights, equipment or inventory to the extent that (and at such time as) a security interest securing any First Priority Obligations is perfected, in each case, subject to the terms of the Intercreditor Agreement.

No appraisals of any Collateral have been prepared in connection with this Exchange Offer. The value of the Collateral at any time will depend on market and other economic conditions, including the availability of suitable buyers for the Collateral. In the event of a foreclosure, liquidation, bankruptcy or similar proceeding, no assurance can be given that the proceeds from any sale or liquidation of the Collateral will be sufficient to pay the Issuer’s Obligations under the Notes or any of the Guarantors’ Obligations under the Note Guarantees, in full or at all. See “Risk Factors — Risks Related to the Notes and Transactions — The value of the collateral securing the Notes may not be sufficient to pay the amounts owed under the Notes. As a result, holders of the Notes may not receive full payment on their Notes following an event of default.”

In addition, because a portion of the Collateral may consist of pledges of a portion of the Capital Stock of certain of our Foreign Subsidiaries, the validity of those pledges under applicable foreign law, and the ability of the holders of Notes to realize upon that Collateral under applicable foreign law, to the extent applicable, may be limited by such law, which limitations may or may not affect such Liens.

If the proceeds of any of the Collateral were not sufficient to repay all amounts due on the Notes, the holders of the Notes (to the extent not repaid from the proceeds of the sale of the Collateral) would have only an unsecured claim against the remaining assets of the Issuer and the Guarantors.

The Issuer will otherwise comply with the provisions of TIA §314 to the extent applicable.

To the extent applicable, the Issuer will cause TIA §313(b), relating to reports, and TIA §314(d), relating to the release of property or securities or relating to the substitution therefor of any property or securities to be subjected to the Lien of the Collateral Documents, to be complied with. Any certificate or opinion required by TIA §314(d) may be made by an authorized officer of the Issuer except in cases where TIA §314(d) requires that such certificate or opinion be made by an independent Person, which Person will be an independent engineer, appraiser or other expert selected or reasonably satisfactory to the Trustee. Notwithstanding anything to the contrary in this paragraph, the Issuer will not be required to comply with all or any portion of TIA §314(d) if it determines, in good faith based on advice of counsel, that under the terms of TIA §314(d) and/or any interpretation or guidance as to the meaning thereof of the Commission and its staff, including “no action” letters or exemptive orders, all or any portion of TIA §314(d) is inapplicable to the released Collateral.

Intercreditor Agreement

The Collateral Agent, on behalf of itself and the other Notes Secured Parties, and the First Priority Agent, on behalf of itself and the other First Priority Claimholders, will enter into an intercreditor agreement (the “Intercreditor Agreement”) which will, among other things, define the relative rights and related matters of the First Priority Claimholders and the Notes Secured Parties with respect to the Collateral. By its acceptance of a

Note, each holder of a Note will be deemed to have authorized the Collateral Agent, on behalf of itself and the other Notes Secured Parties, to enter into the Intercreditor Agreement and each holder of a Note shall be bound by the terms of the Intercreditor Agreement. The following description is a summary of the principal terms to be contained in the Intercreditor Agreement, rather than a complete and definitive description of such terms.

Lien Priorities. Notwithstanding the date, time, method, manner or order of grant, attachment or perfection of any Liens securing the Indenture Obligations granted on the Collateral or of any Liens securing the First Priority Obligations granted on the Collateral and notwithstanding any provision of the UCC, or any other applicable law or the Indenture Documents or any defect or deficiencies in, or failure to perfect or lapse in perfection of, or avoidance as a fraudulent conveyance or otherwise of, the Liens securing the First Priority Obligations or any other circumstance whatsoever, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Issuer or any Guarantor, the Collateral Agent, on behalf of itself and the other Notes Secured Parties, agrees that:

(a)	any Lien on any First Priority Collateral now or hereafter held by or on behalf of the First Priority Agent or any other First Priority Claimholders shall be senior and prior in all respects to any Lien on the Collateral; and

(b)	any Lien on any Collateral now or hereafter held by or on behalf of the Collateral Agent or any Notes Secured Party shall be junior and subordinate in all respects to all Liens on any First Priority Collateral.

The subordination of Liens securing Indenture Obligations to Liens securing First Priority Obligations affects only the relative priority of those Liens, and does not subordinate the Indenture Obligations in right of payment to the First Priority Obligations. Nothing in the Intercreditor Agreement will affect the entitlement of any Notes Secured Party to receive and retain required payments of interest, principal, and other amounts in respect of any Indenture Obligations unless the receipt (i) is expressly prohibited by, or results from a Notes Secured Party’s breach of, the Intercreditor Agreement or (ii) is the direct or indirect result of the exercise by the Collateral Agent or any other Notes Secured Party of rights or remedies as a secured creditor (including set-off and recoupment) or enforcement in contravention of the Intercreditor Agreement of any Lien held by any of them.

Prohibition on Contesting Liens. Each of the Collateral Agent, for itself and on behalf of each other Notes Secured Party, and the First Priority Agent, for itself and on behalf of each other First Priority Claimholder, agrees that it will not (and waives any right to) directly or indirectly contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the priority, validity, perfection, extent or enforceability of a Lien held, or purported to be held, by or on behalf of any of the First Priority Claimholders in the First Priority Collateral or by or on behalf of any of the Notes Secured Parties in the Collateral, or the provisions of the Intercreditor Agreement; provided that nothing in the Intercreditor Agreement shall be construed to prevent or impair the rights of the First Priority Agent or any other First Priority Claimholder to enforce the Intercreditor Agreement. Until the Discharge of First Priority Obligations, neither the Collateral Agent nor any other Notes Secured Party will assert (and the Collateral Agent and any other Notes Secured Party waives any right to assert) any marshaling, appraisal, valuation or other similar right that may otherwise be available to a junior secured creditor.

No New Liens. So long as the Discharge of First Priority Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Issuer or any Guarantor, the Intercreditor Agreement will provide that none of the Issuer or the Guarantors shall: (a) grant or permit any additional Liens on any property to secure any Indenture Obligations unless it has granted or concurrently grants a Lien on such property to secure the First Priority Obligations; or (b) grant or permit any additional Liens on any property to secure any First Priority Obligations unless it has granted or concurrently grants a Lien on such property to secure the Indenture Obligations; provided that this provision will not be violated if the Issuer or any Guarantor takes all appropriate action to grant to the Collateral Agent or the First Priority Agent a Lien and the Collateral Agent or the First Priority Agent has not taken any action to perfect such Lien on such property.

Similar Agreements. The Intercreditor Agreement will provide that:

(a)	upon request by the First Priority Agent or the Collateral Agent, each party shall cooperate in good faith from time to time in order to determine the specific items included in the First Priority Collateral and the Collateral and the steps taken to perfect their respective Liens thereon and the identity of the respective Persons obligated under the First Priority Loan Documents and the Indenture Documents; and

(b)	that the documents and agreements creating or evidencing the First Priority Collateral and the Collateral and the guarantees for the First Priority Obligations and the Indenture Obligations shall be in all material respects, subject to certain exceptions, the same forms of documents (other than with respect to the first lien and the second lien nature of the Obligations thereunder).

Notwithstanding the foregoing, (x) to the extent a second lien pledge of the Equity Interests of any Foreign Subsidiary is prohibited or otherwise unenforceable under local law of any jurisdiction outside the United States, the First Priority Loan Documents may include a pledge of such Equity Interests and the Indenture Documents may not include a pledge of such Equity Interests and, except to the extent held as a bailee or custodian or agent by the First Priority Agent on behalf of the Collateral Agent, the Collateral securing the Indenture Obligations shall not include the Equity Interests of such Foreign Subsidiary and (y) it is understood by each of the parties that, to the extent that after the date of the Indenture the First Priority Agent or the Collateral Agent obtains a Lien on an asset (of a type that is not included in the types of assets included in the Collateral or is excluded from the Collateral as of the date of the Intercreditor Agreement or which would not constitute Collateral without a grant of a security interest or Lien separate from the First Priority Loan Documents or the Indenture Documents, as applicable, as in effect immediately prior to obtaining such Lien on such asset) which the other party to the Intercreditor Agreement elects in writing not to obtain after receiving prior written notice thereof, the resulting difference in the scope or extent of perfection with respect to the Collateral resulting therefrom will be expressly permitted by the Intercreditor Agreement.

Exercise of Remedies.

(a)	Until the Discharge of First Priority Obligations has occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Issuer or any Guarantor, the Collateral Agent and the other Notes Secured Parties:

(1)	will not commence or maintain, or seek to commence or maintain, any Enforcement Action or otherwise exercise any rights or remedies with respect to the Collateral; provided that the Collateral Agent may commence an Enforcement Action or otherwise exercise any or all such rights or remedies after the passage of a period of at least 180 days has elapsed since the later of: (i) the date on which the Collateral Agent declared the existence of any Event of Default and demanded the repayment of all the principal amount of any Indenture Obligations and (ii) the date on which the First Priority Agent received notice from the Collateral Agent of such declaration of an Event of Default (the “Standstill Period”); provided that the Collateral Agent shall have given the First Priority Agent at least 15 days written notice prior to such Enforcement Action, which notice may be given during the pendency of the applicable Standstill Period; provided further that in no event shall the Collateral Agent or any other Notes Secured Party exercise any rights or remedies with respect to the Collateral if, notwithstanding the expiration of the Standstill Period, the First Priority Agent or any other First Priority Claimholders shall have commenced and be diligently pursuing an Enforcement Action or other exercise of their rights or remedies (or shall have sought or requested relief or modification of the automatic stay or any other stay in an Insolvency or Liquidation Proceeding to enable the commencement and pursuit thereof), in each case, with respect to all or any material portion of the Collateral;

(2)	will not contest, protest or object to any foreclosure proceeding or action brought by the First Priority Agent or any other First Priority Claimholder or any other exercise by the First Priority Agent or any other First Priority Claimholder of any rights and remedies relating to the Collateral under the First Priority Loan Documents or otherwise;

(3)	subject to their rights under clause (a)(1) above, will not object to the forbearance by the First Priority Agent or the other First Priority Claimholders from bringing or pursuing any foreclosure proceeding or action or any other exercise of any rights or remedies relating to the Collateral, in each case so long as any proceeds received by the First Priority Agent in excess of those necessary to achieve a Discharge of First Priority Obligations are distributed in accordance with the UCC and other applicable law, subject to the relative priorities in the Intercreditor Agreement;

(4)	will not take or cause to be taken any action, the purpose or effect of which is to make any Lien in respect of any Indenture Obligation pari passu with or senior to, or give any Notes Secured Party any preference or priority relative to, the Liens with respect to the First Priority Obligations or the First Priority Claimholders; and

(5)	will not institute any suit or other proceeding or assert in any suit, Insolvency or Liquidation Proceeding or other proceeding any claim against the First Priority Agent or any other First Priority Claimholder seeking damages from or other relief by way of specific performance, injunction or otherwise, with respect to, and neither the First Priority Agent nor any other First Priority Claimholder shall be liable for, any action taken or omitted to be taken by the First Priority Agent or any other First Priority Claimholder with respect to any Collateral or pursuant to the First Priority Loan Documents.

(b)	Until the Discharge of First Priority Obligations has occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Issuer or any Guarantor, subject to the foregoing exception, the First Priority Agent and the other First Priority Claimholders shall have the exclusive right to commence and maintain an Enforcement Action or otherwise enforce rights, exercise remedies (including set- off, recoupment and the right to “credit bid” their debt, except that the Collateral Agent shall have limited “credit bid” rights as provided below), and rights to make determinations regarding the release, disposition, or restrictions with respect to the Collateral without any consultation with or the consent of the Collateral Agent or any other Notes Secured Party; provided that any proceeds received by the First Priority Agent in excess of those necessary to achieve a Discharge of First Priority Obligations are distributed in accordance with the UCC and other applicable law, subject to the relative priorities described in the Intercreditor Agreement. In commencing or maintaining any Enforcement Action or otherwise exercising rights and remedies with respect to the Collateral, the First Priority Agent and the other First Priority Claimholders may enforce the provisions of the First Priority Loan Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in the exercise of their sole discretion in compliance with any applicable law and without consultation with or consent of the Collateral Agent or any other Notes Secured Party and regardless of whether any such exercise is adverse to the interest of any Notes Secured Party. Such exercise and enforcement shall include the rights of an agent appointed by them to sell or otherwise dispose of Collateral upon foreclosure, to incur expenses in connection with such sale or disposition, and to exercise all the rights and remedies of a secured creditor under the UCC and of a secured creditor under Bankruptcy Laws of any applicable jurisdiction.

Limitation of Actions. The Collateral Agent, on behalf of itself and the other Notes Secured Parties, agrees that it will not take or receive any Collateral or any proceeds of Collateral in connection with the exercise of any right or remedy (including set-off and recoupment) with respect to any Collateral in its capacity as a creditor, unless and until the Discharge of First Priority Obligations has occurred, except in connection with any foreclosure expressly permitted by the Intercreditor Agreement to the extent the Collateral Agent and the other Notes Secured Parties are permitted to retain the proceeds thereof in accordance with the Intercreditor Agreement). Without limiting the generality of the foregoing, unless and until the Discharge of First Priority Obligations has occurred, except as expressly provided in the Intercreditor Agreement, the sole right of the Collateral Agent and the other Notes Secured Parties with respect to the Collateral is to hold a Lien on the Collateral pursuant to the Collateral Documents for the period and to the extent granted therein and to receive a share of the proceeds thereof, if any, after the Discharge of First Priority Obligations has occurred.

The Collateral Agent, for itself and on behalf of the other Notes Secured Parties, (1) agrees that it will not take any action that would hinder any exercise of remedies under the First Priority Loan Documents or is otherwise prohibited by the Intercreditor Agreement, including any sale, lease, exchange, transfer or other disposition of the Collateral, whether by foreclosure or otherwise; (2) waives any and all rights it or the other Notes Secured Parties may have as a junior lien creditor or otherwise to object to the manner in which the First Priority Agent or the other First Priority Claimholders seek to enforce or collect the First Priority Obligations or the Liens securing the First Priority Obligations granted in any of the First Priority Collateral undertaken in accordance with the Intercreditor Agreement; and (3) agrees that no covenant, agreement or restriction contained in the Collateral Documents or any other Indenture Document (other than the Intercreditor Agreement) shall be deemed to restrict in any way the rights and remedies of the First Priority Agent or the other First Priority Claimholders with respect to the Collateral as set forth in the Intercreditor Agreement and the First Priority Loan Documents.

Specific Performance. If any Notes Secured Party, in contravention of the terms of the Intercreditor Agreement, in any way takes, attempts to or threatens to take any action with respect to the Collateral (including, without limitation, any attempt to realize upon or enforce any remedy with respect to the Intercreditor Agreement), or fails to take any action required by the Intercreditor Agreement, the Intercreditor Agreement shall create an irrebutable presumption and admission by such Notes Secured Party that relief against such Notes Secured Party by injunction, specific performance and/or other appropriate equitable relief is necessary to prevent irreparable harm to the First Priority Claimholders, it being understood and agreed by the Collateral Agent, on behalf of itself and each other Notes Secured Party, that (i) the First Priority Claimholders’ damages from its actions may at that time be difficult to ascertain and may be irreparable, and (ii) each Notes Secured Party waives any defense that the Issuer, the Guarantors and/or the First Priority Claimholders cannot demonstrate damage and/or be made whole by the awarding of damages. Each of the First Priority Agent and the Collateral Agent may demand specific performance of the Intercreditor Agreement. The First Priority Agent, on behalf of itself and the other First Priority Claimholders under the First Priority Loan Documents, and the Collateral Agent, on behalf of itself and the other Notes Secured Parties, irrevocably waive any defense based on the adequacy of a remedy at law and any other defense which might be asserted to bar the remedy of specific performance in any action which may be brought by the First Priority Agent or the other First Priority Claimholders or the Collateral Agent or the other Notes Secured Parties.

Application of Proceeds. So long as the Discharge of First Priority Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Issuer or any Guarantor, any Collateral or any proceeds thereof, or sale proceeds received in connection with any Enforcement Action or other exercise of remedies by the First Priority Agent or the other First Priority Claimholders, shall be applied: first, by the First Priority Agent to the First Priority Obligations in such order as specified in the relevant First Priority Loan Documents; second, to the payment by the Collateral Agent to the Indenture Obligations in such order as specified in the relevant Indenture Documents; and third, to the Issuer or the applicable Guarantor or as otherwise required by applicable law; provided that any non-cash Collateral or non-cash proceeds thereof will be held by the First Priority Agent as Collateral unless the failure to apply such amounts would be commercially unreasonable. Upon the Discharge of First Priority Obligations, the First Priority Agent shall deliver to the Collateral Agent any Collateral and proceeds thereof and all sale proceeds held by it in the same form as received, with any necessary endorsements to the Collateral Agent, or as a court of competent jurisdiction may otherwise direct, to be applied by the Collateral Agent to the Indenture Obligations in such order as specified in the Collateral Documents.

Payments Over.

(a)

So long as the Discharge of First Priority Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Issuer or any Guarantor, any Collateral or any proceeds thereof, and all sales proceeds received by the Collateral Agent or any other Notes Secured Parties in connection with any Enforcement Action or other exercise of any right or remedy relating to the Collateral in contravention of the Intercreditor Agreement in all cases shall be segregated and held in trust and forthwith paid over to the First Priority Agent for the benefit of itself and the other First Priority Claimholders in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct.

(b)	So long as the Discharge of First Priority Obligations has not occurred, if in any Insolvency or Liquidation Proceeding the Collateral Agent or any other Notes Secured Party shall receive any distribution of money or other property in respect of the Collateral or sale proceeds, such money or other property shall be segregated and held in trust and forthwith paid over to the First Priority Agent for the benefit of itself and the other First Priority Claimholders in the same form as received, with any necessary endorsements. Any Lien received by the Collateral Agent or any other Notes Secured Party in respect of any of the Indenture Obligations in any Insolvency or Liquidation Proceeding shall be subject to the terms of the Intercreditor Agreement.

Certain Agreements with respect to Unenforceable Collateral. In the event that in any Insolvency or Liquidation Proceeding a determination is made that Liens of the First Priority Agent or the other First Priority Claimholders encumbering any Collateral are not enforceable for any reason, then the Collateral Agent, on behalf of itself and the other Notes Secured Parties, agrees that any distribution or recovery it or any of them may receive with respect to, or allocable to, the value of such Collateral or any proceeds thereof shall, for so long as the Discharge of First Priority Obligations has not occurred, be segregated and held in trust and forthwith paid over to the First Priority Agent for the benefit of itself and the other First Priority Claimholders in the same form as received without recourse, representation or warranty (other than a representation of the Collateral Agent that it has not otherwise sold, assigned, transferred or pledged any right, title or interest in and to such distribution or recovery) but with any necessary endorsements or as a court of competent jurisdiction may otherwise direct until such time as the Discharge of First Priority Obligations has occurred.

Release of Liens.

(a)	If in connection with any Enforcement Action by the First Priority Agent or any other exercise of the First Priority Agent’s remedies in respect of the Collateral, in each case, prior to the Discharge of First Priority Obligations, the First Priority Agent, for itself or on behalf of any of the other First Priority Claimholders, releases any of its Liens on any part of the Collateral or releases any Guarantor from its obligations under its guarantee of the First Priority Obligations in connection with the sale of all of the Equity Interests of such Guarantor, then the Liens, if any, of the Collateral Agent, for itself or for the benefit of itself and the other Notes Secured Parties, on such Collateral, and the obligations of such Guarantor under its Note Guarantee, shall be automatically, unconditionally and simultaneously released. If in connection with any Enforcement Action or other exercise of rights and remedies by the First Priority Agent, in each case, prior to the Discharge of First Priority Obligations, the Equity Interests of any Person are foreclosed upon or otherwise disposed of and the First Priority Agent releases its Lien on the property of such Person, then the Liens of the Collateral Agent with respect to the property of such Person will be automatically released to the same extent as the Liens of the First Priority Agent. The Collateral Agent, for itself or on behalf of the other Notes Secured Parties, promptly shall execute and deliver to the First Priority Agent such termination statements, releases and other documents as the First Priority Agent may reasonably request to effectively confirm the foregoing releases.

(b)

If in connection with any disposition permitted under the terms of the First Priority Loan Documents and not expressly prohibited under the terms of the Indenture Documents, the First Priority Agent, for itself or on behalf of any of the other First Priority Claimholders, releases any of its Liens on any part of the Collateral, or releases any Guarantor from its obligations under its guarantee of the First Priority Obligations in connection with the sale of all of the Equity Interests of such Guarantor, in each case, other than in connection with, or following, the Discharge of First Priority Obligations then the Liens, if any, of the Collateral Agent, for itself or for the benefit of the other Notes Secured Parties, on such Collateral, and the obligations of such Guarantor under its Note Guarantee, shall be automatically, unconditionally and simultaneously released. The Collateral Agent, for itself or on behalf of any such other Notes Secured

Parties, promptly shall execute and deliver to the First Priority Agent such termination statements, releases and other documents as the First Priority Agent may reasonably request to effectively confirm such release.

Insurance. Unless and until the Discharge of First Priority Obligations has occurred, the First Priority Agent and the other First Priority Claimholders shall have the sole and exclusive right, subject to the rights of the Issuer and the Guarantors under the First Priority Loan Documents, to adjust settlement for any insurance policy covering the Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding (or any deed in lieu of condemnation) affecting the Collateral. Unless and until the Discharge of First Priority Obligations has occurred, and subject to the rights of the Issuer and the Guarantors under the First Priority Loan Documents, all proceeds of any such policy and any such award (or any payments with respect to a deed in lieu of condemnation) if in respect to the Collateral shall be paid to the First Priority Agent for the benefit of itself and the other First Priority Claimholders pursuant to the terms of the First Priority Loan Documents (including for purposes of cash collateralization of letters of credit) and thereafter, to the extent no First Priority Obligations are outstanding, and subject to the rights of the Issuer and the Guarantors under the Indenture Documents, to the Collateral Agent for the benefit of itself and the other Notes Secured Parties to the extent required under the Collateral Documents and then, to the extent no Indenture Obligations are outstanding, to the owner of the subject property, such other Person as may be entitled thereto or as a court of competent jurisdiction may otherwise direct. Until the Discharge of First Priority Obligations has occurred, if the Collateral Agent or any other Notes Secured Parties shall, at any time, receive any proceeds of any such insurance policy or any such award or payment in contravention of the Intercreditor Agreement, it shall segregate and hold in trust and forthwith pay such proceeds over to the First Priority Agent.

Amendments to First Priority Loan Documents and Indenture Documents.

(a)	The First Priority Loan Documents may be amended, supplemented or otherwise modified in accordance with their terms and the Credit Agreement may be refinanced, in each case, without notice to, or the consent of, the Collateral Agent or the other Notes Secured Parties, all without affecting the lien subordination or other provisions of the Intercreditor Agreement; provided that the holders of such refinancing debt bind themselves in a writing addressed to the Collateral Agent to the terms of the Intercreditor Agreement.

(b)	Without the prior written consent of the First Priority Agent, no Indenture Document may be refinanced, amended, restated, supplemented or otherwise modified or entered into to the extent such refinancing, amendment, restatement, supplement or modification, or the terms of any new Indenture Document, would:

(1)	increase the then outstanding principal amount of the Notes, in excess of the Indenture Cap Amount;

(2)	be prohibited under the First Priority Loan Documents;

(3)	increase the obligations of the Issuer and the Guarantors or to confer any additional material rights of the holders of the Notes (or a representative on their behalf) which would be materially adverse to the First Priority Agent or any other First Priority Claimholders; or

(4)	add to the Collateral other than as specifically provided by the Intercreditor Agreement.

(c)	In the event the First Priority Agent or the other First Priority Claimholders and the Issuer or any Guarantor enter into any amendment, waiver or consent in respect of any of the First Priority Security Documents for the purpose of adding to, or deleting from, or waiving or consenting to any departures from any provisions of, any First Priority Security Document or changing in any manner the rights of the First Priority Agent in a manner not otherwise covered by the Intercreditor Agreement, then such amendment, waiver or consent shall apply automatically to any comparable provision of a comparable Collateral Document without the consent of the Collateral Agent or the other Notes Secured Parties and without any action by the Collateral Agent, the Issuer or any Guarantor, provided that:

(1)	no such amendment, waiver or consent shall have the effect of:

(A)	removing assets subject to the Lien of the Collateral Documents, except to the extent that a release of such Lien is permitted or required by the Intercreditor Agreement and provided that there is a corresponding release of the Liens securing the First Priority Obligations;

(B)	imposing duties on the Collateral Agent without its consent;

(C)	permitting other Liens on the Collateral not permitted under the terms of the Intercreditor Agreement or the other Indenture Documents; or

(D)	being prejudicial to the interests of the Notes Secured Parties to a greater extent than the First Priority Claimholders (other than by virtue of their relative priority and the rights and obligations hereunder); and

(2)	notice of such amendment, waiver or consent shall have been given to the Collateral Agent within ten Business Days after the effective date of such amendment, waiver or consent.

Bankruptcy Financing and Other Matters.

(a)	Until the Discharge of First Priority Obligations has occurred, if the Issuer or any Guarantor shall be subject to any Insolvency or Liquidation Proceeding and the First Priority Agent shall desire to permit the use of cash collateral on which the First Priority Agent or any other First Priority Claimholder has a Lien or to permit the Issuer or any Guarantor to obtain financing, whether from the First Priority Claimholders or any other Person under Section 364 of the Bankruptcy Code or any similar Bankruptcy Law (“DIP Financing”), then the Collateral Agent, on behalf of itself and the other Notes Secured Parties, agrees that it will raise no objection to or contest (or join with or support any third party in objecting or contesting), and each Notes Secured Party shall be deemed to have consented to, such cash collateral use or DIP Financing (including any proposed orders for such cash collateral use and/or DIP Financing which are acceptable to the First Priority Agent), and to the extent the Liens securing the First Priority Obligations are subordinated to or pari passu with such DIP Financing, the Collateral Agent will subordinate its Liens in the Collateral to the Liens securing such DIP Financing (and all Obligations relating thereto) and will not request adequate protection or any other relief in connection therewith (except as expressly agreed by the First Priority Agent or to the extent permitted by the Intercreditor Agreement); provided that the aggregate principal amount of the DIP Financing plus the aggregate outstanding principal amount of First Priority Obligations constituting principal of Indebtedness for borrowed money (excluding all accrued and unpaid interest, fees, indemnity payment and expenses, all First Priority Hedging Obligations, and all First Priority Cash Management Obligations and other bank product obligations) plus the aggregate face amount of any letters of credit issued and not reimbursed under the Credit Agreement does not exceed the sum of (a) the First Priority Cap Amount plus (b) $10.0 million. The Collateral Agent, on behalf of itself and the other Notes Secured Parties, agrees that it will not provide or seek (or support any other Person that is not a First Priority Claimholder seeking) to provide DIP Financing to the Issuer or any Guarantor so long as the First Priority Agent or any other First Priority Claimholder shall desire to provide such DIP Financing; provided, however, that in the event that no First Priority Claimholder desires to provide a DIP Financing, the First Priority Agent, on behalf of itself and the other First Priority Claimholders, reserves the right to object to the provision of any DIP Financing by any Notes Secured Party.

(b)

The Collateral Agent, on behalf of itself and the other Notes Secured Parties, agrees that it will not seek consultation rights in connection with, and it will raise no objection or oppose, a motion to dispose of Collateral under Section 363 of the Bankruptcy Code if the requisite First Priority Claimholders have consented to such disposition. The Collateral Agent, on behalf of itself and the other Notes Secured Parties, further agrees that it will not directly or indirectly oppose or impede entry of any order in connection with such disposition, including orders to retain professionals or set bid procedures in connection with such sale, liquidation or disposition if the requisite First Priority Claimholders have consented to such (i) retention of professionals and bid procedures in connection with such sale, liquidation or disposition of such assets and (ii) the disposition of such assets, in which event the Notes Secured Parties will be deemed to have consented to the disposition of Collateral pursuant to Section 363(f) of the Bankruptcy Code and such motion does not impair the rights of the Notes Secured Parties under Section 363(k) of the Bankruptcy Code; provided that (i) the First Priority Cap Amount shall be reduced by an amount equal to the net cash proceeds of such sale or other disposition which are used to pay the principal of loans or face amount of letters of credit constituting First Priority Obligations under the Credit Agreement and (ii) any proceeds in excess of those necessary for the Discharge of First Priority Obligations shall be applied in accordance with the Intercreditor Agreement and applicable law.

Relief from the Automatic Stay. Until the Discharge of First Priority Obligations has occurred, the Collateral Agent, on behalf of itself and the other Notes Secured Parties, agrees that none of them shall: (i) seek (or support any other Person seeking) relief from the automatic stay or any other stay in any Insolvency or Liquidation Proceeding in respect of the Collateral, without the prior written consent of the First Priority Agent, or (ii) oppose (or support any other Person in opposing) any request by the First Priority Agent for relief from such stay.

Adequate Protection. The Collateral Agent, on behalf of itself and the other Notes Secured Parties, agrees that none of them shall contest (or support any other Person contesting): (1) any request by the First Priority Agent or the other First Priority Claimholders for adequate protection under any Bankruptcy Law; or (2) any objection by the First Priority Agent or the other First Priority Claimholders to any motion, relief, action or proceeding based on the First Priority Agent or the other First Priority Claimholders claiming a lack of adequate protection. Notwithstanding the foregoing, in any Insolvency or Liquidation Proceeding:

(1)	if the First Priority Claimholders (or any subset thereof) are granted adequate protection in the form of additional collateral in connection with any use of Cash Collateral or DIP Financing, then the Collateral Agent, on behalf of itself or any of the other Notes Secured Parties, may seek or request adequate protection in the form of a Lien on such additional collateral, which Lien will be subordinated to the Liens securing the First Priority Obligations and such use of cash collateral or DIP Financing (and all Obligations relating thereto) on the same basis as the other Liens securing the Indenture Obligations are so subordinated to the First Priority Obligations under the Intercreditor Agreement; and

(2)	the Collateral Agent and the other Notes Secured Parties shall only be permitted to seek adequate protection with respect to their respective rights in the Collateral in any Insolvency or Liquidation Proceeding in the form of (A) additional collateral; provided that as adequate protection for the First Priority Obligations, the First Priority Agent, on behalf of itself and the other First Priority Claimholders, is also granted a senior Lien on such additional collateral; (B) replacement Liens on the Collateral; provided that as adequate protection for the First Priority Obligations, the First Priority Agent, on behalf of itself and the other First Priority Claimholders, is also granted senior replacement Liens on the Collateral; and (C) an administrative expense claim; provided that as adequate protection for the First Priority Obligations, the First Priority Agent, on behalf of itself and the other First Priority Claimholders, is also granted an administrative expense claim which is senior and prior to the administrative expense claim of the Collateral Agent and the other Notes Secured Parties. If any Notes Secured Party receives Post-Petition Interest and/or adequate protection payments in an Insolvency or Liquidation Proceeding (“Indenture Adequate Protection Payments”), and the First Priority Claimholders do not receive payment in full in cash of all First Priority Obligations upon the effectiveness of the plan of reorganization for, or conclusion of, that Insolvency or Liquidation Proceeding, then, each Notes Secured Parties shall pay over to the First Priority Claimholders an amount (the “Pay-Over Amount”) equal to the lesser of (i) the Indenture Adequate Protection Payments received by such Notes Secured Parties and (ii) the amount of the short-fall (the “Short Fall”) in payment in full in cash of the First Priority Obligations; provided that to the extent any portion of the Short Fall represents payments received by the First Priority Claimholders in the form of promissory notes, equity or other property, equal in value to the cash paid in respect of the Pay-Over Amount, the First Priority Claimholders shall, upon receipt of the Pay-Over Amount, transfer those promissory notes, equity or other property, pro rata, equal in value to the cash paid in respect of the Pay-Over Amount to the applicable Notes Secured Parties in exchange for the Pay-Over Amount. The First Priority Claimholders shall not be deemed to have consented to, and expressly retain their rights to object to, the grant of adequate protection in the form of cash payments to the Notes Secured Parties.

The Collateral Agent, for itself and on behalf of the other Notes Secured Parties, agrees that notice of a hearing to approve DIP Financing or use of cash collateral on an interim basis shall be adequate if delivered to the Collateral Agent at least two Business Days in advance of such hearing and that notice of a hearing to approve DIP Financing or use of cash collateral on a final basis shall be adequate if delivered to the Collateral Agent at least fifteen days in advance of such hearing.

No Waiver. Subject to certain provisions of the Intercreditor Agreement, nothing contained in the Intercreditor Agreement shall prohibit or in any way limit the First Priority Agent or any other First Priority Claimholder from objecting in any Insolvency or Liquidation Proceeding or otherwise to any action taken by the Collateral Agent or any of the other Notes Secured Party, including the seeking by the Collateral Agent or any other Notes Secured Party of adequate protection (other than adequate protection permitted under the Intercreditor Agreement) or the asserting by the Collateral Agent or any other Notes Secured Party of any of its rights and remedies under the Indenture Documents or otherwise.

Avoidance Issues. If any First Priority Claimholder is required in any Insolvency or Liquidation Proceeding or otherwise to turn over or otherwise pay to the estate of the Issuer or any Guarantor any amount paid in respect of First Priority Obligations, then such First Priority Claimholder shall be entitled to a reinstatement of First Priority Obligations with respect to all such recovered amounts on the date of such recovery, and from and after the date of such reinstatement the Discharge of First Priority Obligations shall be deemed not to have occurred. If the Intercreditor Agreement shall have been terminated prior to such recovery, the Intercreditor Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto from such date of reinstatement.

Reorganization Securities. If, in any Insolvency or Liquidation Proceeding, debt obligations of the reorganized debtor secured by Liens upon any property of the reorganized debtor are distributed pursuant to a plan of reorganization, arrangement, compromise or liquidation or similar dispositive restructuring plan, both on account of First Priority Obligations and on account of Indenture Obligations, then, to the extent the debt obligations distributed on account of the First Priority Obligations and on account of the Indenture Obligations are secured by Liens upon the same property, the provisions of the Intercreditor Agreement will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to the Liens securing such debt obligations.

Post-Petition Interest. Neither the Collateral Agent nor any other Notes Secured Party shall oppose or seek to challenge any claim by the First Priority Agent or any other First Priority Claimholder for allowance in any Insolvency or Liquidation Proceeding of First Priority Obligations consisting of Post-Petition Interest to the extent of the value of any First Priority Claimholder’s Lien, without regard to the existence of the Lien of the Collateral Agent on behalf of itself and the other Notes Secured Parties on the Collateral. Neither the First Priority Agent nor any other First Priority Claimholder shall oppose or seek to challenge any claim by the Collateral Agent or any other Notes Secured Party for allowance in any Insolvency or Liquidation Proceeding of Indenture Obligations consisting of Post-Petition Interest to the extent of the value of the Lien of the Collateral Agent on behalf of itself and the other Notes Secured Parties on the Collateral (after taking into account the value of the First Priority Obligations).

Waiver. The Collateral Agent, on behalf of itself and the other Notes Secured Parties, waives any claim it may have against any First Priority Claimholder arising out of the election of any First Priority Claimholder of the application of Section 1111(b)(2) of the Bankruptcy Code, and/or out of any cash collateral or financing arrangement or out of any grant of a security interest in connection with the Collateral in any Insolvency or Liquidation Proceeding so long as such actions are not in express contravention of the terms of the Intercreditor Agreement.

No Surcharge of Collateral. Neither the Collateral Agent nor any other Notes Secured Party shall, in an Insolvency or Liquidation Proceeding or otherwise, assert or enforce, at any time when the Discharge of First Priority Obligations has not occurred, any claim under Section 506(c) of the Bankruptcy Code (or otherwise) for costs or expenses of preserving or disposing of any Collateral.

Right to Credit Bid. Neither the Collateral Agent nor any other Notes Secured Party shall object to, contest or oppose (or support any other Person in objecting to, contesting or opposing) in any manner the exercise by the First Priority Agent or any of the other First Priority Claimholders of the right to “credit bid” pursuant to Section 363(k) of the Bankruptcy Code or other applicable law in respect of the Collateral. Neither the First Priority Agent nor any other First Priority Claimholder shall object to, contest or oppose (or support any other Person in objecting to, contesting or opposing) in any manner the exercise by the Collateral Agent or any other Notes Secured Party of the right to “credit bid” pursuant to Section 363(k) of the Bankruptcy Code or other applicable law in respect of the Indenture Obligations, so long as the cash proceeds of such “credit bid” are otherwise sufficient to cause (and such “credit bid” provides for) the Discharge of First Priority Obligations.

Plan Treatment. Neither the Collateral Agent nor any other Notes Secured Party shall seek (or cause or support any other Person to seek) the filing or confirmation of any plan of reorganization or liquidation or similar dispositive plan that does not expressly provide for the Discharge of First Priority Obligations on the plan’s effective date.

Optional Redemption

At any time prior to January 15, 2017, the Issuer may on any one or more occasions redeem up to 35% of the aggregate principal amount of Notes issued under the Indenture (calculated after giving effect to the issuance of any additional Notes) at a redemption price of 107.375% of the principal amount of the Notes redeemed, plus accrued and unpaid interest to the redemption date, subject to the rights of holders of Notes on the relevant record date to receive interest due on the relevant interest payment date that is on or prior to the applicable redemption date, with the net cash proceeds of one or more Qualified Equity Offerings; provided that:

(1)	at least 65% of the aggregate principal amount of Notes originally issued under the Indenture (calculated after giving effect to the original issuance of any additional Notes) (excluding Notes held by the Issuer and its Subsidiaries) remains outstanding immediately after the occurrence of each such redemption; and

(2)	the redemption occurs within 120 days of the date of the closing of such Qualified Equity Offering.

During any twelve-month period prior to January 15, 2017, the Issuer may redeem up to 10% of the original principal amount of the Notes during each twelve-month period, upon not less than 30 nor more than 60 days’ notice, at a redemption price equal to 103.000% of the principal amount of the Notes redeemed, plus accrued and unpaid interest to the redemption date, subject to the right of holders of the Notes on the relevant record date to receive interest due on the relevant interest payment date that is on or prior to the applicable redemption date.

In addition, at any time prior to January 15, 2017, the Issuer may also on any one or more occasions redeem all or a part of the Notes, at a redemption price equal to 100.000% of the principal amount of Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest to the date of redemption, subject to the rights of holders of the Notes on the relevant regular record date to receive interest due on the relevant interest payment date that is on or prior to the applicable redemption date.

Except pursuant to the preceding two paragraphs and in the last paragraph of “Repurchase at the Option of Holders — Change of Control,” the Notes will not be redeemable at the Issuer’s option prior to January 15, 2017.

On or after January 15, 2017, the Issuer may redeem on any one or more occasions all or a part of the Notes, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest on the Notes redeemed, to the applicable redemption date, if redeemed on or after the dates indicated below, subject to the rights of holders of the Notes on the relevant regular record date to receive interest due on the relevant interest payment date that is on or prior to the applicable redemption date:

Year	Percentage
On or after January 15, 2017	103.688%
On or after January 15, 2018	101.844%
On or after January 15, 2019	100.000%

Unless the Issuer defaults in the payment of the redemption price, interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable redemption date.

Mandatory Redemption

The Issuer is not required to make mandatory redemption or sinking fund payments with respect to the Notes. However, under certain circumstances, the Issuer may be required to offer to purchase Notes as described under the captions “— Repurchase at the Option of Holders — Change of Control” and “— Repurchase at the Option of Holders — Asset Sales.” The Issuer and its Affiliates may at any time and from time to time purchase Notes in the open market, by tender offer, negotiated transactions or otherwise.

Repurchase at the Option of Holders

Change of Control

If a Change of Control occurs, each holder of Notes will have the right to require the Issuer to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that holder’s Notes pursuant to an offer (the “Change of Control Offer”) on the terms set forth in the Indenture. In the Change of Control Offer, the Issuer will offer a price in cash (the “Change of Control Payment”) equal to 101% of the aggregate principal amount of the Notes repurchased plus accrued and unpaid interest on the Notes repurchased to the date of purchase, subject to the rights of holders of the Notes on the relevant regular record date to receive interest due on the relevant interest payment date that is on or prior to the applicable redemption date. Within 30 days following any Change of Control, the Issuer will mail (or, in the case of Global Notes, transmit in accordance with the procedures of DTC) a notice to each holder with a copy to the Trustee describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes on the date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is sent (the “Change of Control Payment Date”), pursuant to the procedures required by the Indenture and described in such notice.

On the Change of Control Payment Date, the Issuer will, to the extent lawful:

(1)	accept for payment all Notes or portions of Notes properly tendered and not withdrawn pursuant to the Change of Control Offer;

(2)	deposit with the paying agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered and not withdrawn; and

(3)	deliver or cause to be delivered to the Trustee the Notes properly accepted together with an officers’ certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Issuer.

The paying agent will promptly deliver to each holder of Notes properly tendered and not withdrawn the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that any such Exchange Notes will be in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The Issuer will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

The provisions described above that require the Issuer to make a Change of Control Offer following a Change of Control will be applicable whether or not any other provisions of the Indenture are applicable. Except as described above with respect to a Change of Control, the Indenture does not contain provisions that permit the holders of the Notes to require that the Issuer repurchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction.

The Issuer will not be required to make a Change of Control Offer upon a Change of Control if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Issuer and purchases all Notes properly tendered and not withdrawn under the Change of Control Offer or (2) notice of redemption for all outstanding Notes has been given pursuant to the Indenture as described above under the caption “— Optional Redemption,” unless and until there is a default in payment of the applicable redemption price. Notwithstanding anything to the contrary contained herein, a Change of Control Offer may be made in advance of a Change of Control, conditioned upon the consummation of such Change of Control, if a definitive agreement is in place for the Change of Control at the time the Change of Control Offer is made.

The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of “all or substantially all” of the properties or assets of the Issuer and its Restricted Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of Notes to require the Issuer to repurchase its Notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of the Issuer and its Restricted Subsidiaries taken as a whole to another Person or group may be uncertain.

In the event that holders of not less than 90% in aggregate principal amount of the then outstanding Notes accept a Change of Control Offer and the Issuer (or any third party making such Change of Control Offer in lieu of the Issuer as described above) purchases all of the Notes held by such holders, the Issuer will have the right, upon not less than 30 nor more than 60 days’ prior notice, given not more than 30 days following the purchase pursuant to the Change of Control Offer described above, to redeem all of the Notes that remain outstanding following such purchase at a redemption price equal to the Change of Control Payment plus accrued and unpaid interest on the Notes that remain outstanding, to the date of purchase, subject to the rights of holders of the Notes on the relevant regular record date to receive interest due on the relevant interest payment date that is on or prior to the applicable redemption date.

Asset Sales

The Issuer will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

(1)	the Issuer (or the Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the Fair Market Value of the assets or Equity Interests issued or sold or otherwise disposed of; and

(2)	at least 75% of the consideration received in the Asset Sale by the Issuer or such Restricted Subsidiary is in the form of cash or Cash Equivalents. For purposes of this provision, each of the following will be deemed to be cash:

(a)	any liabilities, as shown on the Issuer’s most recent consolidated balance sheet or as would be reflected on a balance sheet, of the Issuer or any Restricted Subsidiary of the Issuer (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Note Guarantee) that are assumed by the transferee of any such assets pursuant to an agreement that releases the Issuer or such Restricted Subsidiary from further liability in respect thereof;

(b)	any securities, notes or other obligations received by the Issuer or any such Restricted Subsidiary of the Issuer from such transferee that are converted by the Issuer or such Restricted Subsidiary into cash within 180 days after such Asset Sale, subject to ordinary settlement periods, to the extent of the cash received in that conversion; and

(c)	any assets or Capital Stock of another Permitted Business, if, after giving effect to any such acquisition of Capital Stock, the Permitted Business is or becomes a Restricted Subsidiary of the Issuer.

Within 365 days after the receipt of any Net Proceeds from an Asset Sale, the Issuer (or the applicable Restricted Subsidiary, as the case may be) may apply such Net Proceeds at its option:

(1)	to repay Indebtedness and other Obligations under the Credit Agreement and, if the Indebtedness repaid is revolving credit Indebtedness, to correspondingly permanently reduce commitments with respect thereto;

(2)	to acquire all or substantially all of the assets of, or any Capital Stock of, another Permitted Business, if, after giving effect to any such acquisition of Capital Stock, the Permitted Business is or becomes a Restricted Subsidiary of the Issuer;

(3)	to make one or more capital expenditures;

(4)	to acquire other assets that are not classified as current assets under GAAP and that are used or useful in a Permitted Business; or

(5)	any combination of the foregoing clauses (1) through (5);

provided that in the case of clauses (2) through (4) above, a binding commitment shall be treated as a permitted application of the Net Proceeds from the date of such commitment so long as the Issuer or a Restricted Subsidiary enters into such commitment with the good faith expectation that such Net Proceeds will be applied to satisfy such commitment within 180 days of such commitment; provided, further, that if such commitment is later terminated or cancelled prior to the application of such Net Proceeds, then such Net Proceeds shall constitute Excess Proceeds (as defined below).

Pending the final application of any Net Proceeds, the Issuer or the Restricted Subsidiary that consummated the applicable Asset Sale may temporarily reduce revolving credit borrowings or otherwise invest the Net Proceeds in Cash Equivalents.

Any Net Proceeds from Asset Sales that are not applied or invested within 365 days after the receipt thereof as provided in the second paragraph of this covenant will constitute “Excess Proceeds.” Within 10 Business Days after the aggregate amount of Excess Proceeds exceeds $10.0 million, the Issuer will make an offer to all holders of Notes (an “Asset Sale Offer”) to purchase the maximum principal amount of Notes that may be purchased with the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of the principal amount plus accrued and unpaid interest to the date of purchase (subject to the rights of holders of the Notes on the relevant regular record date to receive interest due on the relevant interest payment date that is on or prior to the applicable redemption date), and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Issuer may use those Excess Proceeds for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of Notes tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the paying agent will select the Notes to be purchased on a pro rata basis or by lot (or, in the case of Global Notes, in accordance with the procedures of the Depositary), subject to adjustments so that Notes are maintained in a minimum denomination of $2,000 or a multiple of $1,000 in excess thereof. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.

General

The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of Notes pursuant to a Change of Control Offer or an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control or Asset Sale provisions of the Indenture, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under such provisions of the Indenture by virtue of such compliance.

The agreements governing the Issuer’s other Indebtedness contain, and future agreements (including the Credit Agreement) may contain, prohibitions of certain events, including events that would constitute a Change of Control or an Asset Sale and including repurchases of or other prepayments in respect of the Notes. The exercise by the holders of Notes of their right to require the Issuer to repurchase the Notes upon a Change of Control or an Asset Sale could cause a default under these other agreements, even if the Change of Control or Asset Sale itself does not, due to the financial effect of such repurchases on the Issuer. In the event a Change of Control or Asset Sale occurs at a time when the Issuer is prohibited from purchasing Notes, the Issuer could seek the consent of their senior lenders to the purchase of Notes or could attempt to refinance the borrowings that contain such prohibition. If the Issuer does not obtain a consent or repay those borrowings, the Issuer will remain prohibited from purchasing Notes. In that case, the Issuer’s failure to purchase tendered Notes would constitute an Event of Default under the Indenture which could, in turn, constitute a default under the other Indebtedness. Finally, the Issuer’s ability to pay cash to the holders of Notes upon a repurchase may be limited by the Issuer’s then existing financial resources. See “Risk Factors — Risks Related to the Exchange Notes— Our ability to repurchase the Notes upon a change of control may be limited.”

Selection and Notice

If less than all of the Notes are to be redeemed at any time, the Trustee will select Notes for redemption by lot (or, in the case of Global Notes, in accordance with the procedure of DTC) unless otherwise required by law or applicable stock exchange or depositary requirements.

Notes may be redeemed in part in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. Notices of redemption will be mailed by first class mail (or, in the case of Global Notes, in accordance with the procedures of DTC) at least 30 but not more than 60 days before the redemption date to each holder of Notes to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of the Indenture.

Any redemption of Notes may, at Issuer’s discretion, be subject to one or more conditions precedent. In addition, if such redemption is subject to satisfaction of one or more conditions precedent, such notice shall state that, in Issuer’s discretion, the redemption date may be delayed until such time as any or all of such conditions shall be satisfied (or waived by Issuer in its sole discretion), or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied (or waived by Issuer in its sole discretion) by the redemption date, or by the redemption date so delayed.

If any Note is to be redeemed in part only, the notice of redemption that relates to that Note will state the portion of the principal amount of that Note that is to be redeemed. A new Note in principal amount equal to the unredeemed portion of the original Note will be issued in the name of the holder of Notes upon cancellation of the original Note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on Notes or portions of Notes called for redemption, unless the Issuer fails to deliver the redemption amount.

Certain Covenants

Restricted Payments

The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

(1)	declare or pay any dividend or make any other payment or distribution on account of the Issuer’s or any of its Restricted Subsidiaries’ Equity Interests (including any payment in connection with any merger or consolidation involving the Issuer or any of its Restricted Subsidiaries) or to the direct or indirect holders of the Issuer’s or any of its Restricted Subsidiaries’ Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Issuer and other than dividends or distributions payable to the Issuer or a Restricted Subsidiary of the Issuer);

(2)	purchase, redeem or otherwise acquire or retire for value (including in connection with any merger or consolidation involving the Issuer) any Equity Interests of the Issuer except for repurchases of Equity Interests in the Issuer or any of its Subsidiaries in the ordinary course of business deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of such options or warrants;

(3)	make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness of the Issuer or any Guarantor that is contractually subordinated to the Notes or to any Note Guarantee (excluding any intercompany Indebtedness between or among the Issuer and any of its Restricted Subsidiaries), except any payment of interest or a payment of principal at the Stated Maturity thereof; or

(4)	make any Restricted Investment

(all such payments and other actions set forth in these clauses (1) through (4) above being collectively referred to as “Restricted Payments”),

unless, at the time of and after giving effect to such Restricted Payment:

(1)	no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment;

(2)	the Issuer would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described below under the caption “— Incurrence of Indebtedness and Issuance of Preferred Stock;” and

(3)	such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Issuer and its Restricted Subsidiaries since the date of the Indenture (excluding Restricted Payments permitted by clauses (2), (3), (4), (5), (6), (10), (11) and (12) of the next succeeding paragraph), is less than the sum, without duplication, of:

(a)	50% of the Consolidated Net Income of the Issuer earned from the beginning of the fiscal quarter commencing after the date of the Indenture to the end of the Issuer’s most recently ended fiscal quarter for which internal financial statements are available (the “Reference Date”) at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit);

plus

(b)	100% of the aggregate net cash proceeds and the Fair Market Value of property and marketable securities received by the Issuer since the date of the Indenture as a contribution to its common equity capital or from the issuance or sale of Equity Interests of the Issuer (other than Disqualified Stock) or from the issuance or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of the Issuer that have been converted into or exchanged for such Equity Interests (other than (i) Equity Interests (or Disqualified Stock or debt securities) sold to a Subsidiary of the Issuer and (ii) any net proceeds from the issuance or sale of Equity Interests of the Issuer to the extent used to redeem Notes pursuant to the first paragraph under “— Optional Redemption”);

plus

(c)	100% of the aggregate net cash proceeds received from the issuance of Indebtedness or shares of Disqualified Stock of the Issuer that have been converted into Capital Stock of the Issuer subsequent to the date of the Indenture and on or prior to the Reference Date;

plus

(d)	the amount for the period subsequent to the date of the Indenture and on or prior to the Reference Date equal to the sum of (i) the net reduction in the Investments (other than Permitted Investments) made by the Issuer or any of its Restricted Subsidiaries in any Person resulting from repurchases, repayments or redemptions of such Investments by such Person, proceeds realized on the sale of such Investment and proceeds representing the return of capital (excluding dividends and distributions), in each case received by the Issuer or any of its Restricted Subsidiaries, and (ii) to the extent such Person is an Unrestricted Subsidiary, the portion (proportionate to the Issuer’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary; provided, however, that the foregoing sum shall not exceed, in the case of any such Person or Unrestricted Subsidiary, the amount of Investments (excluding Permitted Investments) previously made (and treated as a Restricted Payment) by the Issuer or any of its Restricted Subsidiaries in such Person or Unrestricted Subsidiary;

plus

(e)	100% of the aggregate net cash proceeds received from the exercise by any holder of a convertible note of the Issuer that has been converted into Capital Stock of the Issuer subsequent to the date of the Indenture and on or prior to the Reference Date.

In the case of clause (3)(b) above, any net cash proceeds from issuances and sales of Capital Stock of the Issuer financed directly or indirectly using funds borrowed from the Issuer or any Subsidiary of the Issuer, shall be excluded until and to the extent such borrowing is repaid.

The preceding provisions will not prohibit:

(1)	the payment of any dividend or distribution or the consummation of any irrevocable redemption within 60 days after the date of declaration of the dividend or distribution or giving of the redemption notice, as the case may be, if at the date of declaration or notice, the dividend, distribution or redemption payment would have complied with the provisions of the Indenture;

(2)	the making of any Restricted Payment in exchange for, out of or with the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of the Issuer) of, Equity Interests of the Issuer (other than Disqualified Stock) or from the substantially concurrent contribution of common equity capital to the Issuer; provided that the amount of any such net cash proceeds that are utilized for any such Restricted Payment will be excluded from clause (3)(b) of the preceding paragraph;

(3)	the repurchase, redemption, defeasance or other acquisition or retirement for value of Indebtedness of the Issuer or any Guarantor that is contractually subordinated to the Notes or to any Note Guarantee with the net cash proceeds from a substantially concurrent incurrence of Permitted Refinancing Indebtedness;

(4)	the payment of any dividend (or, in the case of any partnership or limited liability company, any similar distribution) by a Restricted Subsidiary of the Issuer to the holders of its Equity Interests on a pro rata basis;

(5)	the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Issuer or any Restricted Subsidiary of the Issuer held by any future, current or former officer, director or employee of the Issuer or any of the Issuer’s Restricted Subsidiaries (or their permitted transferees, assigns, estates or heirs) pursuant to any management equity plan, stock option plan, equity subscription agreement, stock option agreement, shareholders’ agreement or similar agreement or any other management or employee benefit plan, agreement or arrangement; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests may not exceed $5.0 million in any twelve-month period commencing on the date of the Indenture (with unused amounts in any twelve-month period being carried over to succeeding twelve-month periods subject to a maximum carry over of $3.0 million in any such period); provided further that such amount in any twelve-month period may be increased by an amount not to exceed the net cash proceeds of “key-man” life insurance policies received by the Issuer or its Restricted Subsidiaries after the date of the Indenture;

(6)	the repurchase of Equity Interests deemed to occur upon the exercise of stock options or warrants or similar stock-based instruments to the extent such Equity Interests represent a portion of the exercise price of those stock options or warrants or similar stock-based instruments;

(7)	so long as no Default has occurred and is continuing or would be caused thereby, the declaration and payment of regularly scheduled or accrued dividends to holders of any class or series of Disqualified Stock of the Issuer or any Restricted Subsidiary of the Issuer issued on or after the date of the Indenture in accordance with the Fixed Charge Coverage Ratio test described below under the caption “— Incurrence of Indebtedness and Issuance of Preferred Stock;”

(8)	the repurchase, redemption or other acquisition or retirement for value of any Indebtedness of the Issuer or any Guarantor that is contractually subordinated in right of payment to the Notes or to any Note Guarantee or Disqualified Stock in connection with or following a Change of Control or Asset Sale, as applicable, pursuant to provisions similar to, but, in any event, no more favorable to the holders of such subordinated Indebtedness or Disqualified Stock than, those described under the caption “— Repurchase at the Option of Holders” and at a purchase price not greater than 101% of the principal amount thereof; provided that a Change of Control Offer or Asset Sale Offer, as applicable, has been made and all Notes tendered by holders of the Notes in connection with such Change of Control Offer or Asset Sale Offer, as applicable, have been repurchased, redeemed or acquired for value;

(9)	payments of cash, dividends or distributions, advances or other Restricted Payments by the Issuer or any of its Restricted Subsidiaries to allow the payment of cash in lieu of fractional shares;

(10)	Restricted Payments made on the date of the Indenture, in each case, to the extent described in this prospectus under the heading “Use of Proceeds;”

(11)	so long as no Specified Event of Default has occurred and is continuing or would be caused thereby, payments of cash, dividends or distributions to each of the members or other holders of the Equity Interests of the Issuer and its Subsidiaries in an amount sufficient to cover such member’s or such holder’s actual tax liability attributable to the taxable income of the Issuer and/or its Subsidiaries; provided that any payment pursuant to this clause (11) with respect to the income of any Unrestricted Subsidiary for any taxable period shall be limited to the amount actually paid with respect to such period by such Unrestricted Subsidiary to the Issuer or its Restricted Subsidiaries for the purposes of paying taxes with respect to such income; and

(12)	so long as no Default has occurred and is continuing or would be caused thereby, other Restricted Payments in an aggregate amount not to exceed $20.0 million since the date of the Indenture.

For purposes of determining compliance with this covenant, in the event that an item meets the criteria of more than one of the categories of permitted Restricted Payments pursuant to clauses (1) through (12) above, or may be made pursuant to the first paragraph of this covenant or as a Permitted Investment, the Issuer shall be permitted to classify such item on the date of the respective payment and will only be required to include the amount in the relevant clause or pursuant to the relevant defined term, although the Issuer may divide, classify or from time to time reclassify all or any portion of an item in more than one category in any manner that complies with this covenant and such Restricted Payment shall be treated as having been made pursuant to the clause or clauses of this covenant to which such Restricted Payment has been classified or reclassified.

The amount of all Restricted Payments (other than cash) will be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Issuer or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The Fair Market Value of any assets or securities that are required to be valued by this covenant will be determined by the Board of Directors of the Issuer whose resolution with respect thereto will be delivered to the Trustee. The Board of Directors’ determination must be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if the Fair Market Value exceeds $20.0 million.

Incurrence of Indebtedness and Issuance of Preferred Stock

The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness (including Acquired Debt), and the Issuer will not issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any shares of preferred stock; provided, however, that the Issuer may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock, and the Guarantors may incur Indebtedness (including Acquired Debt) and any of the Issuer’s Restricted Subsidiaries may issue shares of preferred stock, if the Fixed Charge Coverage Ratio for the Issuer’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or preferred stock, as applicable, is issued, as the case may be, would have been at least 2.00 to 1.00, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the Disqualified Stock or preferred stock, as applicable, had been issued, as the case may be, at the beginning of such four-quarter period.

The first paragraph of this covenant will not prohibit the incurrence of any of the following items of Indebtedness (collectively, “Permitted Debt”) or, solely with respect to the Issuer, the issuance of any Disqualified Stock:

(1)	the incurrence by the Issuer and any Guarantor of Indebtedness and letters of credit under the Credit Agreement in an aggregate principal amount at any one time outstanding under this clause (1) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Issuer and its Restricted Subsidiaries thereunder) not to exceed (a) the greater of (i) $100.0 million and (ii) the sum of 85% of the net book value of accounts receivable of the Issuer and its Restricted Subsidiaries and 50% of the net book value of the inventory of the Issuer and its Restricted Subsidiaries, in each case, calculated substantially consistent with such calculation under the Credit Agreement on the date of the Indenture less, in each case, the aggregate amount of all Net Proceeds of Asset Sales applied to permanently repay the principal amount of any such Indebtedness and, if the Indebtedness repaid is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto pursuant to clause (1) of the second paragraph under the covenant described above under the caption “— Repurchase at the Option of Holders — Asset Sales;”

(2)	the incurrence by the Issuer or any of its Restricted Subsidiaries of the Existing Indebtedness;

(3)	the incurrence by the Issuer and the Guarantors of Indebtedness represented by (i) the Notes and the related Note Guarantees to be issued on the date of the Indenture and (ii) any Exchange Notes issued in exchange for such Notes (including any Note Guarantee in respect thereof);

(4)	the incurrence by the Issuer or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of design, construction, installation or improvement of property, plant or equipment used in the business of the Issuer or any of its Restricted Subsidiaries, with an aggregate principal amount outstanding, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (4), not to exceed at any time the greater of (a) $25.0 million and (b) 5.0% of Consolidated Total Assets of the Issuer;

(5)	the incurrence by the Issuer or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge any Indebtedness (other than intercompany Indebtedness) that was permitted by the Indenture to be incurred under the first paragraph of this covenant or clause (2), (3), (4) or (5) of this paragraph;

(6)	the incurrence by the Issuer or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Issuer and any of its Restricted Subsidiaries; provided, however, that:

(a)	if the Issuer or any Guarantor is the obligor on such Indebtedness and the payee is not the Issuer or a Guarantor, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations then due with respect to the Notes, in the case of the Issuer, or the Note Guarantee, in the case of a Guarantor; and

(b)	(i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person (other than (A) the Issuer, (B) a Restricted Subsidiary of the Issuer or (C) any person described in clause (i)(x) of the second sentence of the definition of the term “Domestic Restricted Subsidiary”) and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either the Issuer or a Restricted Subsidiary of the Issuer, will be deemed, in each case, to constitute an incurrence of such Indebtedness by the Issuer or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (6);

(7)	the issuance by any of the Issuer’s Restricted Subsidiaries to the Issuer or to any of its Restricted Subsidiaries of shares of preferred stock; provided, however, that:

(a)	any subsequent issuance or transfer of Equity Interests that results in any such preferred stock being held by a Person (other than (i) the Issuer, (ii) a Restricted Subsidiary of the Issuer or (iii) any person described in clause (i)(x) of the second sentence of the definition of the term “Domestic Restricted Subsidiary”); and

(b)	any sale or other transfer of any such preferred stock to a Person that is not either the Issuer or a Restricted Subsidiary of the Issuer,

will be deemed, in each case, to constitute an issuance of such preferred stock by such Restricted Subsidiary that was not permitted by this clause (7);

(8)	the incurrence by the Issuer or any of its Restricted Subsidiaries of (a) Hedging Obligations not for speculative purposes and (b) Indebtedness in respect of Cash Management Services;

(9)	the Guarantee by the Issuer or any of the Guarantors of Indebtedness of the Issuer or a Restricted Subsidiary of the Issuer that was permitted to be incurred by another provision of this covenant; provided that if the Indebtedness being guaranteed is subordinated to or pari passu with the Notes, then the Guarantee shall be subordinated or pari passu, as applicable, to the same extent as the Indebtedness guaranteed;

(10)	the incurrence by the Issuer or any of its Restricted Subsidiaries of Indebtedness in respect of workers’ compensation claims, insurance premium finance agreements, statutory obligations, self-insurance obligations, bankers’ acceptances and documentary letters of credit in the ordinary course of business;

(11)	obligations in respect of customs, stay, performance, bid, appeal and surety bonds and other similar types of bonds and performance and completion guarantees and other obligations of a like nature incurred by the Issuer or any of its Restricted Subsidiaries in the ordinary course of business;

(12)	the incurrence by the Issuer or any of its Restricted Subsidiaries of Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds, so long as such Indebtedness is covered within five Business Days;

(13)	the incurrence of Indebtedness consisting of indemnification, earnouts, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition or acquisition of any business, assets or a Restricted Subsidiary in accordance with the terms of the Indenture, other than Indebtedness or guarantees of Indebtedness incurred or assumed by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary for the purpose of financing such acquisition;

(14)	Indebtedness of the Issuer or any of its Restricted Subsidiaries to the extent the proceeds of such Indebtedness are deposited and used to defease or satisfy and discharge all of the Notes as described under “Legal Defeasance and Covenant Defeasance” or “Satisfaction and Discharge;”

(15)	Indebtedness of the Issuer or any of its Restricted Subsidiaries supported by a letter of credit issued pursuant to the Credit Agreement and permitted to be incurred under clause (1) above, in a principal amount not in excess of the stated amount of such letter of credit;

(16)	the incurrence by the Issuer or any of its Restricted Subsidiaries of unsecured Indebtedness in connection with the repurchase, redemption or other acquisition of retirement of Capital Stock held by any current or former officer, director or employee of the Issuer or any Restricted Subsidiary; provided that such repurchase, redemption or other acquisition of retirement is permitted by clause (5) of the second paragraph of the covenant described under the caption “— Certain Covenants — Restricted Payments”;

(17)	Indebtedness incurred by the Issuer or its Restricted Subsidiaries in connection with the maintenance of, or pursuant to the requirements of, environmental or other permits or licenses from governmental authorities (other than for an obligation for money borrowed), in the ordinary course of business;

(18)	Indebtedness arising out of customer deposits in the ordinary course of business;

(19)	Indebtedness incurred by Foreign Subsidiaries or joint ventures of the Issuer or any Restricted Subsidiary in an aggregate principal amount, together with all other Indebtedness incurred pursuant to this clause (19), not to exceed $5.0 million at any one time outstanding;

(20)	Indebtedness arising from indemnity agreements to title insurers to cause such title insurers to issue a title policy in favor of the Issuer or its Subsidiaries or their lenders;

(21)	Indebtedness of the Issuer or any of its Restricted Subsidiaries consisting of take-or-pay obligations contained in supply arrangements incurred in the ordinary course of business or consistent with past practice; and

(22)	the incurrence by the Issuer or any of its Restricted Subsidiaries of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (22), not to exceed $20.0 million.

The Issuer will not incur, and will not permit any Guarantor to incur, any Indebtedness (including Permitted Debt) that is contractually subordinated in right of payment to any other Indebtedness of the Issuer or such Guarantor unless such Indebtedness is also contractually subordinated in right of payment to the Notes and the applicable Note Guarantee on substantially identical terms; provided, however, that no Indebtedness will be deemed to be contractually subordinated in right of payment to any other Indebtedness of the Issuer or such Guarantor solely by virtue of being unsecured or by virtue of being secured on a first or junior Lien basis.

For purposes of determining compliance with this “Incurrence of Indebtedness and Issuance of Preferred Stock” covenant, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (22) above, or is entitled to be incurred pursuant to the first paragraph of this covenant, the Issuer will be permitted to classify such item of Indebtedness on the date of its incurrence, or later reclassify all or a portion of such item of Indebtedness, in any manner that complies with this covenant; provided, that Permitted Debt under the Credit Agreement outstanding on the date of the Indenture will initially be deemed to have been incurred on such date under clause (1) above. The accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, the reclassification of preferred stock as Indebtedness due to a change in accounting principles, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this covenant; provided, in each such case, that the amount of any such accrual, accretion or payment is included in Fixed Charges of the Issuer as accrued. Notwithstanding any other provision of this covenant, the maximum amount of Indebtedness that the Issuer or any Restricted Subsidiary of the Issuer may incur pursuant to this covenant shall not be deemed to be exceeded solely as a result of fluctuations in exchange rates or currency values.

The amount of any Indebtedness outstanding as of any date will be:

(1)	the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;

(2)	the principal amount of the Indebtedness, in the case of any other Indebtedness; and

(3)	in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the lesser of:

(a)	the Fair Market Value of such assets at the date of determination; and

(b)	the amount of the Indebtedness of the other Person.

Liens

The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind on any asset now owned or hereafter acquired, except Permitted Liens.

Dividend and Other Payment Restrictions Affecting Subsidiaries

The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

(1)	pay dividends or make any other distributions on its Capital Stock to the Issuer or any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any Indebtedness owed to the Issuer or any of its Restricted Subsidiaries;

(2)	make loans or advances to the Issuer or any of its Restricted Subsidiaries; or

(3)	sell, lease or transfer any of its properties or assets to the Issuer or any of its Restricted Subsidiaries.

However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

(1)	agreements governing Existing Indebtedness as in effect on the date of the Indenture and any amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings of those agreements; provided that the amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings are not materially more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in those agreements on the date of the Indenture;

(2)	the Indenture Documents and the Intercreditor Agreement;

(3)	agreements governing Indebtedness (other than Indebtedness in clauses (1), (2), (4), (6), (8) or (10) of this paragraph) incurred in compliance with the covenant set forth under the caption “— Incurrence of Indebtedness and Issuance of Preferred Stock” and any amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings of those agreements; provided that the encumbrances or restrictions contained therein, taken as a whole, are not materially more restrictive than those contained in the Indenture Documents, in each case, as then in effect;

(4)	the First Priority Loan Documents;

(5)	applicable law, rule, regulation or order, approval, license, permit or similar restriction;

(6)

any instrument governing Indebtedness or Capital Stock of a Person acquired by the Issuer or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness or Capital Stock was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of the Indenture to be incurred;

(7)	customary non-assignment provisions in contracts and licenses entered into in the ordinary course of business;

(8)	purchase money obligations for property acquired in the ordinary course of business and Capital Lease Obligations that impose restrictions on the property purchased or leased of the nature described in clause of the preceding paragraph;

(9)	any agreement for the sale or other disposition of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending the sale or other disposition;

(10)	Permitted Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced (as determined in good faith by the Board of Directors of the Issuer);

(11)	Liens permitted to be incurred under the provisions of the covenant described above under the caption “— Liens” that limit the right of the debtor to dispose of the assets subject to such Liens;

(12)	provisions limiting the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, sale-leaseback agreements, stock sale agreements and other similar agreements entered into (a) in the ordinary course of business or (b) with the approval of the Issuer’s Board of Directors, which limitation is applicable only to the assets that are the subject of such agreements;

(13)	restrictions on cash, Cash Equivalents or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business; and

(14)	any Liens imposed by amendments, restatements, modifications, renewals, supplements, refundings, replacement or refinancing of contracts, instruments or Obligations referred to in clauses (1) through (13) above.

Merger, Consolidation or Sale of Assets

The Issuer will not, directly or indirectly: (a) consolidate or merge with or into another Person (whether or not the Issuer is the surviving entity); or (b) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Issuer and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person, unless:

(1)	either:

(a)	the Issuer is the surviving entity; or

(b)	the Person formed by or surviving any such consolidation or merger (if other than the Issuer) or to which such sale, assignment, transfer, conveyance or other disposition has been made is (i) a corporation organized or existing under the laws of the United States, any state of the United States or the District of Columbia or (ii) (x) a limited liability company or partnership organized or existing under the laws of the United States, any state of the United States or the District of Columbia and (y) such Person has a Restricted Subsidiary that is a corporation organized or existing under the laws of the United States, any state of the United States or the District of Columbia which, concurrently with the consummation of such consolidation, merger, sale, assignment, transfer, conveyance or other disposition, becomes a co-issuer of the Notes and a party to the Indenture and to the applicable Collateral Documents by executing and delivering to the Trustee or the Collateral Agent, as applicable, a supplemental indenture and one or more joinders to such Collateral Documents, and causes such instruments to be filed and recorded in such jurisdictions and takes such other actions as may be reasonably necessary to perfect or continue the perfection of the Lien created under the Collateral Documents on the Collateral owned by or transferred to the surviving entity;

(2)	the Person formed by or surviving any such consolidation or merger (if other than the Issuer) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all the obligations of the Issuer under the Notes, the Indenture and the Collateral Documents;

(3)	immediately after such transaction, no Default or Event of Default exists; and

(4)	the Issuer or the Person formed by or surviving any such consolidation or merger (if other than the Issuer), or to which such sale, assignment, transfer, conveyance or other disposition has been made would, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption “— Incurrence of Indebtedness and Issuance of Preferred Stock.”

In addition, the Issuer will not, directly or indirectly, lease all or substantially all of the properties and assets of it and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to any other Person.

Clauses (3) and (4) of the prior paragraph will not apply to any merger or consolidation, or any sale, assignment, transfer, conveyance, lease or other disposition of assets between or among the Issuer and the Guarantors or with or into an Affiliate solely for the purpose of reorganizing the Issuer in another jurisdiction.

Transactions with Affiliates

The Issuer will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Issuer (each, an “Affiliate Transaction”), unless:

(1)	the Affiliate Transaction is on terms that are no less favorable to the Issuer or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Issuer or such Restricted Subsidiary with an unrelated Person; and

(2)	the Issuer delivers to the Trustee:

(a)	with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10.0 million, a resolution of the Board of Directors of the Issuer set forth in an officers’ certificate certifying that such Affiliate Transaction complies with this covenant and that such Affiliate Transaction has been approved by a majority of the Board of Directors of the Issuer (including a majority of the disinterested members of the Board of Directors of the Issuer); and

(b)	with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $15.0 million, an opinion as to the fairness to the Issuer or such Restricted Subsidiary of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

(1)	any employment agreement, employee benefit plan, officer or director indemnification agreement or any similar arrangement entered into by the Issuer or any of its Restricted Subsidiaries in the ordinary course of business and payments pursuant thereto;

(2)	transactions between or among the Issuer and/or its Restricted Subsidiaries;

(3)	transactions with a Person (other than an Unrestricted Subsidiary of the Issuer) that is or becomes an Affiliate of the Issuer solely because the Issuer owns, directly or through a Restricted Subsidiary, an Equity Interest in, or controls, such Person;

(4)	payment of reasonable and customary compensation and benefits, fees and reimbursement of expenses (pursuant to indemnity arrangements or otherwise) of officers, directors or employees of the Issuer or any of its Restricted Subsidiaries who are not otherwise Affiliates;

(5)	any issuance of Equity Interests (other than Disqualified Stock) of the Issuer to any officer, director or employee of the Issuer or any of its Restricted Subsidiaries or to any other Affiliates of the Issuer;

(6)	Restricted Payments that do not violate the provisions of the Indenture described above under the caption “— Restricted Payments” and Permitted Investments described under clauses (1)(b), (1)(c), (8), (13) and (14) of the definition thereof; and

(7)	payments made or performance under any agreement (including any registration rights agreement or purchase agreements related thereto) as in effect on the date of the Indenture and described in this prospectus and any amendment, modification or replacement of such agreement (so long as such amendment, modification or replacement is not less favorable to the Issuer and its Restricted Subsidiaries, taken as a whole, than the original agreement as in effect on the date of the Indenture as determined in good faith by a majority of the disinterested members of the Board of Directors of the Issuer).

Business Activities

The Issuer will not, and will not permit any of its Restricted Subsidiaries to, engage in any business other than Permitted Businesses, except to such extent as would not be material to the Issuer and its Restricted Subsidiaries taken as a whole.

Additional Note Guarantees

If the Issuer or any of its Wholly-Owned Restricted Subsidiaries acquires or creates a Wholly-Owned Restricted Subsidiary after the date of the Indenture, then such newly acquired or created Wholly-Owned Restricted Subsidiary will, within 45 days of the date on which it was acquired or created:

(1)	execute and deliver to the Trustee a supplemental indenture substantially in the form of attached to the Indenture, pursuant to which such Wholly-Owned Restricted Subsidiary shall fully and unconditionally Guarantee, on a senior secured basis, all of the Issuer’s Obligations under the Notes and the Indenture;

(2)	execute and deliver to the Collateral Agent joinder agreements or similar agreements with respect to the applicable Collateral Documents necessary in order to grant to the Collateral Agent for the benefit of the holders of the Notes a perfected first-priority security interest, subject to the Intercreditor Agreement and Permitted Liens, in the assets (other than Excluded Assets) of such Wholly-Owned Restricted Subsidiary, including the filing of UCC financing statements in such jurisdictions as may be required by the Collateral Documents, as and when required thereby, and delivering to the Collateral Agent the certificates, if any, representing all of the Equity Interests of such Wholly-Owned Restricted Subsidiary, together with undated stock powers or other appropriate instruments of transfer executed and delivered in blank by a duly authorized officer of the holder(s) of such Equity Interests, and all intercompany notes owing from such Wholly-Owned Restricted Subsidiary to the Issuer or any Guarantor together with instruments of transfer executed and delivered in blank by a duly authorized officer of the Issuer or Guarantor;

(3)	take such further action and execute and deliver such other documents specified in the Indenture Documents to give effect to the foregoing; and

(4)	deliver to the Trustee and the Collateral Agent an opinion of counsel (subject to customary qualifications and assumptions) that such supplemental indenture and any other documents required to be delivered pursuant to clauses (2) and (3) above have been duly authorized, executed and delivered by such Wholly-Owned Restricted Subsidiary and constitute legally valid and binding and enforceable obligations of such Wholly-Owned Restricted Subsidiary and regarding the perfection of such Liens in the Collateral of such Wholly-Owned Restricted Subsidiary as provided for in the Indenture or the Collateral Documents;

provided that any Wholly-Owned Restricted Subsidiary that constitutes an Immaterial Subsidiary need not become a Guarantor until such time as it ceases to be an Immaterial Subsidiary.

Notwithstanding anything to the contrary, each Domestic Restricted Subsidiary of the Issuer that, directly or indirectly, guarantees or otherwise provides direct credit support for any Obligations of the Issuer or any Guarantor or that is a borrower or a guarantor under the Credit Agreement shall become a Guarantor in accordance with this covenant.

Each Note Guarantee shall be automatically released as described under “— Brief Description of the Exchange Notes and the Note Guarantees — The Note Guarantees.”

Designation of Restricted and Unrestricted Subsidiaries

The Board of Directors of the Issuer may designate any Restricted Subsidiary of the Issuer to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate Fair Market Value of all outstanding Investments owned by the Issuer and its Restricted Subsidiaries in the Subsidiary properly designated as an Unrestricted Subsidiary will be deemed to be an Investment made as of the time of the designation and will reduce the amount available for Restricted Payments under the covenant described above under the caption “— Restricted Payments” or under one or more clauses of the definition of Permitted Investments, as determined by the Issuer. That designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The Board of Directors of the Issuer may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if that redesignation would not cause a Default.

Any designation of a Subsidiary of the Issuer as an Unrestricted Subsidiary will be evidenced to the Trustee by filing with the Trustee a certified copy of a resolution of the Board of Directors of the Issuer giving effect to such designation and an officers’ certificate certifying that such designation complied with the preceding conditions and was permitted by the covenant described above under the caption “— Restricted Payments.” If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of the Issuer as of such date and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under the caption “— Incurrence of Indebtedness and Issuance of Preferred Stock,” the Issuer will be in default of such covenant. The Board of Directors of the Issuer may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary of the Issuer; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Issuer of any outstanding Indebtedness of such Unrestricted Subsidiary, and such designation will only be permitted if (1) such Indebtedness is permitted under the covenant described under the caption “— Incurrence of Indebtedness and Issuance of Preferred Stock,” calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and (2) no Default or Event of Default would be in existence following such designation.

Real Estate Mortgages and Filings

With respect to any real property owned in fee simple by the Issuer or any Guarantor, where such owned real property is located in the United States and does not constitute an Excluded Asset described in clause (3) of the definition thereof (the “Premises”), the Issuer or Guarantor shall use commercially reasonable efforts to, within 90 days of the later of (x) the date of the Indenture and (y) the acquisition thereof, deliver to the Collateral Agent:

(1)

as mortgagee, for the benefit of the Notes Secured Parties, fully executed counterparts of Mortgages duly executed by the Issuer or Guarantor, as the case may be, and corresponding UCC fixture filings, together with evidence of the completion (or satisfactory arrangements for the completion) of all recordings and filings of such Mortgages and corresponding UCC fixture filings as may be necessary to create a valid and perfected Lien, subject to the Intercreditor Agreement and Permitted Liens, against the Premises purported to be covered thereby, including, without limitation, evidence of the payment in full of all taxes, fees and other charges payable in connection with such Mortgages, recordings and filings;

(2)	mortgagee’s title insurance policies in favor of the Collateral Agent in an amount equal to not less than 100% of the Fair Market Value of the Premises and fixtures purported to be covered by the related Mortgages, insuring that the interests created by the Mortgage constitute valid Liens thereon free and clear of all Liens, defects and encumbrances (subject to the Intercreditor Agreement and other than Permitted Liens), and such policies shall also include, to the extent available and issued at ordinary rates, customary endorsements and shall be accompanied by evidence of the payment in full (or satisfactory arrangements for the payment in full) of all premiums thereon and (ii) such affidavits, certificates, instruments of indemnification and other items (including a so-called “gap” indemnification) as shall be reasonably required to induce the title insurer to issue the title insurance policies and endorsements referenced herein with respect to each of the Premises;

(3)	the most recent surveys of such Premises, together with either (i) an updated survey certification in favor of the Collateral Agent from the applicable surveyor stating that, based on a visual inspection of the property and the knowledge of the surveyor, there has been no change in the facts depicted in the survey or (ii) an affidavit and/or indemnity from the Issuer or Guarantor, as the case may be, stating that, to its knowledge, there has been no change in the facts depicted in the survey, other than, in each case, changes that do not materially adversely affect the use by the Issuer or Guarantor, as applicable, of such Premises for the Issuer’s or Guarantor’s business as so conducted, or intended to be conducted, at such Premises and in each case, in form and substance sufficient for the title insurer issuing the title policies to remove the standard survey and survey- related exceptions from such policies and issue the survey, survey-related, and other endorsements required pursuant to clause (2) above to such policy;

(4)	opinions of counsel in the jurisdictions where such Premises are located and the jurisdiction of the Issuer or Guarantor, as the case may be, in each case, addressed to the Collateral Agent and in form and substance customary in comparable financings, including, but not limited to, opinions stating that such Mortgage (i) has been duly authorized, executed and delivered by the Issuer or Guarantor, (ii) constitutes a legally valid and binding and enforceable obligation of the Issuer or Guarantor and (iii) is in proper form for recording in order to create, when recorded in the appropriate recording office, a mortgage Lien on the property and a security interest in that part of the property constituting fixtures, and upon proper recording in the appropriate recording office, the Mortgage will make effective such Lien and security interest intended to be created thereby;

(5)	FEMA Standard Flood Hazard Determinations with respect to each of the Premises, notice about special flood hazard area status and flood disaster assistance, and, in the event any such Premises is located in a special flood hazard area, evidence of flood insurance; and

(6)	such other information, documentation, and certifications as may be necessary in order to create valid, perfected and subsisting Liens against the Premises covered by the Mortgages.

Further Assurances

The Issuer and the Guarantors, at their sole cost and expense and subject to the Intercreditor Agreement, will execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register, as applicable, any and all such further acts, deeds, conveyances, security agreements, account control agreements, assignments, financing statements and continuations thereof, termination statements, notices of assignment, transfers, certificates, assurances and other instruments (including, without limitation, landlord-lender agreements, bailee letters and appraisals in respect of any real property), consents, authorizations, approvals and orders, and shall take all further action, as may be required from time to time in order to:

(1)	carry out the terms and provisions of the Collateral Documents;

(2)	subject to the Liens created by any of the Collateral Documents any of the properties, rights or interests required to be encumbered thereby;

(3)	perfect and maintain the validity, enforceability, effectiveness and priority of any of the Collateral Documents and the Liens intended to be created thereby; and

(4)	assure, convey, grant, assign, transfer, preserve, protect and confirm to the Collateral Agent any of the rights granted now or hereafter intended by the parties thereto to be granted to the Collateral Agent under the Collateral Documents or under any other instrument executed in connection herewith.

Upon the exercise by the Trustee, the Collateral Agent or any holder of the Notes of any power, right, privilege or remedy under the Indenture or any of the Collateral Documents which requires any consent, approval, recording, qualification or authorization of any Governmental Authority, the Issuer and the Guarantors will execute and deliver all applications, certifications, instruments and other documents and papers that may be required from the Issuer or any Guarantor for such governmental consent, approval, recording, qualification or authorization.

Payments for Consent

The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any holder of Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the Notes unless such consideration is offered to be paid and is paid to all holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Reports

Whether or not the Issuer is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or otherwise voluntarily files reports with the Commission on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the Commission, the Indenture will require the Issuer to prepare:

(a)	all quarterly and annual financial information in substantially the form that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K, respectively, if the Issuer were required to file such Forms under the Exchange Act, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” that describes the financial condition and results of operations of the Issuer and its consolidated Subsidiaries and, with respect to the annual financial information only, a report thereon by the Issuer’s certified independent accountants, not later than 45 days following the end of each of the first three fiscal quarters of each fiscal year of the Issuer in the case of quarterly financial information and not later than 90 days following the end of each fiscal year of the Issuer in the case of annual financial information; and

(b)	current reports containing substantially the same information required to be filed in a Current Report on Form 8-K pursuant to Items 1.01, 1.02, 1.03, 2.01, 2.03, 2.04, 2.06, 3.03, 4.01, 4.02, 5.01 and 5.02(b) and (c), in each case as in effect on the date of the Indenture, promptly from time to time after the occurrence of an event that would have been reported in a Current Report on Form 8-K if the Issuer would have been required to file such Reports under the Exchange Act; provided, however, that no such report will be required to include a summary of the terms of, any employment or compensatory arrangement agreement, plan or understanding between the Issuer (or any of its direct or indirect parent companies or subsidiaries) and any director, manager or executive officer, of the Issuer (or any of its direct or indirect parent companies or subsidiaries).

If the Issuer has designated any of its Subsidiaries as Unrestricted Subsidiaries, then the quarterly and annual financial information required by the preceding paragraph will include a reasonably detailed presentation, either on the face of the financial statements or in the notes thereto, and in “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” of the financial condition and results of operations of the Issuer and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Issuer.

Notwithstanding the foregoing, if the Issuer is not then subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, in no event shall the Issuer be required pursuant to the Indenture to (1) comply with Section 302 or Section 404 of the Sarbanes-Oxley Act of 2002, in each case, as in effect on the date of the Indenture, (2) provide separate financial information for (i) non-wholly owned subsidiaries that may otherwise be required by Regulation S-X, (ii) Guarantors that may otherwise be required by Rule 3-10 of Regulation S-X or (iii) Subsidiaries whose securities are pledged to secure the Notes that may otherwise be required by Rule 3-16 of Regulation S-X, (3) provide information required or contemplated by Regulation G or Item 10(e) (relating to any disclosure of non-GAAP financial measures) or Item 402 of Regulation S-K or (4) provide financial statements in interactive data format using the extensible Business Reporting Language.

The Issuer will make available such information and such reports (as well as the details regarding the conference call described below) to the Trustee under the Indenture, to any holder of the Notes and to any Beneficial Owner of the Notes, in each case by posting such information on any password-protected online data system, and will make such information readily available on any password-protected online data system to any prospective investor, any securities analyst or any market maker in the Notes.

The obligations under the preceding paragraphs of this covenant may be satisfied by having the Issuer file reports containing the information contemplated hereunder within the timeframes contemplated hereunder with the Commission.

Within 10 Business Days after the dates that the reports described in clause (a) above are required to be delivered, the Issuer shall participate in quarterly conference calls to discuss operating results and related matters, which conference call shall be open to all holders of Notes, Beneficial Owners of the Notes, prospective investors, securities analysts and market makers in the Notes to discuss such financial information.

Furthermore, the Issuer agrees that, for so long as any Notes remain outstanding, it will furnish to the holders of Notes, Beneficial Owners of the Notes, prospective investors, securities analysts and market makers in the Notes, upon their request, the information and reports described above and any other information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Events of Default and Remedies

Each of the following is an “Event of Default”:

(1)	default for 30 days in the payment when due of interest on the Notes;

(2)	default in the payment when due (at Stated Maturity, upon redemption or otherwise) of the principal of, or premium, if any, on, the Notes;

(3)	(a) failure by the Issuer or any of its Restricted Subsidiaries to comply with the provisions described under the captions “— Repurchase at the Option of Holders — Change of Control,” “— Repurchase at the Option of Holders — Asset Sales,” or “— Certain Covenants — Merger, Consolidation or Sale of Assets;” or (b) failure by the Issuer or any of its Restricted Subsidiaries for 30 days after notice to the Issuer by the Trustee or the holders of at least 25% in aggregate principal amount of the Notes then outstanding voting as a single class to comply with the provisions described under the captions “— Certain Covenants — Restricted Payments” and “— Certain Covenants — Incurrence of Indebtedness and Issuance of Preferred Stock;”

(4)	failure by the Issuer or any of its Restricted Subsidiaries for 60 days after notice to the Issuer by the Trustee or the holders of at least 25% in aggregate principal amount of the Notes then outstanding voting as a single class to comply with any of the other agreements in the Indenture Documents;

(5)	default under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any Indebtedness for money borrowed by the Issuer or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Issuer or any of its Restricted Subsidiaries), whether such Indebtedness or Guarantee now exists, or is created after the date of the Indenture, if that default:

(a)	is caused by a failure to pay principal of, or interest or premium, if any, on, such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a “Payment Default”); or

(b)	results in the acceleration of such Indebtedness prior to its express maturity,

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $15.0 million or more;

(6)	failure by the Issuer or any of its Restricted Subsidiaries to pay final and non-appealable judgments entered by a court or courts of competent jurisdiction aggregating in excess of $15.0 million and that are not covered by insurance from an unaffiliated insurance company with an A.M. Best financial strength rating of at least “A-” (it being understood that even if such amounts are covered by insurance from such an insurance company, such amounts shall not be excluded in determining whether an Event of Default has occurred under this clause (6) if responsibility for such amounts has been denied by such insurance company or such insurance company has not been promptly notified of such amounts), which judgments are not paid, discharged or stayed for a period of 60 days;

(7)	except as expressly permitted by the Indenture, the Collateral Documents or the Intercreditor Agreement, with respect to any assets or property having a Fair Market Value in excess of $10.0 million, individually or in the aggregate, that constitutes, or under the Indenture or any Collateral Document is required to constitute, Collateral, (a) any of the Collateral Documents shall for any reason cease to be in full force and effect, or the Issuer or a Guarantor shall so assert, or (b) any security interest created, or purported to be created, by any of the Collateral Documents shall cease to be enforceable and of the same effect and priority purported to be created thereby, except solely as a result of the First Priority Agent or the Collateral Agent, as the case may be, taking any action in its sole control;

(8)	except as permitted by the Indenture, any Note Guarantee is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect, or any Guarantor, or any Person acting on behalf of any Guarantor, denies or disaffirms its obligations under its Note Guarantee; and

(9)	certain events of bankruptcy or insolvency described in the Indenture with respect to the Issuer or any Restricted Subsidiary of the Issuer that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Issuer that, taken together, would constitute a Significant Subsidiary.

In the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to the Issuer, all outstanding Notes will become due and payable immediately without further action or notice. If any other Event of Default (other than by bankruptcy or insolvency) occurs and is continuing, the Trustee, by written notice to the Issuer, or the holders of at least 25% in aggregate principal amount of the then outstanding Notes, by written notice to the Issuer (with a copy to the Trustee), may declare all the Notes to be due and payable immediately.

Subject to certain limitations, holders of a majority in aggregate principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from holders of the Notes notice of any continuing Default or Event of Default if it determines that withholding notice is in their interest, except a Default or Event of Default relating to the payment of principal of, or interest or premium, if any, on, the Notes.

The Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any holders of Notes unless such holders have offered to the Trustee an indemnity or security satisfactory to it against any loss, liability or expense. Except to enforce the right to receive payment of principal, interest or premium, if any, when due, no holder of a Note may pursue any remedy with respect to the Indenture or the Notes unless:

(1)	such holder has previously given the Trustee written notice that an Event of Default is continuing;

(2)	holders of at least 25% in aggregate principal amount of the then outstanding Notes have made a written request to the Trustee to pursue the remedy;

(3)	such holders have offered the Trustee security or indemnity satisfactory to it against any loss, liability or expense;

(4)	the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and

(5)	holders of a majority in aggregate principal amount of the then outstanding Notes have not given the Trustee a written direction inconsistent with such request within such 60-day period.

The holders of a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may, on behalf of the holders of all of the Notes, rescind an acceleration or waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest or premium, if any, on, or the principal of, the Notes.

The Issuer is required to deliver to the Trustee annually an officers’ certificate regarding compliance with the Indenture and the Collateral Documents. Upon becoming aware of any Default or Event of Default, the Issuer is required to deliver to the Trustee an officers’ certificate specifying such Default or Event of Default and the status thereof.

Legal Defeasance and Covenant Defeasance

The Issuer may at any time, at the option of the Issuer’s Board of Directors evidenced by a resolution set forth in an officers’ certificate, elect to have all of the Issuer’s obligations discharged with respect to the outstanding Notes and all obligations of the Guarantors discharged with respect to their Note Guarantees (“Legal Defeasance”) except for:

(1)	the rights of holders of outstanding Notes to receive payments in respect of the principal of, or interest or premium, if any, on, such Notes when such payments are due from the trust referred to below;

(2)	the Issuer’s obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(3)	the rights, powers, trusts, duties and immunities of the Trustee, and the Issuer’s and the Guarantors’ obligations in connection therewith; and

(4)	the Legal Defeasance and Covenant Defeasance provisions of the Indenture.

In addition, the Issuer may, at its option and at any time, elect to have the obligations of the Issuer and the Guarantors released with respect to certain covenants (including its obligation to make Change of Control Offers and Asset Sale Offers) that are described in the Indenture (“Covenant Defeasance”) and thereafter any omission to comply with those covenants will not constitute a Default or Event of Default with respect to the Notes. In the event Covenant Defeasance occurs, certain events (not including non-payment on the Notes, bankruptcy, receivership, rehabilitation and insolvency events) described under “— Events of Default and Remedies” will no longer constitute an Event of Default with respect to the Notes.

In order to exercise either Legal Defeasance or Covenant Defeasance:

(1)	the Issuer must irrevocably deposit with the Trustee, in trust, for the benefit of the holders of the Notes, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants, to pay the principal of, and interest and premium, if any, on, the outstanding Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be, and the Issuer must specify whether the Notes are being defeased to such stated date for payment or to a particular redemption date;

(2)	in the case of Legal Defeasance, the Issuer must deliver to the Trustee an opinion of counsel confirming that (a) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the date of the Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel will confirm that, the holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3)	in the case of Covenant Defeasance, the Issuer must deliver to the Trustee an opinion of counsel confirming that the holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4)	no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit and the granting of Liens to secure such borrowing) and the deposit will not result in a breach or violation of, or constitute a default under, any other material agreement or instrument to which the Issuer or any Guarantor is a party or by which the Issuer or any Guarantor is bound;

(5)	such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the Indenture and any material agreement or instrument governing any other Indebtedness being contemporaneously defeased or discharged) to which the Issuer or any of its Subsidiaries is a party or by which the Issuer or any of its Subsidiaries is bound;

(6)	the Issuer must deliver to the Trustee an officers’ certificate stating that the deposit was not made by the Issuer with the intent of defeating, hindering, delaying or defrauding any creditors of the Issuer or others; and

(7)	the Issuer must deliver to the Trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

The Collateral will be released from the Lien securing the Notes as provided under “— Security — General” upon a Legal Defeasance or Covenant Defeasance in accordance with the provisions described above.

Amendment, Supplement and Waiver

Except as provided in the next three succeeding paragraphs, the Issuer, the Guarantors, the Trustee and the Collateral Agent, as applicable, may amend or supplement the Indenture (including the provisions governing the procedures for an Asset Sale Offer, the provisions of the Indenture described under the caption “— Repurchase at the Option of Holders — Asset Sales” and the provisions of the Indenture described under the caption “— Repurchase at the Option of Holders — Change of Control”), the Notes, the Note Guarantees, the Collateral Documents and, with the consent of the First Priority Agent, the Intercreditor Agreement with the consent of the holders of a majority in aggregate principal amount of the Notes then outstanding (including consents obtained in connection with a tender offer or Exchange Offer for, or purchase of, the Notes).

Subject to certain provisions in the Indenture governing waivers of past defaults and the conduct of proceedings for exercising remedies, the holders of a majority in aggregate principal amount of the Notes then outstanding may waive compliance in a particular instance by the Issuer or the Guarantors with any provision of the Indenture, the Notes, the Note Guarantees, the Collateral Documents or, with the consent of the First Priority Agent, the Intercreditor Agreement (including waivers or consents obtained in connection with a tender offer or Exchange Offer for, or purchase of, the Notes).

Without the consent of each holder of Notes affected, an amendment, supplement or waiver may not (with respect to any Notes held by a non-consenting holder):

(1)	reduce the principal amount of Notes whose holders must consent to an amendment, supplement or waiver;

(2)	reduce the principal of or change the fixed maturity of any Note or alter the provisions with respect to the redemption of the Notes (other than provisions relating to the covenants described above under the caption “— Repurchase at the Option of Holders”);

(3)	reduce the rate of or change the time for payment of interest, including default interest, on any Note;

(4)	waive a Default or Event of Default in the payment of principal of, or interest or premium, if any, on, the Notes (except a rescission of acceleration of the Notes by the holders of at least a majority in aggregate principal amount of the then outstanding Notes and a waiver of the Payment Default that resulted from such acceleration);

(5)	make any Note payable in money other than that stated in the Notes;

(6)	make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of holders of Notes to receive payments of principal of, or interest or premium, if any, on, the Notes (other than as permitted by clause (7) below);

(7)	waive a redemption payment with respect to any Note (other than a payment required by one of the covenants described above under the caption “— Repurchase at the Option of Holders”);

(8)	release any Guarantor from any of its obligations under its Note Guarantee, except as set forth under the caption “— Note Guarantees;”

(9)	change the ranking of the Notes or the Note Guarantees in a manner that adversely affects the rights of the holders of the Notes; or

(10)	make any change in the amendment and waiver provisions.

In addition, any amendment to or waiver of, the provisions of the Indenture relating to the Collateral or the Collateral Documents that has the effect of releasing all or substantially all of the Collateral from the Liens securing the Notes will require the consent of the holders of at least 66- 2/3 in aggregate principal amount of the Notes then outstanding. Notwithstanding the preceding three paragraphs, without the consent of any holder of Notes, the Issuer, the Guarantors, the Trustee and the Collateral Agent, as applicable, may amend or supplement the Indenture Documents:

(1)	to cure any ambiguity, defect or inconsistency;

(2)	to provide for uncertificated Notes in addition to or in place of certificated Notes;

(3)	to provide for the assumption of the Issuer’s or a Guarantor’s obligations to holders of Notes and Note Guarantees in the case of a merger or consolidation or sale of all or substantially all of the Issuer’s or such Guarantor’s assets, as applicable;

(4)	to make any change that would provide any additional rights or benefits to the holders of Notes or that does not adversely affect the legal rights under the Indenture of any such holder;

(5)	to comply with requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act;

(6)	to conform the text of the Indenture Documents to any provision of this “Description of the Exchange Notes” to the extent that such provision in this “Description of the Exchange Notes” was intended to be a verbatim recitation of a provision thereof, as evidenced by an officers’ certificate;

(7)	to make such provisions as necessary (as determined in good faith by the Issuer) for the issuance of Exchange Notes and additional Notes;

(8)	to evidence and provide for the acceptance and appointment of a successor trustee under the Indenture pursuant to the requirements thereof;

(9)	to allow any Guarantor to execute a supplemental indenture and/or a Note Guarantee with respect to the Notes or to release a Guarantor from its Note Guarantee in accordance with the terms of the Indenture; or

(10)	to enter into additional or supplemental Collateral Documents or to release Collateral from the Lien of the Indenture or the Collateral Documents in accordance with the terms of the Indenture and the Intercreditor Agreement.

Satisfaction and Discharge

The Indenture will be discharged and will cease to be of further effect as to all Notes issued thereunder, when:

(1)	either:

(a)	all Notes that have been authenticated, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has been deposited in trust and thereafter repaid to the Issuer, have been delivered to the Trustee for cancellation; or

(b)	all Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year and the Issuer or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the holders, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the Notes not delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption;

(2)	in the case of clause 1(b) above, no Default or Event of Default has occurred and is continuing on the date of the deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit and the granting of Liens to secure such borrowing) and the deposit’ will not result in a breach or violation of, or constitute a default under, any other material agreement or instrument to which the Issuer or any Guarantor, as the case may be, is a party or by which the Issuer or any Guarantor, as the case may be, is bound (other than any material agreement or instrument governing any other Indebtedness being contemporaneously defeased or discharged);

(3)	the Issuer or any Guarantor has paid or caused to be paid all sums payable by it or them under the Indenture; and

(4)	the Issuer has delivered irrevocable instructions to the Trustee under the Indenture to apply the deposited money toward the payment of the Notes at maturity or on the redemption date, as the case may be.

In addition, the Issuer must deliver an officers’ certificate and an opinion of counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

The Collateral will be released from the Lien securing the Notes as provided under “— Security — General” upon a satisfaction and discharge in accordance with the provisions described above.

No Personal Liability of Directors, Officers, Employees, Managers, Stockholders and Members

No director, officer, employee, partner (including, for greater certainty, any general partner of any general partnership who is an individual person), incorporator, manager, stockholder or member of the Issuer or any Guarantor, as such, will have any liability for any obligations of the Issuer or the Guarantors under the Indenture Documents or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Concerning the Trustee

If the Trustee becomes a creditor of the Issuer or any Guarantor, the Indenture limits the right of the Trustee to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest (as defined in the Trust Indenture Act) it must eliminate such conflict within 90 days, apply to the Commission for permission to continue as Trustee (if the Indenture has been qualified under the Trust Indenture Act) or resign.

The holders of a majority in aggregate principal amount of the then outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that in case an Event of Default occurs and is continuing, the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in the conduct of such person’s own affairs. The Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any holder of Notes, unless such holder has offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

Available Information

Anyone who receives this prospectus may obtain a copy of the Indenture, the Intercreditor Agreement and the principal Collateral Documents without charge by writing to LMI Aerospace, Inc., 411 Fountain Lakes Boulevard, St. Charles, Missouri 63301, Attention: Chief Financial Officer.

Book-Entry, Delivery and Form

The Global Notes

The Exchange Notes will be issued in one or more fully registered global notes (the “Global Notes”). Upon issuance, each of the Global Notes will be deposited with the trustee as custodian for DTC and registered in the name of Cede & Co., as nominee of DTC.

Ownership of beneficial interests in each Global Note will be limited to persons who have accounts with DTC (“DTC participants”) or persons who hold interests through DTC participants. Beneficial interests in the Global Notes will be held in minimum denominations of $2,000 and integral multiples of $1,000 in excess of $2,000.

We expect that under procedures established by DTC:

•	upon deposit of each Global Note with DTC’s custodian, DTC will credit portions of the principal amount of the Global Note to the accounts of the DTC participants; and

•	ownership of beneficial interests in each Global Note will be shown on, and transfer of ownership of those interests will be effected only through, records maintained by DTC (with respect to interests of DTC participants) and the records of DTC participants (with respect to other owners of beneficial interests in any of the Global Notes).

Beneficial interests in the Global Notes may not be exchanged for notes in physical, certificated form (“Certificated Notes”) except in the limited circumstances described below. Transfers of beneficial interests in the Global Notes will be subject to the applicable rules and procedures of DTC and its direct and indirect participants (including, if applicable, those of the Euroclear System (“Euroclear”) and Clearstream Banking, S.A. “Clearstream”) each being indirect participants in DTC), which may change from time to time.

Book-entry procedures for the Global Notes

All interests in the Global Notes will be subject to the operations and procedures of DTC, Euroclear and Clearstream. We provide the following summaries of those operations and procedures solely for the convenience of investors. The operations and procedures of each settlement system are controlled by that settlement system and may be changed at any time. Neither we nor the initial purchasers are responsible for those operations or procedures.

DTC has advised us that it is:

•	a limited purpose trust company organized under the laws of the State of New York;

•	a “banking organization” within the meaning of the New York State Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the Uniform Commercial Code; and

•	a “clearing agency” registered under Section 17A of the Exchange Act.

DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between its participants through electronic book-entry changes to the accounts of its participants. DTC’s participants include securities brokers and dealers; banks and trust companies; clearing corporations and other organizations. Indirect access to DTC’s system is also available to others such as banks, brokers, dealers and trust companies; these indirect participants clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. Investors who are not DTC participants may beneficially own securities held by or on behalf of DTC only through DTC participants or indirect participants in DTC.

So long as DTC’s nominee is the registered owner of a Global Note, that nominee will be considered the sole owner or holder of the notes represented by that Global Note for all purposes under the indenture. Except as provided below, owners of beneficial interests in a Global Note:

•	will not be entitled to have notes represented by the Global Note registered in their names;

•	will not receive or be entitled to receive physical delivery of notes in certificated form; and

•	will not be considered the owners or “holders” of the notes under the indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the trustee under the indenture.

•	will not be entitled to have notes represented by the Global Note registered in their names;

•	will not receive or be entitled to receive physical delivery of notes in certificated form; and

•	will not be considered the owners or “holders” of the notes under the indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the trustee under the indenture.

As a result, each investor who owns a beneficial interest in a Global Note must rely on the procedures of DTC to exercise any rights of a holder of notes under the indenture (and, if the investor is not a participant or an indirect participant in DTC, on the procedures of the DTC participant through which the investor owns its interest).

Payments of principal, premium, if any, and interest with respect to the notes represented by a Global Note will be made by the trustee to DTC’s nominee as the registered holder of the Global Note. Neither we nor the trustee will have any responsibility or liability for the payment of amounts to owners of beneficial interests in a Global Note, for any aspect of the records relating to or payments made on account of those interests by DTC, or for maintaining, supervising or reviewing any records of DTC relating to those interests.

Payments by participants and indirect participants in DTC to the owners of beneficial interests in a Global Note will be governed by standing instructions and customary industry practice and will be the responsibility of those participants or indirect participants and DTC.

Transfers between participants in DTC will be effected in accordance with DTC’s procedures and will be settled in same-day funds. Transfers between participants in Euroclear or Clearstream will be effected in accordance with their respective rules and operating procedures.

Cross-market transfers between DTC participants, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected within DTC through the DTC participants that are acting as depositaries for Euroclear and Clearstream. To deliver or receive an interest in a Global Note held in a Euroclear or Clearstream account, an investor must send transfer instructions to Euroclear or Clearstream, as the case may be, in accordance with the rules and procedures of that system and within the established deadlines of that system. If the transaction meets its settlement requirements, Euroclear or Clearstream, as the case may be, will send instructions to its DTC depositary to take action to effect final settlement by delivering or receiving interests in the relevant Global Notes in DTC, and making or receiving payment under normal procedures for same-day funds settlement applicable to DTC. Euroclear and Clearstream participants may not deliver instructions directly to the DTC depositaries that are acting for Euroclear or Clearstream.

DTC, Euroclear and Clearstream have agreed to the above procedures to facilitate transfers of interests in the Global Notes among participants in those settlement systems. However, the settlement systems are not obligated to perform these procedures and may discontinue or change these procedures at any time. Neither we nor the trustee will have any responsibility for the performance by DTC, Euroclear or Clearstream or their participants or indirect participants of their obligations under the rules and procedures governing their operations.

Exchange of Global Notes for Certificated Notes

A Global Note is exchangeable for a Certificated Note only if:

•	DTC (a) notifies us at any time that it is unwilling or unable to continue as depositary for the Global Notes, and a successor depositary is not appointed within 90 days, or (b) has ceased to be registered as a clearing agency under the Exchange Act, and we fail to appoint a successor depositary within 90 days;

•	we, at our option, notify the trustee that we elect to cause the issuance of Certificated Notes, subject to the procedures of DTC; or

•	certain other events provided in the indenture occur.

Certain Definitions

Set forth below are certain defined terms used in the Indenture. Reference is made to the Indenture for a full disclosure of all defined terms used therein, as well as any other capitalized terms used herein for which no definition is provided.

“Acquired Debt” means, with respect to any specified Person:

(1)	Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Restricted Subsidiary of, such specified Person; and

(2)	Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 15% or more of the Voting Stock of a Person will be deemed to be control. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.

“A.M. Best” means A.M. Best Company, Inc. or any successor to the rating agency business thereof.

“Applicable Premium” means, with respect to any Note on any redemption date, the greater of:

(1)	1.0% of the principal amount of the Note; or

(2)	the excess, if any, of:

(a)	the present value at such redemption date of (i) the redemption price of the Note at January 15, 2017 (such redemption price being set forth in the table appearing above under the caption “— Optional Redemption”) plus (ii) all required interest payments due on the Note through January 15, 2017, (excluding accrued but unpaid interest to the redemption date), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over

(b)	the principal amount of the Note.

Calculation of the Applicable Premium shall be made by the Issuer or on behalf of the Issuer by such Person as the Issuer shall designate; provided that the Trustee shall have no duty to calculate (or verify any calculation of) the Applicable Premium.

“Asset Sale” means:

(1)	the sale, lease, conveyance or other disposition (each, a “disposition”) of any property, assets or rights by the Issuer or any of its Restricted Subsidiaries; provided that the disposition of all or substantially all of the assets of the Issuer and its Restricted Subsidiaries taken as a whole will be governed by the provisions of the Indenture described above under the caption “— Repurchase at the Option of Holders — Change of Control” and/ or the provisions described above under the caption “— Certain Covenants — Merger, Consolidation or Sale of Assets” and not by the provisions of the Asset Sale covenant; and

(2)	the issuance of Equity Interests by any of the Issuer’s Restricted Subsidiaries or the sale by the Issuer or any of its Restricted Subsidiaries of Equity Interests in any of its Subsidiaries.

Notwithstanding the preceding, none of the following items will be deemed to be an Asset Sale:

(1)	any single transaction or series of related transactions that involves assets having a Fair Market Value of less than $5.0 million;

(2)	a disposition of assets between or among the Issuer and its Restricted Subsidiaries;

(3)	an issuance of Equity Interests by a Restricted Subsidiary of the Issuer to the Issuer or to a Restricted Subsidiary of the Issuer;

(4)	the disposition of products, services or accounts receivable in the ordinary course of business;

(5)	the disposition of surplus, damaged, worn-out or obsolete assets in the ordinary course of business (including the abandonment or other disposition of intellectual property that is, in the reasonable judgment of the Issuer, no longer economically practicable to maintain or useful in the conduct of the business of the Issuer and its Restricted Subsidiaries, taken as a whole);

(6)	the disposition of cash or Cash Equivalents;

(7)	any surrender or waiver of contract rights or settlement, release, recovery on or surrender of contract, tort or other claims in the ordinary course of business;

(8)	the granting of Liens permitted by the covenant described above under the caption “— Certain Covenants — Liens;”

(9)	dispositions of receivables in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy or similar proceedings and exclusive of factoring or similar arrangements;

(10)	the licensing or sublicensing of intellectual property or other general intangibles and licenses, leases or subleases of other property in the ordinary course of business which do not materially interfere with the business of the Issuer and its Restricted Subsidiaries; and

(11)	a Restricted Payment that does not violate the covenant described above under the caption “— Certain Covenants — Restricted Payments”;

(12)	a Permitted Investment; and

(13)	an Event of Loss.

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect, or any successor statute.

“ Bankruptcy Law” means the Bankruptcy Code and all other insolvency, bankruptcy, receivership, liquidation, conservatorship, assignment for the benefit of creditors, moratorium, rearrangement, reorganization, or similar legal requirements of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms “Beneficially Owns,” “Beneficially Owned” and “Beneficial Ownership” have a corresponding meaning.

“Board of Directors” means:

(1)	with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;

(2)	with respect to a partnership with a corporate general partner, the board of directors of the general partner of the partnership;

(3)	with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof; and

(4)	with respect to any other Person, the board or committee of such Person serving a similar function.

“Business Day” means any day other than a Legal Holiday.

“Capital Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet prepared in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

“Capital Stock” means:

(1)	in the case of a corporation, corporate stock;

(2)	in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3)	in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

(4)	any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Cash Equivalents” means:

(1)	United States dollars;

(2)	securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided that the full faith and credit of the United States is pledged in support of those securities) having maturities of not more than one year from the date of acquisition;

(3)	marketable direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof having maturities of not more than one year from the date of acquisition by such Person and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody’s;

(4)	certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case, with any domestic commercial bank having capital and surplus in excess of $500.0 million and which is rated at the time of acquisition at least “A” or the equivalent thereof by S&P, or “A” or the equivalent thereof by Moody’s;

(5)	repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clauses (2) and (4) above entered into with any financial institution meeting the qualifications specified in clause (4) above;

(6)	commercial paper having one of the two highest ratings obtainable from Moody’s or S&P and, in each case, maturing within one year after the date of acquisition;

(7)	money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (6) of this definition; and

(8)	in the case of any Foreign Subsidiary only, instruments equivalent to those referred to in clauses (1) through (7) of this definition denominated in a foreign currency, which are substantially equivalent in credit quality and tenor to those referred to above and customarily used by businesses for short term cash management purposes in any jurisdiction outside of the United States to the extent reasonably required in connection with any Permitted Business conducted by any Foreign Subsidiary organized in such jurisdiction.

“Cash Management Services” means any of the following to the extent not constituting a line of credit: (i) cash management or related services, including, without limitation, treasury, depository, return items, overdraft, controlled disbursement, merchant store value cards, e- payables services, electronic funds transfer, interstate depository network, automatic clearing house transfer (including the Automated Clearing House processing of electronic funds transfers through the direct Federal Reserve Fedline system), (ii) credit cards, (iii) credit card processing services, (iv) debit cards, (v) stored value cards, (vi) purchase cards and (vii) other cash management arrangements or agreements to provide for such services.

“Change of Control” means the occurrence of any of the following:

(1)	the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Issuer and its Restricted Subsidiaries taken as a whole to any “person” or “group” (as each such term is used in Section 13(d) of the Exchange Act);

(2)	the adoption of a plan relating to the liquidation or dissolution of the Issuer;

(3)	the consummation of any transaction (including, without limitation, any merger or consolidation), the result of which is that any “person” or “group” (each as defined above) becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of the Issuer, measured by voting power rather than number of shares; or

(4)	the first day on which a majority of the members of the Board of Directors of the Issuer are not Continuing Directors.

“Collateral” means any and all assets of the Issuer and Guarantors, whether real or personal, tangible or intangible, on which Liens are or are purported to be granted pursuant to the First Priority Security Documents as security for the Issuer’s Obligations under the Indenture.

“Collateral Documents” means the security agreements, pledge agreements, Mortgages, collateral assignments, control agreements and related agreements (including financing statements under the UCC of the relevant states), if any, each as amended, supplemented, restated, renewed, replaced or otherwise modified from time to time, to secure any Indenture Obligations or under which rights or remedies with respect to any such Lien are governed.

“Consolidated Cash Flow” means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period, adjusted as follows (without duplication):

(1)	plus an amount equal to any extraordinary loss plus any net loss realized by such Person or any of its Restricted Subsidiaries in connection with an Asset Sale, to the extent such losses were deducted in computing such Consolidated Net Income;

(2)	plus (a) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income and (b) an amount equal to the amount of tax distributions actually made in respect of such period in accordance with clause (11) of the second paragraph of the covenant described above under the caption “— Certain Covenants — Restricted Payments;”

(3)	plus the Fixed Charges of such Person and its Restricted Subsidiaries for such period, to the extent that such Fixed Charges were deducted in computing such Consolidated Net Income;

(4)	plus depreciation, amortization (including amortization of intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income;

(5)	plus any cost savings and restructuring charges (which, for the avoidance of doubt, shall include costs relating to severance, retention, relocation, contract termination and consolidation of facilities) and other non-recurring charges to the extent such cost savings or charges were deducted in computing Consolidated Net Income for such period; provided that the aggregate amount of such cost savings, fees, charges or other expenses added back to Consolidated Cash Flow pursuant to this clause (5) may not exceed 10% of Consolidated Cash Flow calculated prior to giving effect to any adjustment pursuant to this clause (5) in any four-quarter period;

(6)	plus any expenses or charges relating to the transactions described in this prospectus relating to the offering of the Notes, the closing of the Credit Agreement and the transactions contemplated by the Registration Rights Agreement;

(7)	minus non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business,

in each case, on a consolidated basis and determined in accordance with GAAP.

“Consolidated Debt” means, as of any date of determination, an amount equal to the aggregate principal amount of Indebtedness of the Issuer and its Restricted Subsidiaries outstanding on such date, determined on a consolidated basis in accordance with GAAP (but excluding the effects of any discounting of Indebtedness resulting from the application of purchase accounting in connection with any acquisition permitted under the Indenture), consisting of Indebtedness described in (a) clauses (1), (2), (3) and (4) of the definition thereof and (b) the last sentence of the definition of the term “Indebtedness” in respect of any such clause (1), (2), (3) or (4), excluding, with respect to such clause (3), reimbursement obligations with respect to existing letters of credit set forth in the Credit Agreement on the date of the Indenture to the extent that, and so long as, such letters of credit remain fully cash collateralized.

“Consolidated Net Income” means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

(1)	the Net Income (but not loss) of any Person that is not a Subsidiary of such Person or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or similar distributions paid in cash to the specified Person or a Restricted Subsidiary of the Person;

(2)	the Net Income of any Restricted Subsidiary will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders;

(3)	the cumulative effect of a change in accounting principles will be excluded; and

(4)	the Net Income of any Unrestricted Subsidiary will be excluded, whether or not distributed to the specified Person or one of its Subsidiaries;

provided, further that the Consolidated Net Income of the Issuer and its Restricted Subsidiaries for such period shall be further reduced by an amount equal to the amount of tax distributions actually made in respect of such period in accordance with clause (11) of the second paragraph of the covenant described above under the caption “— Certain Covenants — Restricted Payments.”

“Consolidated Total Assets” means, with respect to any Person, the total consolidated assets of such Person and its Restricted Subsidiaries as shown on the most recent balance sheet of such Person, determined in accordance with GAAP.

“Continuing Director” means, as of any date of determination, any member of the Board of Directors of the Issuer who:

(1)	was a member of such Board of Directors on the date of the Indenture; or

(2)	was nominated for election or elected to such Board of Directors with the approval of a majority of the members of such Board of Directors at the time of such nomination or election, or who either were members of such Board of Directors on the date of the Indenture or whose election or nomination was previously so approved.

“ Credit Agreement” means the Credit Agreement, dated as of the date of the Indenture, among the Issuer, as borrower, the financial institutions party thereto as lenders (the “First Priority Lenders”) and the First Priority Agent, as amended, restated, modified, renewed, refunded, replaced (whether upon or after termination or otherwise) or refinanced in whole or in part from time to time.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Discharge of First Priority Obligations” means, except to the extent otherwise expressly provided in the Intercreditor Agreement:

(1)	payment in full in cash of the principal of and interest (including Post-Petition Interest) on all Indebtedness outstanding under the First Priority Loan Documents to the extent constituting First Priority Obligations;

(2)	payment in full in cash of all First Priority Hedging Obligations, First Priority Cash Management Obligations and other bank product obligations constituting First Priority Obligations or the cash collateralization of all such obligations on terms satisfactory to each applicable counterparty and the expiration or termination of all outstanding transactions with respect to all such obligations relating thereto;

(3)	payment in full in cash of all other First Priority Obligations that are due and payable or otherwise accrued and owing at or prior to the time such principal and interest are paid (other than any indemnification Obligations for which no claim or demand for payment, whether oral or written, has been made at such time);

(4)	termination or expiration of all commitments, if any, to extend credit that would constitute First Priority Obligations; and

(5)	termination or cash collateralization in an amount and manner reasonably satisfactory to the First Priority Agent, but in no event greater than 105% of the aggregate undrawn face amount of all letters of credit issued under the First Priority Loan Documents and constituting First Priority Obligations.

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case, at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require the Issuer to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that the Issuer may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the covenant described above under the caption “— Certain Covenants — Restricted Payments.” The amount of Disqualified Stock deemed to be outstanding at any time for purposes of the Indenture will be the maximum amount that the Issuer and its Restricted Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock, exclusive of accrued dividends.

“Domestic Restricted Subsidiary” means, with respect to any Person, any Restricted Subsidiary of such Person other than a Foreign Restricted Subsidiary.

“Enforcement Action” means any action to:

(1)	foreclose, execute, levy, or collect on, take possession or control of (other than taking “possession” for the sole purpose of perfecting a Lien on Collateral), sell or otherwise realize upon (judicially or non-judicially), or lease, license, or otherwise dispose of (whether publicly or privately), Collateral, or otherwise exercise or enforce remedial rights with respect to Collateral under the First Priority Loan Documents or the Indenture Documents (including by way of setoff, recoupment, notification of a public or private sale or other disposition pursuant to the UCC or other applicable law, notification to account debtors, notification to depositary banks under deposit account control agreements, or exercise of rights under landlord consents, if applicable);

(2)	solicit bids from third Persons, approve bid procedures for any proposed disposition of Collateral, conduct the liquidation or disposition of Collateral or engage or retain sales brokers, marketing agents, investment bankers, accountants, appraisers, auctioneers, or other third Persons for the purposes of valuing, marketing, promoting, and selling Collateral;

(3)	receive a transfer of Collateral in satisfaction of Indebtedness or any other Obligation secured thereby;

(4)	otherwise enforce a security interest or exercise another right or remedy, as a secured creditor or otherwise, pertaining to the Collateral at law, in equity, or pursuant to the First Priority Loan Documents or Indenture Documents (including the commencement of applicable legal proceedings or other actions with respect to all or any portion of the Collateral to facilitate the actions described in the clauses (1) through (5) of this definition, and exercising voting rights in respect of Equity Interests comprising Collateral); or

(5)	effect the disposition of Collateral by the Issuer or any Guarantor after the occurrence and during the continuation of an “event of default” under the First Priority Loan Documents or the Indenture Documents with the consent of the First Priority Agent or the Collateral Agent, as applicable, provided that (i) for the purposes hereof and notwithstanding the foregoing, the notification of account debtors to make payments to the First Priority Agent or other First Priority Claimholders and any direction of funds in deposit or securities accounts only shall constitute an Enforcement Action if and only if such action is coupled with an action to take possession of all or a material portion of the Collateral or the commencement of any legal proceedings or actions against or with respect to the Issuer or any Guarantor or all or a material portion of the Collateral and (ii) an Enforcement Action will not be deemed to include the commencement of, or joinder in filing of a petition for commencement of, an Insolvency or Liquidation Proceeding.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Event of Loss” means, with respect to any property or asset (tangible or intangible, real or personal) constituting Collateral, any of the following:

(1)	any loss, destruction or damage of such property or asset;

(2)	any institution of any proceedings for the condemnation or seizure of such property or asset or for the exercise of any right of eminent domain;

(3)	any actual condemnation, seizure or taking by exercise of the power of eminent domain or otherwise of such property or asset, or confiscation of such property or asset or the requisition of the use of such property or asset; or

(4)	any settlement in lieu of clause (2) or (3) above.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Exchange Notes” means any notes issued in exchange for Notes pursuant to the Registration Rights Agreement or similar agreement.

“Existing Indebtedness” means Indebtedness of the Issuer or any Restricted Subsidiary of the Issuer in existence on the date of the Indenture.

“Fair Market Value” means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, determined in good faith by the Board of Directors of the Issuer (unless otherwise provided in the Indenture).

“First Priority Agent” means the agent designated as such (or a similar designation) under the Intercreditor Agreement, which shall initially be the administrative agent under the Credit Agreement on the date of the Indenture, together with its successors and permitted assigns in such capacity.

“First Priority Cap Amount” means the maximum principal amount of Indebtedness permitted to be incurred pursuant to clause (1) of the definition of the term “Permitted Debt” or such greater amount that is expressly permitted at the time of incurrence thereof under the Indenture.

“First Priority Cash Management Obligations” means any Indebtedness in respect of Cash Management Obligations that are secured (or purported to be secured) by any collateral under the First Priority Security Documents.

“First Priority Claimholders” means, collectively, the First Priority Lenders, the First Priority Lender Counterparties, the First Priority Agent and the other agents, arrangers and issuing lenders under the First Priority Loan Documents.

“First Priority Collateral” means, collectively, all of the collateral securing (or purporting to secure) the First Priority Obligations and all other property of whatever kind and nature, whether now existing or hereafter acquired, pledged or purported to be pledged as collateral or otherwise subject to a security interest or purported to be subject to a security interest under any First Priority Security Document.

“First Priority Hedging Obligations” means any Hedging Obligations that are secured (or purported to be secured) by any collateral under the First Priority Security Documents.

“First Priority Lender Counterparty” means each counterparty to a First Priority Hedging Obligation or a First Priority Cash Management Obligation if (i) at the date of entering into such Hedging Obligation or such First Priority Cash Management Obligation, as applicable, such counterparty was an arranger, an Agent, a Lender or an Affiliate of an arranger, an Agent or Lender (each, as defined in the Credit Agreement) and (ii) such counterparty complied with the terms applicable to it under the Credit Agreement.

“First Priority Loan Documents” means the Credit Agreement and the Loan Documents (as such term (or any similarly defined term) is defined in the Credit Agreement) and each of the other agreements, documents and instruments providing for or evidencing any other First Priority Obligation (including each First Priority Hedging Obligation and First Priority Cash Management Obligation), and any other document or instrument executed or delivered at any time in connection with any First Priority Obligations, including any intercreditor or joinder agreement among holders of First Priority Obligations, to the extent such are effective at the relevant time, as each may be amended, restated, supplemented, modified, renewed or extended from time to time in accordance with the provisions of the Intercreditor Agreement.

“First Priority Obligations” means the following:

(1)	all obligations of the Issuer and the Guarantors from time to time arising under or in respect of the due and punctual payment of (a) the principal of and premium, if any, and interest (including any Post-Petition Interest) on the loans made pursuant to and under the Credit Agreement, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (b) each payment required to be made by the Issuer and the Guarantors under the Credit Agreement in respect of any letter of credit, when and as due, including payments in respect of Reimbursement Obligations (as defined in the Credit Agreement), interest thereon (including any Post-Petition Interest) and obligations to provide cash collateral and (c) all other monetary obligations and liabilities of any kind, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including any Post-Petition Interest) of the Issuer and the Guarantors under the First Priority Loan Documents (including each First Priority Hedging Obligation and First Priority Cash Management Obligation); and

(2)	to the extent any payment with respect to any First Priority Obligation (whether by or on behalf of the Issuer or any Guarantor, as proceeds of security, enforcement of any right of setoff or otherwise) is declared to be a fraudulent conveyance or a preference in any respect, set aside or required to be paid to a debtor in possession, any Notes Secured Parties, receiver or similar person, then the obligation or part thereof originally intended to be satisfied shall, for the purposes of the Intercreditor Agreement and the rights and obligations of the First Priority Claimholders and the Notes Secured Parties, be deemed to be reinstated and outstanding as if such payment had not occurred. To the extent that any interest, fees, expenses or other charges (including Post-Petition Interest) to be paid pursuant to the First Priority Loan Documents are disallowed by order of any court, including, without limitation, by order of a court of competent jurisdiction presiding over an Insolvency or Liquidation Proceeding, such interest, fees, expenses and charges (including Post-Petition Interest) shall, as between the First Priority Claimholders and the Notes Secured Parties, be deemed to continue to accrue and be added to the amount to be calculated as the “First Priority Obligations.”

“First Priority Security Documents” means the Security Documents (as such term (or any similarly defined term) is defined in the Credit Agreement) and any other agreement, document or instrument pursuant to which a Lien is granted securing (or purporting to secure) any First Priority Obligations or under which rights or remedies with respect to such Liens are governed.

“Fixed Charge Coverage Ratio” means with respect to any specified Person for any four-quarter period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, guarantees, repays, repurchases, redeems, defeases or otherwise discharges any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Calculation Date”), then the Fixed Charge Coverage Ratio will be calculated giving pro forma effect to such incurrence, assumption, Guarantee, repayment, repurchase, redemption, defeasance or other discharge of Indebtedness, or such issuance, repurchase or redemption of preferred stock, and the use of the proceeds therefrom, as if the same had occurred at the beginning of the applicable four- quarter reference period.

In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

(1)	acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations, or any Person or any of its Restricted Subsidiaries acquired by the specified Person or any of its Restricted Subsidiaries, and including any related financing transactions and including increases in ownership of Restricted Subsidiaries, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date will be given pro forma effect (in accordance with Regulation S-X under the Securities Act) as if they had occurred on the first day of the four-quarter reference period;

(2)	the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded;

(3)	the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date;

(4)	any Person that is a Restricted Subsidiary on the Calculation Date will be deemed to have been a Restricted Subsidiary at all times during such four-quarter period;

(5)	any Person that is not a Restricted Subsidiary on the Calculation Date will be deemed not to have been a Restricted Subsidiary at any time during such four-quarter period; and

(6)	if any Indebtedness bears a floating rate of interest, the interest expense on such Indebtedness will be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligation applicable to such Indebtedness if such Hedging Obligation has a remaining term as at the Calculation Date in excess of 12 months).

“Fixed Charges” means, with respect to any specified Person for any period, the sum, without duplication, of:

(1)	the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations in respect of interest rates;

(2)	plus the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period;

(3)	plus any interest accruing on Indebtedness of another Person that is guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such Guarantee or Lien is called upon;

(4)	plus the product of (a) all dividends, whether paid or accrued and whether or not in cash, on any series of preferred stock of such Person or any of its Restricted Subsidiaries, other than dividends on Equity Interests payable solely in Equity Interests of such Person (other than Disqualified Stock) or to such Person or a Restricted Subsidiary of such Person, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory income tax rate of such Person, expressed as a decimal, in each case, determined on a consolidated basis in accordance with GAAP.

“Foreign Restricted Subsidiary” means, with respect to any Person, any Restricted Subsidiary of such Person that is a Foreign Subsidiary.

“ Foreign Subsidiary” means, with respect to any Person, (i) any Subsidiary of such Person that is not organized or existing under the laws of the United States, any state thereof or the District of Columbia, (ii) any direct or indirect Subsidiary of such Person if substantially all of its assets consist of Equity Interests of one or more direct or indirect Subsidiaries described in clause (i) of this definition or (iii) any Subsidiary of a Subsidiary described in clauses (i) or (ii) of this definition.

“ GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are effective for annual and interim periods as of the date of the Indenture.

“Government Securities” means securities that are

(1)	direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged, or

(2)	obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuers thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such Government Securities or a specific payment of principal of or interest on any such Government Securities held by such custodian for the account of the holder of such depository receipt; provided, that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Securities or the specific payment of principal of or interest on the Government Securities evidenced by such depository receipt.

“Governmental Authority” means any federal, state, local or foreign (whether civil, administrative, criminal, military or otherwise) court, central bank or governmental agency, tribunal, authority, self-regulatory organization, exchange, instrumentality or regulatory body or any subdivision thereof (including the SEC and any comparable foreign equivalent thereof) or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers of or pertaining to any government or any court, in each case whether associated with a state of the United States, the United States or a foreign entity or government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise).

“Guarantors” means each Restricted Subsidiary of the Issuer that guarantees the Notes in accordance with the Indenture and its successors and assigns, in each case, until the Note Guarantee of such Person has been released in accordance with the provisions of the Indenture.

“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under:

(1)	interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements;

(2)	other agreements or arrangements designed to manage interest rates or interest rate risk; and

(3)	other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates or commodity prices.

“Immaterial Subsidiary” means, as of any date, any Restricted Subsidiary of the Issuer (a) whose Consolidated Total Assets, as of that date, do not exceed 3.0% of the Consolidated Total Assets of the Issuer and

(b) whose consolidated total revenues for the Issuer’s most recently ended four consecutive fiscal quarters do not exceed 3.0% of consolidated total revenues of the Issuer and its Restricted Subsidiaries for such period; provided that a Restricted Subsidiary will not be considered to be an Immaterial Subsidiary if it (i) directly or indirectly, guarantees or otherwise provides direct credit support for any Obligations of the Issuer or any Guarantor or (ii) is a borrower or a guarantor under the Credit Agreement; provided further, that (x) the Consolidated Total Assets of all Immaterial Subsidiaries shall not exceed 5.0% of the Consolidated Total Assets of the Issuer and (y) the consolidated total revenues of all Immaterial Subsidiaries shall not exceed 5.0% of consolidated total revenues of the Issuer and its Restricted Subsidiaries for the Issuer’s most recently ended four consecutive fiscal quarters.

“Indebtedness” means, with respect to any specified Person, any indebtedness of such Person (excluding accrued expenses and trade payables), whether or not contingent:

(1)	in respect of borrowed money;

(2)	evidenced by bonds, notes, debentures or similar instruments;

(3)	all Obligations for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction, whether or not then due;

(4)	representing Capital Lease Obligations;

(5)	representing the balance deferred and unpaid of the purchase price of any property or services due more than six months after such property is acquired or such services are completed; or

(6)	representing net Obligations under any Hedging Obligations,

if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term “Indebtedness” includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person.

“Indenture Cap Amount” means the sum of the aggregate principal amount of Notes issued on the date of the Indenture plus the aggregate principal amount of any additional Notes issued after the date of the Indenture that are expressly permitted under the Credit Agreement and the Indenture.

“Indenture Documents” means the Indenture, the Notes, the Note Guarantees and the Collateral Documents.

“Indenture Obligations” means:

(1)	all Obligations (including Post-Petition Interest) outstanding under the Indenture Documents; and

(2)	notwithstanding the foregoing, if Indebtedness for borrowed money constituting principal outstanding under the Indenture Documents is in excess of the Indenture Cap Amount, then only that portion of such Indebtedness equal to the Indenture Cap Amount shall be included in Indenture Obligations and interest with respect to such Indebtedness shall only constitute Indenture Obligations to the extent related to such Indebtedness included in the Indenture Obligations.

“Insolvency or Liquidation Proceeding” means:

(1)	any case commenced by or against the Issuer or any Guarantor under the Bankruptcy Code or any other Bankruptcy Law, any other action or proceeding for the bankruptcy, reorganization, insolvency, recapitalization or adjustment or marshalling of the assets or liabilities of the Issuer or any Guarantor, any receivership or assignment for the benefit of creditors relating to the Issuer or any Guarantor or any similar case, action or proceeding relative to the Issuer or any Guarantor or its creditors, as such, in each case whether or not voluntary;

(2)	any liquidation, dissolution, marshalling of assets or liabilities or other winding up of or relating to the Issuer or any Guarantor, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency; or

(3)	any other proceeding of any type or nature in which substantially all claims of creditors of the Issuer or any Guarantor are determined and any payment or distribution is or may be made on account of such claims.

“Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Issuer or any Restricted Subsidiary of the Issuer sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Issuer such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of the Issuer, the Issuer will be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of the Issuer’s Investments in such Restricted Subsidiary that were not sold or disposed of in an amount determined as provided in the final paragraph of the covenant described above under the caption “— Certain Covenants — Restricted Payments.” The acquisition by the Issuer or any Restricted Subsidiary of the Issuer of a Person that holds an Investment in a third Person will be deemed to be an Investment by the Issuer or such Restricted Subsidiary in such third Person in an amount equal to the Fair Market Value of the Investments held by the acquired Person in such third Person in an amount determined as provided in the final paragraph of the covenant described above under the caption “— Certain Covenants — Restricted Payments.” Except as otherwise provided in the Indenture, the amount of an Investment will be determined at the time the Investment is made and without giving effect to subsequent changes in value.

“Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized or required by law, regulation or executive order to remain closed.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the UCC (or equivalent statutes) of any jurisdiction.

“Moody’s” means Moody’s Investors Service, Inc. or any successor to the rating agency business thereof.

“Mortgages” means a collective reference to each mortgage, deed of trust, deed to secure debt and any other document or instrument under which any Lien on the Premises or any other Collateral secured by and described in such mortgages, deeds of trust, deeds to secure debt or other documents or instruments is granted to secure any Obligations of the Issuer or a Guarantor under any of the Indenture Documents or under which rights or remedies with respect to any such Liens are governed.

“Net Income” means, with respect to any specified Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however:

(1)	any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with: (a) any Asset Sale; or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries; and

(2)	any extraordinary gain (but not loss), together with any related provision for taxes on such extraordinary gain (but not loss).

“Net Proceeds” means the aggregate cash proceeds received by the Issuer or any of its Restricted Subsidiaries in respect of any Asset Sale (including any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale, including legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result of the Asset Sale, taxes paid or payable as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, and amounts required to be applied to the repayment of Indebtedness (other than Indebtedness under the Credit Agreement) secured by a Permitted Lien on the asset or assets that were the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

“Non-Recourse Debt” means Indebtedness:

(1)	as to which neither the Issuer nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender;

(2)	no default with respect to which (including any rights that the holders of the Indebtedness may have to take an Enforcement Action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness of the Issuer or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment of the Indebtedness to be accelerated or payable prior to its Stated Maturity; and

(3)	as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Issuer or any of its Restricted Subsidiaries.

“Note Guarantee” means the Guarantee by each Guarantor of the Issuer’s Obligations under the Indenture and the Notes pursuant to the provisions of the Indenture.

“Notes Secured Parties” means, collectively, the Trustee, the Collateral Agent and the holders of the Notes.

“Obligations” means any principal, interest (including Post-Petition Interest), penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

“Permitted Business” means businesses which are the same, similar, ancillary or reasonably related to the businesses in which the Issuer and its Restricted Subsidiaries are engaged on the date of the Indenture, including a reasonable expansion or extension thereof.

“Permitted Investments” means:

(1)	any Investment in the Issuer or a Guarantor;

(2)	any Investment in Cash Equivalents;

(3)	any Investment existing on the date of the Indenture and any modification, replacement, renewal, reinvestment or extension thereof, provided that the amount of the original Investment is not increased from the amount of such Investment on the date of the Indenture except as may otherwise be permitted under the Indenture;

(4)	any Investment by the Issuer or any Restricted Subsidiary of the Issuer in a Person, if as a result of such Investment:

(a)	such Person becomes a Restricted Subsidiary of the Issuer and a Guarantor; or

(b)	such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Issuer or a Restricted Subsidiary of the Issuer that is a Guarantor;

(5)	any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption “— Repurchase at the Option of Holders — Asset Sales;”

(6)	any acquisition of assets or Capital Stock or Investments to the extent the payment therefor solely consists of Equity Interests (other than Disqualified Stock) of the Issuer or any direct or indirect parent thereof;

(7)	any Investments received in compromise or resolution of (A) obligations of trade creditors or customers that were incurred in the ordinary course of business of the Issuer or any of its Restricted Subsidiaries, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer; or (B) litigation, arbitration or other disputes;

(8)	Investments represented by Hedging Obligations;

(9)	loans or advances to (a) officers, directors and employees of the Issuer or any Restricted Subsidiary of the Issuer in the ordinary course of business for reasonable and customary business-related travel entertainment, relocation and analogous ordinary business purposes, and (b) for other purposes not described in the foregoing clause (a), employees made in the ordinary course of business of the Issuer or any Restricted Subsidiary of the Issuer in an aggregate principal amount not to exceed $2.5 million at any one time outstanding;

(10)	repurchases of the Notes;

(11)	Investments consisting of earnest money deposits required in connection with a purchase agreement or other acquisition;

(12)	Investments by the Issuer and its Restricted Subsidiaries consisting of deposits, prepayment and other credits to suppliers or lessors in the ordinary course of business;

(13)	advances, loans or extensions of trade credit in the ordinary course of business by the Issuer or any of its Restricted Subsidiaries;

(14)	Investments in any Unrestricted Subsidiary having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (14) that are at the time outstanding, not to exceed $5.0 million; and

(15)	other Investments in any Person having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (15) that are at the time outstanding, not to exceed $25.0 million.

“Permitted Liens” means:

(1)	Liens to secure (a) Permitted Debt described in clause (1) of the definition thereof, (b) Hedging Obligations described in clause (8)(a) of the definition of Permitted Debt, the counterparty of which is a First Priority Claimholder (or an Affiliate thereof) or at the time of the incurrence thereof was a First Priority Claimholder (or an Affiliate thereof), and (c) Indebtedness in respect of Cash Management Services described in clause (8)(b) of the definition of Permitted Debt owing to a First Priority Claimholder (or an Affiliate thereof) or at the time of the incurrence thereof was a First Priority Claimholder (or an Affiliate thereof); provided, that such Liens are subject to the terms of the Intercreditor Agreement;

(2)	Liens in favor of the Issuer or any Guarantor;

(3)	Liens to secure (a) Hedging Obligations described in clause (8)(a) of the definition of Permitted Debt, the counterparty of which is not a First Priority Claimholder (or an Affiliate thereof) or at the time of the incurrence thereof was not a First Priority Claimholder (or an Affiliate thereof), and (b) Indebtedness in respect of Cash Management Services described in clause (8)(b) of the definition of Permitted Debt not owing to a First Priority Claimholder (or an Affiliate thereof) or at the time of the incurrence thereof was not a First Priority Claimholder (or an Affiliate thereof);

(4)	Liens on property of a Person existing at the time such Person becomes a Restricted Subsidiary of the Issuer or is merged with or into or consolidated with the Issuer or any Restricted Subsidiary of the Issuer; provided that such Liens are not created or incurred in connection with, or in contemplation of, or to provide all or any portion of the funds or credit support utilized in connection with, such Person becoming a Restricted Subsidiary or such merger or consolidation and do not extend to any assets other than those of the Person that becomes a Restricted Subsidiary or is merged into or consolidated with the Issuer or such Restricted Subsidiary;

(5)	Liens on property (including Capital Stock) existing at the time of acquisition of the property by the Issuer or any Subsidiary of the Issuer; provided that such Liens were in existence prior to, and not incurred in contemplation of, such acquisition;

(6)	Liens (other than any Lien imposed by the Employee Retirement Income Security Act of 1974, as amended) (a) imposed by law or deposits made in connection therewith in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security legislation, (b) incurred in the ordinary course of business to secure the performance of tenders, statutory obligations (other than excise taxes), surety, stay, customs and appeal bonds, statutory bonds, bids, leases, government contracts, trade contracts, performance and return of money bonds and other similar obligations (in each case, exclusive of obligations for the payment of Indebtedness) or (c) arising by virtue of deposits made in the ordinary course of business to secure liability for premiums to insurance carriers; provided, that with respect to subclauses (a), (b) and (c), such Liens are for amounts not yet due and payable or delinquent or, to the extent such amounts are so due and payable, such amounts are being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, which proceedings (or orders entered into in connection with such proceedings) have the effect of preventing the forfeiture or sale of the property subject to any such Lien;

(7)	Liens to secure Permitted Debt described in (a) clause (4) of the definition thereof (including Capital Lease Obligations) covering only the assets acquired with or financed by such Indebtedness, (b) clause (10) of the definition thereof, (c) clause (11) of the definition thereof, (d) clause (14) of the definition thereof and (e) clause (22) of the definition thereof;

(8)	Liens existing on the date of the Indenture and any extensions or renewals thereof or otherwise permitted by the terms of the Indenture;

(9)	Liens for taxes, assessments or other governmental charges, claims or levies that are not yet delinquent or that are being contested in good faith by appropriate proceedings timely instituted and for which adequate reserves or other appropriate provision as is required in conformity with GAAP has been made therefor, which proceedings (or orders entered in connection with such proceedings) have the effect of preventing the forfeiture or sale of the property subject to any such Lien;

(10)	Liens imposed by law, such as carriers’, warehousemen’s, materialmen’s, landlords’, workmen’s, suppliers’, repairmen’s and mechanics’ Liens and other similar Liens, in each case, incurred in the ordinary course of business, which (i) do not in the aggregate materially detract from the value of the property of the Issuer and its Restricted Subsidiaries, taken as a whole, and do not materially impair the use thereof in the operation of the business of the Issuer and its Restricted Subsidiaries, taken as a whole, and (ii) if they secure obligations that are then due and unpaid, are being contested in good faith by appropriate proceedings timely initiated and for which adequate reserves have been established in accordance with GAAP, which proceedings (or orders entered in connection with such proceedings) have the effect of preventing the forfeiture or sale of the property subject to any such Lien;

(11)	survey exceptions, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property that were not incurred in connection with Indebtedness and that do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(12)	Liens to secure (a) Permitted Debt described in clause (3) of the definition thereof and (b) additional Notes and Note Guarantees related thereto (provided that, in the case of this subclause (b), the Total Leverage Ratio of the Issuer for its most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Notes and Note Guarantees are incurred would have been no greater than 5.25 to 1.00, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if such additional Notes and Note Guarantees had been incurred at the beginning of such four-quarter period);

(13)	Liens to secure any Permitted Refinancing Indebtedness permitted to be incurred under the Indenture; provided, however, that:

(a)	the new Lien shall be limited to all or part of the same property and assets that secured or, under the written agreements pursuant to which the original Lien arose, could secure the original Lien (plus improvements and accessions to, such property or proceeds or distributions thereof); and

(b)	the Indebtedness secured by the new Lien is not increased to any amount greater than the sum of (x) the outstanding principal amount, or, if greater, committed amount, of the Permitted Refinancing Indebtedness and (y) an amount necessary to pay any fees and expenses, including premiums, related to such renewal, refunding, refinancing, replacement, defeasance or discharge;

(14)	Liens incurred or deposits made in the ordinary course of business of the Issuer or any Restricted Subsidiary of the Issuer with respect to obligations that do not exceed $10.0 million at any one time outstanding and that do not in the aggregate materially detract from the value of the property or materially impair the use thereof in the operation of business by the Issuer or such Restricted Subsidiary;

(15)	customary restrictions on equipment of the Issuer or any Restricted Subsidiary granted in the ordinary course of business to the Issuer’s or such Restricted Subsidiary’s customer at which such equipment is located;

(16)	Liens arising out of judgments, decrees, orders or awards not constituting an Event of Default;

(17)	Liens on specific items of inventory or other goods (and the proceeds thereof) of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created in the ordinary course of business for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(18)	execution of leases and subleases, and grants of software and other technology licenses and sublicenses in the ordinary course of business that do not materially interfere with the ordinary conduct of the business of the Issuer or any of its Restricted Subsidiaries;

(19)	Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into in the ordinary course of business;

(20)	deposits made in the ordinary course of business to secure liability to insurance carriers;

(21)	Liens of a collecting bank arising in the ordinary course of business under Section 4-210 of the UCC covering only the items being collected upon;

(22)	Liens arising from precautionary UCC financing statement filings regarding operating leases; and

(23)	Liens under industrial revenue, municipal or similar bonds, not to exceed $10.0 million at any one time outstanding;

(24)	Liens on assets of Foreign Subsidiaries securing Indebtedness incurred by Foreign Subsidiaries permitted under “— Certain Covenants — Limitation on Indebtedness”;

(25)	Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(26)	Liens encumbering deposits made to secure obligations (other than Indebtedness) arising from statutory, regulatory, contractual or warranty requirements of the Issuer or any Restricted Subsidiary, including rights of offset and setoff; and

(27)	Liens on cash advances in favor of a seller of any property to be acquired as a Permitted Investment to be applied against the purchase price for such Permitted Investment.

“Permitted Refinancing Indebtedness” means any Indebtedness of the Issuer or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge other Indebtedness of the Issuer or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

(1)	the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness renewed, refunded, refinanced, replaced, defeased or discharged (plus all accrued interest on the Indebtedness and the amount of all fees and expenses, including premiums, incurred in connection therewith);

(2)	such Permitted Refinancing Indebtedness has a final maturity date that is the same as or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the remaining Weighted Average Life to Maturity of, the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged;

(3)	if the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Notes on terms at least as favorable to the holders of Notes as those contained in the documentation governing the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged; and

(4)	such Indebtedness is incurred either by the Issuer or by the Restricted Subsidiary that is the obligor on the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company, Governmental Authority or any other entity.

“Post-Petition Interest” means interest, fees, expenses and other charges that, pursuant to the First Priority Loan Documents or the Indenture Documents, continue to accrue after the commencement of any Insolvency or Liquidation Proceeding, whether or not such interest, fees, expenses and other charges are allowed or allowable under any Bankruptcy Law or in any such Insolvency or Liquidation Proceeding.

“Qualified Equity Offering” means any issuance and sale of common stock of the Issuer or any direct or indirect parent of the Issuer; provided, however, that in the case of an issuance and sale of common stock of any direct or indirect parent of the Issuer, the cash proceeds therefrom are contributed to common equity of the Issuer. Notwithstanding the foregoing, the term “Qualified Equity Offering” shall not include (1) any issuance and sale with respect to the Issuer’s or any direct or indirect parent’s common stock registered on Form S-4 or Form S-8; or (2) any issuance and sale of common stock to any Subsidiary of the Issuer.

“Registration Rights Agreement” means (i) the Registration Rights Agreement Related to the Notes dated as of the date of the Indenture, among the Issuer, the Guarantors and the initial purchasers of the Notes, as amended and supplemented, and (ii) any other registration rights agreement entered into in connection with the issuance of additional Notes in a private offering by the Issuer after the date of the Indenture.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Subsidiary” of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

“S&P” means Standard & Poor’s Ratings Services, a division of Standard & Poor’s Financial Services LLC, a subsidiary of The McGraw-Hill Companies, Inc. or any successor to the rating agency business thereof.

“SEC” means the United States Securities and Exchange Commission and any successor organization.

“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date of the Indenture.

“Specified Event of Default” means any Event of Default arising under clause (1), (2) or (9) set forth under “— Events of Default and Remedies.”

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the documentation governing such Indebtedness as of the date of the incurrence thereof, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subsidiary” means, with respect to any specified Person:

(1)	any corporation, association or other business entity of which more than 50% of the total Voting Stock (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2)	any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

“Total Leverage Ratio” means, with respect to any specified Person, as of any date of determination, the ratio of (a) the Consolidated Debt of such Person outstanding as of such date to (b) Consolidated Cash Flow of such Person for the most recently ended four fiscal quarters for which internal financial statements are available; provided, that Consolidated Cash Flow of such Person will be calculated in the manner contemplated by, and subject to the adjustments provided in, the definition of the term “Fixed Charge Coverage Ratio.”

“Treasury Rate” means, as of any redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to January 15, 2017; provided, however, that if the period from the redemption date to January 15, 2017, is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Trust Indenture Act” or “TIA” means the Trust Indenture Act of 1939, as amended.

“Unrestricted Subsidiary” means any Subsidiary of the Issuer that is designated by the Board of Directors of the Issuer as an Unrestricted Subsidiary pursuant to a resolution of the Board of Directors, but only to the extent that such Subsidiary:

(1)	has no Indebtedness other than Non-Recourse Debt;

(2)	except as permitted by the covenant described above under the caption “— Certain Covenants — Transactions with Affiliates,” is not party to any agreement, contract, arrangement or understanding with the Issuer or any Restricted Subsidiary of the Issuer unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Issuer or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Issuer;

(3)	is a Person with respect to which neither the Issuer nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and

(4)	has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Issuer or any of its Restricted Subsidiaries.

“Voting Stock” of any specified Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(1)	the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(2)	the then outstanding principal amount of such Indebtedness.

“Wholly-Owned” means, with respect to a Subsidiary of any specified Person, a Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares and other nominal shares required to be held by local nationals under applicable law) will at the time be owned by such Person or by one or more Wholly-Owned Subsidiaries of such Person.

CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of certain United States federal income tax considerations relating to the exchange of the Original Notes for the Exchange Notes in the Exchange Offer. It does not contain a complete analysis of all of the potential tax considerations relating to the exchange. This summary is limited to holders of the Original Notes who hold the Original Notes, and will hold the Exchange Notes, as capital assets and does not purport to deal with persons in special tax situations, such as financial institutions, insurance companies, regulated investment companies, dealers in securities or currencies, persons holding notes as a hedge against currency risks or as a position in a “straddle” for tax purposes, or persons whose functional currency is not the U.S. dollar. It also does not deal with investors other than investors who purchased the Original Notes in the initial offering. The discussion below is based upon the provisions of the United States Internal Revenue Code of 1986, as amended, existing and proposed Treasury Regulations promulgated thereunder, and rulings, judicial decisions and administrative interpretations thereunder, now if effect, all of which are subject to change (including changes in effective dates), which change may be retroactive, or possible differing interpretations.

Consequences of Exchanging Original Notes in the Exchange Offer

The exchange of outstanding Original Notes for Exchange Notes in the applicable Exchange Offer should not constitute an exchange for United States federal income tax purposes because the Exchange Notes should not be considered to differ materially either in kind or extent from the outstanding Original Notes. Accordingly, the applicable Exchange Offer should have no United States federal income tax consequences to a holder of the Original Note if such holder exchanges his Original Notes for Exchange Notes. There should be no change in a holder’s tax basis and a holder’s holding period in the Original Notes should carry over to the Exchange Notes. In addition, the United States federal income tax consequences of holding and disposing of the Exchange Notes should be the same as those applicable to a holder’s outstanding Original Notes.

THE FOREGOING SUMMARY IS INCLUDED HEREIN FOR GENERAL INFORMATION PURPOSES ONLY AND DOES NOT DISCUSS ALL ASPECTS OF U.S. FEDERAL INCOME TAXATION THAT MAY BE RELEVANT TO A PARTICULAR BENEFICIAL OWNER OF NOTES IN LIGHT OF THE BENEFICIAL OWNER’S PARTICULAR CIRCUMSTANCES AND INCOME TAX SITUATION. INVESTORS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO ANY TAX CONSEQUENCES TO THEM FROM EXCHANGING ORIGINAL NOTES FOR EXCHANGE NOTES AND THE OWNERSHIP AND DISPOSITION OF NOTES, INCLUDING THE APPLICATION AND EFFECT OF STATE, LOCAL, FOREIGN AND OTHER TAX LAWS.

PLAN OF DISTRIBUTION

Any broker-dealer that holds Original Notes that were acquired for its own account as a result of market-making activities or other trading activities (other than Original Notes acquired directly from us) may exchange such Original Notes pursuant to the Exchange Offer. Any such broker-dealer, however, may be deemed to be an “underwriter” within the meaning of the Securities Act and must, therefore, deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of Exchange Notes received by such broker-dealer in the Exchange Offer. Such prospectus delivery requirement may be satisfied by the delivery by such broker-dealer of this prospectus. We have agreed to make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with such resales for up to 180 days from the effective date of the registration statement of which this prospectus forms a part.

We will not receive any proceeds from any sale of Exchange Notes by broker-dealers. Exchange Notes received by broker-dealers for their own account in the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any of these resales may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from these broker-dealers and/or the purchasers of Exchange Notes. Any broker-dealer that resells Exchange Notes that were received by it for its own account in the Exchange Offer and any broker-dealer that participates in a distribution of the Exchange Notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit on any such resale of Exchange Notes and any commission or concessions received by any such person may be deemed to be underwriting compensation under the Securities Act. The accompanying letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

We have agreed to pay all expenses incident to the Exchange Offer, including the expenses of one counsel for the holders of each series of the Original Notes, other than commissions or concessions of any brokers or dealers and will indemnify the holders of the Original Notes, including any broker-dealers, against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

Certain legal matters with regard to the validity of the Exchange Notes and the Note Guarantees will be passed upon for us and the guarantors by Polsinelli PC, St. Louis, Missouri. Sanford S. Neuman, a senior partner of Polsinelli PC, is the beneficial owner of 260,424 shares of our Common Stock and serves as one of our directors. Certain matters under Washington law will be passed upon for us by Tomsen Riley LLP. Certain matters under Australian law will be passed upon for us by Macpherson + Kelley Lawyers Pty Ltd. Certain matters under English law will be passed upon for us by Bryan Cave, a multinational partnership.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2014 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are currently subject to the information and periodic reporting requirements of the Exchange Act and, in accordance therewith, file periodic reports, proxy statements and other information with the Commission. Such periodic reports, proxy statements and other information is available for inspection and copying at the Commission’s Public Reference Room at 100 F Street, NE., Washington, DC 20549, or may be obtained by calling the Commission at 1-800-SEC-0330. In addition, the Commission maintains a website at www.sec.gov that contains reports, proxy statements and other information regarding issuers that file electronically with the Commission. In addition, our website address is www.lmiaerospace.com and can be used to access free of charge, through the investor relations section, our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, current reports on Form 8-K, and any amendments to those reports, as soon as reasonably practicable after we electronically file such material with or furnish it to the Commission and all such reports of ours going forward. The information on our website is not incorporated as a part of this prospectus.

In order to obtain timely delivery, you must request such documents no later than five business days before the expiration date. The expiration date is             , 2015.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We are filing with the Commission a registration statement on Form S-4 relating to the Exchange Notes. This prospectus is a part of the registration statement, but the registration statement includes additional information and also attaches exhibits that are referenced in this prospectus. In addition, as allowed by the Commission’s rules, this prospectus incorporates by reference important business and financial information about us that is not included or delivered with this prospectus.

We incorporate by reference the documents listed below (other than any portions of such documents that are not deemed “filed” under the Exchange Act in accordance with the Exchange Act and applicable Commission rules):

•	our Annual Report on Form 10-K for the year ended December 31, 2014, filed with the Commission on March 16, 2015 as amended by Amendment No. 1 on Form 10-K/A filed with the Commission on April 1, 2015; and

•	our Current Reports on Form 8-K filed with the Commission on January 16, 2015, February 9, 2015 and March 10, 2015 (Items 5.02 and 8.01)

All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the end of the offering pursuant to this prospectus shall also be deemed to be incorporated herein by reference. In addition, all documents we may file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the registration statement of which this prospectus forms a part, and prior to effectiveness of such registration statement, shall be deemed to be incorporated by reference into this prospectus. We are not, however, incorporating by reference any document or portions thereof, whether specifically listed above or filed in the future, that are not deemed “filed” with the Commission, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or certain exhibits furnished pursuant to Item 9.01 of Form 8-K. Any such information incorporated by reference would be an important part of this prospectus. Information in this prospectus supersedes information that we filed with the Commission prior to the date of this prospectus, while information that we file later with the Commission will automatically update and supersede this prospectus. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request copies of our filings with the Commission and forms of documents pertaining to the securities offered hereby referred to in this prospectus without charge, from our website at www.lmiaerospace.com or by requesting them in writing or by telephone at:

LMI Aerospace, Inc.

Attention: Corporate Secretary

411 Fountain Lakes Blvd.

St. Charles, Missouri 63301

(636) 946-6525

In order to obtain timely delivery of such documents, holders of Original Notes must request this information no later than five business days prior to the expiration date of the Exchange Offer for the Original Notes.

LMI AEROSPACE, INC.

OFFER TO EXCHANGE

$245.0 million aggregate principal amount of 7.375% Second-Priority Senior Secured Notes due 2019 and related guarantees for all outstanding 7.375% Second-Priority Senior Secured Notes due 2019 issued on June 19, 2014

Preliminary Prospectus

            , 2015

Each broker-dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act of 1933, as amended, or the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Original Notes where such Original Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed to make this prospectus available to any participating broker-dealer for use in connection with any such resale for up to 180 days from the effective date of the registration statement of which this prospectus forms a part. See “Plan of Distribution.”

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.	INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The following summary is qualified in its entirety by reference to the complete text of the statutes referred to below and the restated articles of incorporation, as amended, and amended and restated bylaws of LMI Aerospace, Inc.

We are incorporated under the laws of the State of Missouri. Sections 351.355(1) and (2) of The General and Business Corporation Law of the State of Missouri (“MGBCL”) provide that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful, except that, in the case of an action or suit by or in the right of the corporation, the corporation may not indemnify such persons against judgments and fines and no person shall be indemnified as to any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of the person’s duty to the corporation, unless and only to the extent that the court in which the action or suit was brought determines upon application that such person is fairly and reasonably entitled to indemnity for proper expenses.

Section 351.355(3) provides that, to the extent that a director, officer, employee or agent of the corporation has been successful in the defense of any such action, suit or proceeding or in defense of any claim, issue or matter therein, the person shall be indemnified against expenses, including attorneys’ fees, actually and reasonably incurred by such person in connection with such action, suit or proceeding.

Section 351.355(7) provides that a corporation may provide additional indemnification to any person indemnifiable under subsection (1) or (2) of such Section, provided such additional indemnification is (i) authorized, directed or provided for in the corporation’s articles of incorporation or any duly adopted amendment thereto or (ii) authorized, directed or provided for in any bylaw or agreement of the corporation which has been adopted by a vote of the shareholders of the corporation, and provided further that no person shall thereby be indemnified against conduct which was finally adjudged to have been knowingly fraudulent, deliberately dishonest or willful misconduct.

Article Nine of our restated articles of incorporation, as amended, permits us to enter into agreements with our directors, officers, employees and agents to provide the level and type of indemnification we deem appropriate. Article Nine also provides that we may extend to our directors and executive officers such indemnification and additional indemnification, except to the extent that such person’s conduct was finally adjudged to have been knowingly fraudulent, deliberately dishonest or willful misconduct. Article VIII, Section 2 of our amended and restated bylaws permits us to indemnify our officers and directors against any and all expenses or liabilities to the fullest extent permitted by Section 351.355 of the MGBCL.

We have procured and intend to maintain a policy of insurance under which our directors and officers will be insured, subject to the limits of the policy, against certain losses arising from claims made against them by reason of any acts or omissions covered under our policy in their respective capacities as directors or officers.

ITEM 21.	EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a)	Exhibits

The following exhibits are filed herewith unless otherwise indicated:

EXHIBIT INDEX

Exhibit Number	Description

3.1	Restated Articles of the Registrant previously filed as Exhibit 3.1 to the Registrant’s Form S-1 (File No. 333-51357) dated as of April 29, 1998 (the “Form S-1”) and incorporated herein by reference.

3.2	Amended and Restated By-Laws of the Registrant previously filed as Exhibit 3.2 to the Form S-1 and incorporated herein by reference.

3.3	Amendment to Restated Articles of Incorporation dated as of July 9, 2001 filed as Exhibit 3.3 to the Registrant’s Form 10-K for the fiscal year ended December 31, 2001 and filed April 1, 2002 and incorporated herein by reference.

3.4	Amendment to the Registrant’s Amended and Restated Bylaws filed as Exhibit 3.1 to the Registrant’s Form 8-K filed June 26, 2009 and incorporated herein by reference.

4.1	Form of the Registrant’s Common Stock Certificate previously filed as Exhibit 4.1 to the Form S-1 and incorporated herein by reference.

4.2	Indenture dated as of June 19, 2014, by and among the Company, the Guarantors named therein, and U.S. Bank National Association, as Indenture Trustee and as Collateral Agent filed as Exhibit 4.1 to the Registrant’s Form 8-K filed on June 20, 2014 and incorporated hereby reference.

4.3	Forms of 7.375% Senior Secured Notes due 2019 (included as exhibits to the Indenture identified in Exhibit 4.2).

4.4	Notes Collateral Agreement dated as of June 19, 2014, by and among the Company, the domestic Guarantors, and U.S. Bank National Association, as Collateral Agent, filed as Exhibit 4.3 to the Registrant’s Form 8-K filed on June 20, 2014 and incorporated hereby reference.

4.5	Notes Intellectual Property Security Agreement dated as of June 19, 2014, by and among the Company, certain Guarantors named therein, and U.S. Bank National Association, as Collateral Agent, filed as Exhibit 4.4 to the Registrant’s Form 8-K filed on June 20, 2014 and incorporated hereby reference.

4.6	Registration Rights Agreement dated as of June 19, 2014, by and among the Company, the Guarantors named therein and RBC Capital Markets, LLC, on behalf of itself and as representative of the other initial purchasers named therein, filed as Exhibit 4.5 to the Registrant’s Form 8-K filed on June 20, 2014 and incorporated hereby reference.

4.7	Intercreditor Agreement dated as of June 19, 2014, by and between Royal Bank of Canada, as First-Lien Collateral Agent, and U.S. Bank National Association, as Second-Lien Collateral Agent filed as Exhibit 4.6 to the Registrant’s Form 8-K filed on June 20, 2014 and incorporated hereby reference.

5.1	Opinion of Polsinelli PC, filed herewith.

5.2	Opinion of Macpherson + Kelley Lawyers Pty Ltd, filed herewith.

5.3	Opinion of Bryan Cave, a multinational partnership, filed herewith.

Exhibit Number	Description

5.4	Opinion of Tomsen Riley LLP, filed herewith.

10.1	Lease Agreement dated December 7, 2005 between Inmobiliaria LA Rumorosa S.A. de C.V. and Ivemsa S.A. de C.V., including all amendments, for the premises located at A.V. Eucalipto, #2351, Col. Rivera, Modulo Cy D, C.P. 21259, Mexicali, Baja California, Mexico and filed as Exhibit 10.2 to the Registrant’s Form 10-K for the fiscal year ended December 31, 2008 and filed March 16, 2009 and incorporated herein by reference.

10.2	Lease Agreement dated May 19, 2008 between Precise Machine Company and Acquiport DFWIP, Inc. for the premises located at 14813 Trinity Blvd., Fort Worth, Texas and filed as Exhibit 10.3 to the Registrant’s Form 10-K for the fiscal year ended December 31, 2008 and filed March 16, 2009 and incorporated herein by reference.

10.3	Lease Agreement dated May 2, 2006 between LMI Finishing, Inc. and Port Partnership, LLP for the premises located at 5270 N. Skiatook, Catoosa, Oklahoma and filed as Exhibit 10.4 to the Registrant’s Form 10-K for the fiscal year ended December 31, 2008 and filed March 16, 2009 and incorporated herein by reference.

10.4	Lease Agreement dated September 4, 2003 between LMI Aerospace, Inc. and Kole Warehouses, including all amendments, for the premises located at 101 Coleman, Savannah, Georgia and filed as Exhibit 10.5 to the Registrant’s Form 10-K for the fiscal year ended December 31, 2008 and filed March 16, 2009 and incorporated herein by reference, as restated by that certain Restated Lease Agreement dated as of September 14, 2012 between Kole Warehouses, Inc. and LMI Kitting, LLC.

10.5	Lease Agreement dated March 24, 1997, including all amendments, between D3 Technologies, Inc. and H.G. Fenton Company for the premises located at 4838 Ronson Court, San Diego, California and filed as Exhibit 10.6 to the Registrant’s Form 10-K for the fiscal year ended December 31, 2008 and filed March 16, 2009 and incorporated herein by reference.

10.6	Lease Agreement dated June 23, 2005, including all amendments, between D3 Technologies, Inc. and Quadrant Park for the premises located at 8217-8223 44th Avenue, Mukilteo, Washington and filed as Exhibit 10.7 to the Registrant’s Form 10-K for the fiscal year ended December 31, 2008 and filed March 16, 2009 and incorporated herein by reference.

10.7	Lease Agreement dated February 13, 2007 between LMI Finishing, Inc. and Angelo Gordon, successor in interest to CIT CRE LLC, for the premises located at 2104 N. 170 th St. East, Tulsa, Oklahoma and filed as Exhibit 10.8 to the Registrant’s Form 10-K for the fiscal year ended December 31, 2008 and filed March 16, 2009 and incorporated herein by reference.

10.8*	Master Agreement between the Registrant and Aviation Partners Boeing, LLC, dated October 25, 2007 filed as Exhibit 10.9 to the Registrant’s Form 10-K for the fiscal year ended December 31, 2008 and filed March 16, 2009 and incorporated herein by reference.

10.9*	Purchase Order Number 801538 as Master Agreement between the Registrant and Vought Aircraft Industries, Inc. filed as Exhibit 10.10 to the Registrant’s Form 10-K for the fiscal year ended December 31, 2008 and filed March 16, 2009 and incorporated herein by reference.

10.10	Lease Agreement dated May 6, 1997 between the Registrant and Victor Enterprises, LLC, including all amendments, for the premises located at 101 Western Avenue S., Auburn, Washington previously filed as Exhibit 10.10 to the Form S-1/A and incorporated herein by reference.

10.11	Lease Agreement dated February 1, 1995 between the Registrant and RFS Investments for the premises located at 2621 West Esthner Court, Wichita, Kansas previously filed as Exhibit 10.11 to the Form S-1/A and incorporated herein by reference.

10.12+	Profit Sharing and Savings Plan and Trust, restated effective January 1, 2009, including amendments previously filed as Exhibit 10.12 to the Form S-1/A and incorporated herein by reference.

Exhibit Number	Description

10.13	Business Reformation Agreement between Leonard’s Metal, Inc. and Lockheed Martin Aeronautics Company dated September 21, 2001 previously filed as Exhibit 10.1 to the Registrant’s Form 10-Q filed November 14, 2001 and incorporated by reference.

10.14	Lease Agreement dated April 2, 2001 between Peter Holz and Anna L. Holz, Trustees of the Peter and Anna L. Holz Trust dated 2/8/89, including all amendments, as to an undivided one-half interest, and Ernest R. Star and Linda Ann Zoettl, Trustees under the Ernest L. Star and Elizabeth H. Star 1978 Trust dated August 25, 1978, as to an undivided one-half interest, and Metal Corporation (now Tempco Engineering, Inc.) for the premises located at 11011-11021 Olinda Street, Sun Valley, California previously filed as Exhibit 10.27 to the Registrant’s Form 10-K for the fiscal year ended December 31, 2001 filed April 1, 2002 and incorporated herein by reference.

10.15	Lease Agreement dated April 2, 2001 between Tempco Engineering, Inc. and Metal Corporation for the premises located at 8866 Laurel Canyon Blvd., Sun Valley, California previously filed as Exhibit 10.28 to the Registrant’s Form 10-K for the fiscal year ended December 31, 2001 filed April 1, 2002 and incorporated herein by reference.

10.16	Lease Agreement between Versaform Corp. and Nonar Enterprises, including all amendments, dated September 12, 2003 for the premises located at 1345 Specialty Drive Suites A-E, 1391 Specialty Drive Suite B, 1351 Specialty Drive and 1377 Specialty Drive, Suites A, B, and C, Vista, California previously filed as Exhibit 10.1 to the Registrant’s Form 10-Q filed November 14, 2003 and incorporated herein by reference.

10.17+	LMI Aerospace, Inc. 2005 Long-Term Incentive Plan, approved and adopted by shareholders of LMI Aerospace, Inc. on July 7, 2005, previously filed as Exhibit 10.1 in the Registrant’s Form 8-K filed July 13, 2005 and incorporated herein by reference.

10.18	General Terms Agreement between Spirit AeroSystems, Inc. (Tulsa Facility) and LMI Aerospace, Inc. dated October 14, 2005 previously filed as Exhibit 10.1 to the Registrant’s Form 10-Q filed May 18, 2006 and incorporated herein by reference.

10.19	Special Business Provisions between Spirit AeroSystems, Inc. and LMI Aerospace, Inc. dated April 19, 2006 previously filed as Exhibit 10.2 to the Registrant’s Form 10-Q filed May 18, 2006 and incorporated herein by reference.

10.20	Lease Agreement between Leonard’s Metal, Inc. and Welsh Fountain Lakes, L.L.C., including all amendments dated June 9, 2006, for the premises located at 401-411 Fountain Lakes Blvd., St. Charles, Missouri previously filed as Exhibit 10.1 to the Registrant’s Form 8-K filed June 15, 2006 and incorporated herein by reference.

10.21	Memorandum of Agreement effective as of December 22, 2010 between LMI Aerospace, Inc. and Gulfstream Aerospace Corporation filed as Exhibit 10.1 to the Registrant’s Form 10-Q filed November 13, 2006 and incorporated herein by reference.

10.22	Lease Agreement between Leonard’s Metal, Inc. and Angelo Gordon, successor in interest to CIT CRE LLC, dated as of December 28, 2006, including all amendments, for the premises located at 2629-2635 Esthner Court, Wichita, Kansas, 3600 Mueller Road, St. Charles, Missouri, and 3030-3050 North Highway 94, St. Charles, Missouri previously filed as Exhibit 10.3 to the Registrant’s Form 8-K filed January 3, 2007 and incorporated herein by reference.

10.23	Lease Agreement dated January 16, 2009 between Integrated Holdings, LLC and Integrated Technologies, Inc. for the premises located at 1910 Merrill Creek Parkway, Everett, WA 98203 and filed as Exhibit 10.2 of the Registrant’s Form 10-Q filed May 11, 2009 and incorporated herein by reference.

Exhibit Number	Description

10.24	Lease Agreement dated August 19, 2011 between D3 Technologies Inc. and JLM & Associates, LLC for the premises located at 1045 Keys Drive, Greenville, South Carolina, 29615.

10.25	Membership Interest Purchase Agreement, dated as of December 5, 2012, among the Registrant, Valent Aerostructures, LLC, and the members of Valent Aerostructures, LLC, previously filed as Exhibit 2.1 to the Registrant’s Form 8-K filed December 6, 2012 and incorporated herein by reference.

10.26	Amendment to Escrow Agreement dated as of October 31, 2013, by and among Charlie Newell, the Registrant and Deutsche Bank National Trust Company filed as Exhibit 10.2 to the Registrant’s Form 8-K filed November 4, 2013 and incorporated herein by reference.

10.27	Lease Agreement dated July 15, 2012 between the City of Coweta and Accu-Tec Enterprises, Ltd., regarding the real property commonly referred to as 26730 East 111th Street South, Coweta, Oklahoma including the Estoppel Certificate, dated November 9, 2009, executed by the city of Coweta, previously filed as Exhibit 10.37 to the Registrant’s Form 10-K filed March 15, 2013 and incorporated herein by reference.

10.28	Lease Agreement dated April 1, 2012 between City of Fredonia, KS and Valent Aerostructures, LLC, previously filed as Exhibit 10.38 to the Registrant’s Form 10-K filed March 15, 2013 and incorporated herein by reference.

10.29	Lease, dated October 11, 2001, as amended by the First Amendment to Lease, dated July 17, 2003, the Second Amendment to Lease, dated November 15, 2003, the Third Amendment to Lease, dated December 31, 2008, the Fourth Amendment to Lease, dated March 1, 2010, and the Fifth Amendment to Lease, dated May 24, 2011, between College Crossing Associates, LLC (as successor to Welsh Lenexa II, LLC) and Valent Aerostructures-Lenexa, LLC (as successor to CT Systems, LLC as successor to Cable-Tech Industries, L.L.C.), regarding certain real property located at 11064 Strang Line Road, Lenexa, Kansas, previously filed as Exhibit 10.39 to the Registrant’s Form 10-K filed March 15, 2013 and incorporated herein by reference.

10.30	Sublease Agreement dated September 3, 2010 between Washington Civic Industrial Corp. and Valent Aerostructures, LLC, regarding certain real property located at 6325 Avantha Drive, Washington, Missouri 63090, previously filed as Exhibit 10.40 to the Registrant’s Form 10-K filed March 15, 2013 and incorporated herein by reference.

10.31	General contract provisions of Spirit Aerosystems, Inc and Master Order Agreements, Special Business Provisions, Customer Specific Supplemental Terms and other contracts that contain additional general terms between Spirit Aerosystems, Inc and Valent Aerostructures, LLC or a subsidiary thereof, previously filed as Exhibit 10.41 to the Registrant’s Form 10-K filed March 15, 2013 and incorporated herein by reference.

10.32	Mutual Release and Settlement Agreement made and entered into on the 31st day of October 2013 by and among Charles M. Newell, as the Sellers’ Representative, for and on behalf of the former members of Valent Aerostructures, LLC, on the one hand, and the Registrant, on the other hand., filed as Exhibit 10.1 to the Registrant’s Form 8-K filed November 4, 2013 and incorporated herein by reference.

10.33	Independent Contractor Agreement dated as of October 31, 2013 by and between the Registrant and Charles M. Newell filed as Exhibit 10.3 to the Registrant’s Form 8-K filed November 4, 2013 and incorporated herein by reference.

10.34	Independent Contractor Agreement dated as of October 31, 2013 by and between the Registrant and Henry H. Newell filed as Exhibit 10.4 to the Registrant’s Form 8-K filed November 4, 2013 and incorporated herein by reference.

Exhibit Number	Description

10.35	Resignation Agreement and General Release dated as of October 31, 2013 by and between Charles M. Newell and the Registrant filed as Exhibit 10.5 to the Registrant’s Form 8-K filed November 4, 2013 and incorporated herein by reference

10.36	Resignation Agreement and General Release dated as of October 31, 2013 by and between Henry H. Newell and the Registrant filed as Exhibit 10.6 to the Registrant’s Form 8-K filed November 4, 2013 and incorporated herein by reference.

10.37+	Employment Agreement dated as of February 21, 2014, by and between the Registrant and Daniel G. Korte, filed as Exhibit 10.1 to the Registrant’s Form 8-K filed February 26, 2014 and incorporated herein by reference.

10.38+	Employment Agreement dated as of February 25, 2014, by and between the Registrant and Michael Biffignani, filed as Exhibit 10.2 to the Registrant’s Form 8-K filed February 26, 2014 and incorporated herein by reference.

10.39+	Employment Agreement dated as of February 25, 2014, by and between the Registrant and Lawrence Dickinson, filed as Exhibit 10.3 to the Registrant’s Form 8-K filed February 26, 2014 and incorporated herein by reference.

10.40+	Employment Agreement dated as of February 25, 2014, by and between the Registrant and Robert Grah, filed as Exhibit 10.4 to the Registrant’s Form 8-K filed February 26, 2014 and incorporated herein by reference.

10.41+	Employment Agreement dated as of February 25, 2014, by and between the Registrant and Richard L. Johnson, filed as Exhibit 10.5 to the Registrant’s Form 8-K filed February 26, 2014 and incorporated herein by reference.

10.42+	Employment Agreement dated as of February 25, 2014, by and between the Registrant and Cynthia G. Maness, filed as Exhibit 10.6 to the Registrant’s Form 8-K filed February 26, 2014 and incorporated herein by reference.

10.43+	Employment Agreement dated as of February 25, 2014, by and between the Registrant and Clifford Stebe, Jr., filed as Exhibit 10.7 to the Registrant’s Form 8-K filed February 26, 2014 and incorporated herein by reference.

10.44+	Form of Incentive Restricted Stock Award Agreement between LMI. Aerospace, Inc. and Daniel J. Korte filed as Exhibit 10.1 to the Registrant’s Form 8-K filed March 20, 2014 and incorporated herein by reference

10.45+	LTI Restricted Stock Award Agreement dated March 14, 2014 between LMI Aerospace, Inc. and Daniel J. Korte filed as Exhibit 10.2 to the Registrant’s Form 8-K filed March 20, 2014 and incorporated herein by reference.

10.46+	Consulting Agreement dated March 18, 2014 and effective as of March 19, 2014 between LMI Aerospace, Inc. and Ronald S. Saks filed as Exhibit 10.3 to the Registrant’s Form 8-K filed March 20, 2014 and incorporated herein by reference

10.47	Credit Agreement dated as of June 19, 2014, by and among the Company, the Guarantors named therein, the lenders party thereto, Royal Bank of Canada, as Administrative Agent and Co-Collateral Agent, and Wells Fargo Bank, National Association, as Syndication Agent and Co-Collateral Agent (including the forms of Revolver Collateral Agreement, Guarantee Agreement and Revolver Intellectual Property Security Agreement attached as exhibits thereto), filed as Exhibit 10.1 to the Registrant’s Form 8-K filed on June 20, 2014 and incorporated hereby reference.

Exhibit Number	Description

10.48	Amendment No. 1, dated as of September 18, 2014, to the Credit Agreement dated as of June 19, 2014, by and among the Company, the Guarantors named therein, the lenders party thereto, Royal Bank of Canada, as Administrative Agent and Co-Collateral Agent, and Wells Fargo Bank, National Association, as Syndication Agent and Co-Collateral Agent, filed as Exhibit 10.1 to the Registrant’s Form 8-K filed on September 18, 2014 and incorporated hereby reference.

10.49+	Employment Agreement between LMI Aerospace, Inc. and Joseph DeMartino, dated July 31, 2014, filed as Exhibit 10.1 to the Registrant’s Form 8-K filed on August 6, 2014 and incorporated hereby reference.

10.50+	Restricted Stock Agreement between LMI Aerospace, Inc. and Joseph DeMartino, dated July 31, 2014, Employment Agreement between LMI Aerospace, Inc. and Joseph DeMartino, dated July 31, 2014, filed as Exhibit 10.2 to the Registrant’s Form 8-K filed on August 6, 2014 and incorporated hereby reference.

10.51+	Separation Agreement and Release between D3 Technologies, Inc. and Richard L. Johnson dated October 2, 2014., filed as Exhibit 10.1 to the Registrant’s Form 8-K filed on October 7, 2014 and incorporated hereby reference.

10.52+	Separation Agreement and Release between LMI Aerospace, Inc. and Cynthia G. Maness dated October 27, 2014, filed as Exhibit 10.1 to the Registrant’s Form 8-K/A filed on November 10, 2014 and incorporated hereby reference.

10.53+	Employment Agreement between LMI Aerospace, Inc. and Jennifer Alfaro, dated January 12, 2015 filed as Exhibit 10.1 to the Registrant’s Form 8-K filed on January 16, 2015 and incorporated hereby reference.

10.54+	Amendment No. 1 to the Employment Agreement by and between Lawrence E. Johnson. and LMI Aerospace, Inc., dated February 5, 2015., filed as Exhibit 10.1 to the Registrant’s Form 8-K filed on February 9, 2015 and incorporated hereby reference.

10.55+	Restricted Stock Award Agreement between LMI Aerospace, Inc. and Jennifer Alfaro dated February 2, 2015, filed as Exhibit 10.2 to the Registrant’s Form 8-K filed on February 9, 2015 and incorporated hereby reference.

12.1	Statement of Ratio of Earnings to Fixed Charges, incorporated by reference to the corresponding exhibit to the Company’s Form S-4 filed on March 17, 2015.

14	Code of Business Conduct and Ethics, filed as Exhibit 14.1 to the Registrant’s Form 10-K/A for the fiscal year ended December 31, 2003 filed May 6, 2004 and incorporated herein by reference.

21.1	List of Subsidiaries of the Registrant, incorporated by reference to the corresponding exhibit to the Company’s Form S-4 filed on March 17, 2015.

23.1	Consent of PricewaterhouseCoopers LLP, filed herewith.

23.2	Consent of Polsinelli PC (included in Exhibit 5.1).

23.3	Consent of Macpherson + Kelley Lawyers Pty Ltd (included in Exhibit 5.2).

23.4	Consent of Bryan Cave, a multinational partnership (included in Exhibit 5.3).

23.5	Consent of Tomsen Riley LLP (included in Exhibit 5.4).

24.1	Powers of Attorney, incorporated by reference to the corresponding exhibit to the Company’s Form S-4 filed on March 17, 2015.

25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of U.S. Bank National Association to act as Trustee under the Indenture, incorporated by reference to the corresponding exhibit to the Company’s Form S-4 filed on March 17, 2015.

99.1	Form of Letter of Transmittal, incorporated by reference to the corresponding exhibit to the Company’s Form S-4 filed on March 17, 2015.

99.2	Form of Notice of Guaranteed Delivery, incorporated by reference to the corresponding exhibit to the Company’s Form S-4 filed on March 17, 2015.

Exhibit Number	Description

99.3	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees, incorporated by reference to the corresponding exhibit to the Company’s Form S-4 filed on March 17, 2015.

99.4	Form of Letter to Clients, incorporated by reference to the corresponding exhibit to the Company’s Form S-4 filed on March 17, 2015.

101	The following financial information from the Company’s Form 10-K for the fiscal year ended December 31, 2014, formatted in XBRL (Extensible Business Reporting Language): (i) Statements of Income for the fiscal years ended December 31, 2014, 2013 and 2012, (ii) Balance Sheets as of December 31, 2014 and 2013, (iii) Statements of Stockholders’ Equity for the fiscal years ended December 31, 2014, 2013 and 2012, (iv) Statements of Cash Flows for the fiscal years ended December 2014, 2013 and 2012 and (v) Notes to Financial Statements (incorporated by reference to Exhibit 101 to the Company’s Form 10-K filed on March 16, 2015.

+	Management contract or compensatory plan or arrangement required to be filed as exhibit to this report.
*	The Company has received confidential treatment of the redacted portions of this exhibit pursuant to Rule 24b-2, under the Exchange Act and has separately filed a complete copy of this exhibit with the SEC.

(b)	Financial Statement Schedules:

All schedules have been incorporated herein by reference or omitted because they are not applicable or not required.

ITEM 22.	UNDERTAKINGS.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post- effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrants or used or referred to by the undersigned registrants;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrants or its securities provided by or on behalf of the undersigned registrants; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrants to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s Annual Report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s Annual Report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(e) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Charles, State of Missouri, on April 3, 2015.

LMI AEROSPACE, INC., a Missouri corporation

By:	/s/ CLIFFORD C. STEBE, JR.
Clifford C. Stebe, Jr. Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

Signature	Title	Date

* Daniel G. Korte	President, Chief Executive Officer and Director (Principal Executive Officer)	April 3, 2015

/s/ CLIFFORD C. STEBE, JR. Clifford C. Stebe, Jr.	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	April 3, 2015

* Gerald E. Daniels	Director	April 3, 2015

* John S. Eulich	Director	April 3, 2015

* Sanford S. Neuman	Director	April 3, 2015

* Judith W. Northup	Director	April 3, 2015

* John M. Roeder	Director	April 3, 2015

* Ronald S. Saks	Director	April 3, 2015

* Gregory L. Summe	Director	April 3, 2015

*By:	/s/ CLIFFORD C. STEBE, JR. Clifford C. Stebe, Jr. Attorney-in-Fact for persons indicated

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Charles, State of Missouri, on April 3, 2015.

D3 TECHNOLOGIES, INC., a California corporation

By:	/s/ CLIFFORD C. STEBE, JR.
Clifford C. Stebe, Jr. Vice President, Secretary and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

Signature	Title	Date

* Daniel G. Korte	Director and President (Principal Executive Officer)	April 3, 2015

/s/ CLIFFORD C. STEBE, JR. Clifford C. Stebe, Jr.	Vice President, Secretary, Chief Financial Officer (Principal Financial and Accounting Officer) and Director	April 3, 2015

*By:	/s/ CLIFFORD C. STEBE, JR. Clifford C. Stebe, Jr. Attorney-in-Fact for persons indicated

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Charles, State of Missouri, on April 3, 2015.

LMI FINISHING, INC., an Oklahoma corporation

TASS, INC., a Washington corporation

By:	/s/ CLIFFORD C. STEBE, JR. Clifford C. Stebe, Jr. Vice President, Secretary and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

Signature	Title	Date

* Daniel G. Korte	President (Principal Executive Officer) and Director	April 3, 2015

/s/ CLIFFORD C. STEBE, JR. Clifford C. Stebe, Jr.	Vice President, Secretary, Treasurer (Principal Financial and Accounting Officer) and Director	April 3, 2015

*By:	/s/ CLIFFORD C. STEBE, JR. Clifford C. Stebe, Jr. Attorney-in-Fact for persons indicated

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Charles, State of Missouri, on April 3, 2015.

VALENT AEROSTRUCTURES, LLC, a Delaware limited liability company

VALENT AEROSTRUCTURES - LENEXA, LLC, a Kansas limited liability company

VALENT AEROSTRUCTURES - TULSA, LLC, a Delaware limited liability company

VALENT AEROSTRUCTURES - WASHINGTON, LLC, a Delaware limited liability company

VALENT AEROSTRUCTURES - WICHITA, LLC, a Delaware limited liability company

OZARK MOUNTAIN TECHNOLOGIES, LLC, a Delaware limited liability company

By:	/s/ CLIFFORD C. STEBE, JR. Clifford C. Stebe, Jr. Vice President and Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

Signature	Title	Date

* Daniel G. Korte	President (Principal Executive Officer) and Manager	April 3, 2015

/s/ CLIFFORD C. STEBE, JR. Clifford C. Stebe, Jr.	Vice President, Secretary (Principal Financial and Accounting Officer) and Manager	April 3, 2015

*By:	/s/ CLIFFORD C. STEBE, JR. Clifford C. Stebe, Jr. Attorney-in-Fact for persons indicated

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Charles, State of Missouri, on April 3, 2015.

VALENT AEROSTRUCTURES - ST. LOUIS, INC. a Missouri corporation

By:	/s/ CLIFFORD C. STEBE, JR.
Clifford C. Stebe, Jr. Vice President and Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

Signature	Title	Date

* Daniel G. Korte	President (Principal Executive Officer) and Director	April 3, 2015

/s/ CLIFFORD C. STEBE, JR. Clifford C. Stebe, Jr.	Vice President, Secretary (Principal Financial and Accounting Officer) and Director	April 3, 2015

*By:	/s/ CLIFFORD C. STEBE, JR. Clifford C. Stebe, Jr. Attorney-in-Fact for persons indicated

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Charles, State of Missouri, on April 3, 2015.

LEONARD’S METAL, INC., a Missouri corporation

PRECISE MACHINE COMPANY a Missouri corporation

TEMPCO ENGINEERING, INC., a Missouri corporation

By:	/s/ CLIFFORD C. STEBE, JR.
Clifford C. Stebe, Jr. Vice President and Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

Signature	Title	Date

* Daniel G. Korte	President (Principal Executive Officer) and Director	April 3, 2015

/s/ CLIFFORD C. STEBE, JR. Clifford C. Stebe, Jr.	Vice President, Secretary (Principal Financial and Accounting Officer) and Director	April 3, 2015

*By:	/s/ CLIFFORD C. STEBE, JR. Clifford C. Stebe, Jr. Attorney-in-Fact for persons indicated

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Charles, State of Missouri, on April 3, 2015.

INTEGRATED TECHNOLOGIES, INC., a Washington corporation

By:	/s/ CLIFFORD C. STEBE, JR.
Clifford C. Stebe, Jr. Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

Signature	Title	Date

* Daniel G. Korte	President (Principal Executive Officer) and Director	April 3, 2015

/s/ CLIFFORD C. STEBE, JR. Clifford C. Stebe, Jr.	Secretary (Principal Financial and Accounting Officer) and Director	April 3, 2015

*By:	/s/ CLIFFORD C. STEBE, JR. Clifford C. Stebe, Jr. Attorney-in-Fact for persons indicated

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Charles, State of Missouri, on April 3, 2015.

VERSAFORM CORPORATION (dba LMI Vista), a California corporation

By:	/s/ CLIFFORD C. STEBE, JR. Clifford C. Stebe, Jr. Vice President, Secretary and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

Signature	Title	Date
* Daniel G. Korte	President (Principal Executive Officer) and Director	April 3, 2015

/s/ CLIFFORD C. STEBE, JR. Clifford C. Stebe, Jr.	Vice President, Chief Financial Officer (Principal Financial and Accounting Officer), Secretary, and Director	April 3, 2015

*By:	/s/ CLIFFORD C. STEBE, JR. Clifford C. Stebe, Jr. Attorney-in-Fact for persons indicated

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Charles, State of Missouri, on April 3, 2015.

TASS ASIA PACIFIC PTY. LTD., a corporation organized under the laws of Australia

By:	/s/ CLIFFORD C. STEBE, JR. Clifford C. Stebe, Jr. Director (Principal Financial and Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

Signature	Title	Date
* Daniel G. Korte	Director (Principal Executive Officer)	April 3, 2015

/s/ CLIFFORD C. STEBE, JR. Clifford C. Stebe, Jr.	Director (Principal Financial and Accounting Officer)	April 3, 2015

Robert Klupacs	Director	April 2015

*By:	/s/ CLIFFORD C. STEBE, JR. Clifford C. Stebe, Jr. Attorney-in-Fact for persons indicated

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Charles, State of Missouri, on April 3, 2015.

TASS-EUROPEAN UNION, LTD., a corporation organized under the laws of the United Kingdom

By:	/s/ CLIFFORD C. STEBE, JR. Clifford C. Stebe, Jr. Director (Principal Financial and Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

Signature	Title	Date
* Daniel G. Korte	Director (Principal Executive Officer)	April 3, 2015

/s/ CLIFFORD C. STEBE, JR. Clifford C. Stebe, Jr.	Director (Principal Financial and Accounting Officer)	April 3, 2015

*By:	/s/ CLIFFORD C. STEBE, JR. Clifford C. Stebe, Jr. Attorney-in-Fact for persons indicated

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Charles, State of Missouri, on April 3, 2015.

LMI KITTING LLC, a Delaware limited liability company

By:	Leonard’s Metal, Inc., a Missouri corporation, its Sole Member

/s/ CLIFFORD C. STEBE, JR. Clifford C. Stebe, Jr., Vice President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

Signature	Title	Date
* Daniel G. Korte	President of Leonard’s Metal, Inc., Sole Member (Principal Executive Officer)	April 3, 2015

/s/ CLIFFORD C. STEBE, JR. Clifford C. Stebe, Jr.	Vice President of Leonard’s Metal, Inc., Sole Member (Principal Financial and Accounting Officer)	April 3, 2015

*By:	/s/ CLIFFORD C. STEBE, JR. Clifford C. Stebe, Jr. Attorney-in-Fact for persons indicated